UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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H&R BLOCK, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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One H&R Block Way

Kansas City, Missouri 64105

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD SEPTEMBER 11, 2014

The annual meeting of shareholders of H&R Block, Inc., a Missouri corporation (the “Company”), will be held at the Kansas City Repertory Theatre in the H&R Block Center located at One H&R Block Way (corner of 13th and Walnut Streets), Kansas City, Missouri, on Thursday, September 11, 2014, at 9:00 a.m. Central time. Shareholders attending the meeting are asked to park in the H&R Block Center parking garage located beneath the H&R Block Center (enter the parking garage from either Walnut or Main Street). The meeting will be held for the following purposes:

1.	Election of the nine nominees for director named in this proxy statement (See page 5);

2.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2015 (See page 59);

3.	Advisory approval of the Company’s named executive officer compensation (See page 60);

4.	Approval of the Amended and Restated Executive Performance Plan (See page 61);

5.	One shareholder proposal, if properly presented at the meeting (See page 66); and

6.	To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. The Board of Directors has fixed the close of business on July 11, 2014 as the record date for determining shareholders of the Company entitled to receive notice of and vote at the meeting and any adjournment or postponement thereof.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS PROVIDED IN THE ENCLOSED MATERIALS. IF YOU REQUESTED A PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENVELOPE PROVIDED.

By Order of the Board of Directors,

SCOTT W. ANDREASEN

Vice President and Secretary

Kansas City, Missouri

July 28, 2014

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 11, 2014.

The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended

April 30, 2014 are available at www.proxyvote.com.

July 28, 2014

Dear Fellow Shareholder,

Our annual meeting of shareholders scheduled for September 11, 2014 marks the fourth annual meeting for Bill Cobb and me, and we look forward to discussing your Company’s recent results and sharing with you our views on the opportunities and challenges going forward. The annual meeting is an opportunity for our shareholders to participate in the governance of the Company and to provide valuable feedback to our Board of Directors.

Bill Cobb will provide a review of fiscal year 2014 at the annual meeting. Improved return mix and changes to the Company’s pricing strategy in its retail locations coupled with digital tax software product enhancements and monetization efforts as well as increased Tax Plus financial services products revenue, led to a 4.1% increase in revenues, to $3.024 billion. Additionally, the Company achieved EBITDA expansion of 8% to $940 million, or 31% of revenues, while continuing to invest in initiatives that contributed to improved client satisfaction.

Our recently outlined strategy to grow revenues through a balance of improved return mix and increased product attachments – our Tax Plus strategy – was derived from our core operating principle: “We look at your life through tax…and find ways to help.” This simple phrase reflects a commitment to client service dating back to the earliest days of Henry and Richard Bloch that guides us to this day. Bill and his team delivered strong performance in fiscal year 2014, executing on our Tax Plus strategy to improve client satisfaction, increase revenues, and drive margin expansion, while continuing to invest in our business. Management’s efforts in fiscal year 2014 led to significant improvements in all areas of our business, specifically:

¡	In retail, we made investments in our offices, in our people, and in our technology, resulting in improved service metrics.

¡

In digital, we enhanced the user experience by customizing the product to each client and making it simpler to use. These enhancements led to improved conversion and a substantial increase in product upgrades.

¡	In financial services, we saw significant improvement across our entire range of products.

While it is too early to predict what the Affordable Care Act will mean for our Company, our approach to evaluating the opportunities presented by the changing health care market reflects our commitment to exploring ways to grow the Company’s business.

These results are a reflection of the application of our core value – “We do the right thing.” This core value is further evidenced by the Board’s efforts to ensure that, among other things, our executives’ interests are aligned with those of our shareholders. “Pay-for-performance” has long been central to our culture, as we believe that superior performance by our executive officers and management is essential to achieving our goal of increasing shareholder value. Starting at the top, Bill Cobb’s compensation is heavily weighted to equity rather than cash, and the value of this equity compensation is largely determined by our Company’s performance over time.

We have been pleased that you, our shareholders, agree with our approach. Last year, over 96% of the shares voted at the annual meeting were voted “for” our “say-on-pay” proposal. The Compensation Committee, working with its independent consultant, has retained the core design of our executive compensation program in fiscal year 2015, as it believes the current design appropriately rewards our executives for their performance, motivates them to work towards achieving our long term objectives, and strengthens the alignment of their interests with those of our shareholders.

On behalf of the entire Board, I’d like to thank you for your support. We are excited about the future of H&R Block and, as we seek to capture the opportunities that lie ahead, are honored by the confidence you have shown through your ownership of our shares.

Robert A. Gerard

Chairman of the Board

APPENDIX A – AMENDED AND RESTATED EXECUTIVE PERFORMANCE PLAN	A-1

H&R BLOCK, INC. PROXY STATEMENT FOR THE 2014 ANNUAL MEETING OF SHAREHOLDERS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or “Board”) of H&R Block, Inc., a Missouri corporation (“H&R Block” or the “Company” or “we”) for use at the annual meeting of shareholders of the Company to be held on Thursday, September 11, 2014 at 9:00 a.m. Central time, at the Kansas City Repertory Theatre in the H&R Block Center located at One H&R Block Way (corner of 13th and Walnut Streets), Kansas City, Missouri. References to the annual meeting in this proxy statement include any adjournment or postponement thereof. This proxy statement contains information about the matters to be voted on at the meeting and the voting process, as well as information about our directors and executive officers.

WHY DID I RECEIVE A NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PRINTED PROXY MATERIALS?

Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), we are making this proxy statement and our 2014 Annual Report available to shareholders electronically via the internet. Unless you have already requested to receive a printed set of proxy materials, you will receive an “Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on September 11, 2014” (the “Notice”), which contains instructions on how to access proxy materials and vote your shares via the internet or, if you prefer, to request a printed set of proxy materials at no cost to you. On or about July 28, 2014, we mailed the Notice, or, for shareholders who have already requested to receive a printed set of proxy materials, this proxy statement, an accompanying proxy card, and our 2014 Annual Report, to our shareholders of record. All shareholders will be able to access this proxy statement and our 2014 Annual Report on the website referred to in the Notice or request to receive printed copies of the proxy materials.

HOW CAN I ELECTRONICALLY ACCESS THE PROXY MATERIALS?

The Notice provides you with instructions on how to view our proxy materials for the annual meeting on the internet. The website on which you will be able to view our proxy materials will also allow you to choose to receive future proxy materials electronically, which will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials electronically, you will receive an email next year with instructions containing a link to the proxy voting site. Your election to receive proxy materials electronically will remain in effect until you terminate it.

HOW CAN I OBTAIN A FULL SET OF PRINTED PROXY MATERIALS?

The Notice will provide you with instructions on how to request to receive printed copies of the proxy materials. You may request printed copies up until one year after the date of the meeting.

WHAT AM I VOTING ON?

You are voting on four items of business at the annual meeting:

¡	Election of the nine nominees for director named in this proxy statement (Proposal 1);

¡	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2015 (Proposal 2);

¡	Advisory approval of the Company’s named executive officer compensation (Proposal 3);

¡	Approval of the Amended and Restated Executive Performance Plan (Proposal 4); and

¡	One shareholder proposal, if properly presented at the meeting (Proposal 5).

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WHO IS ENTITLED TO VOTE?

Shareholders of record as of the close of business on July 11, 2014 are entitled to vote at the annual meeting. Each share of H&R Block common stock is entitled to one vote.

WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

If your shares are registered directly in your name with the Company’s transfer agent, Wells Fargo Shareowner Services (“Wells Fargo”), you are considered a “registered shareholder” and are considered, with respect to those shares, the “shareholder of record.” If you are a shareholder of record, the Notice or proxy materials were sent to you directly by the Company, and you may vote by any of the methods described below under “How Do I Vote?”.

If your shares are registered in the name of a stock brokerage account or by a broker, bank, or other nominee on your behalf (referred to as being held in “street name”), you are considered a “beneficial owner” of shares held in street name, and the broker, bank, or other nominee forwarded the Notice or proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank, or other nominee holding your shares how to vote and you are also invited to attend the annual meeting. However, since you are not a shareholder of record, you may not vote these shares in person at the annual meeting unless you bring with you a legal proxy from the shareholder of record.

WHAT ARE THE VOTING RECOMMENDATIONS OF THE BOARD OF DIRECTORS AND THE VOTING REQUIREMENTS?

Our Board of Directors recommends that you vote your shares as follows:

Proposal	Board Recommendation	More Information	Broker Discretionary Voting Allowed?	Votes required for approval	Abstentions and Broker Non-Votes
1. Election of Directors.	FOR each Nominee	Page 5	No	The affirmative vote of a majority of shares present in person or represented by proxy, and entitled to vote on the matter, is necessary for election or approval of all five proposals.	Abstentions have the same effect as votes AGAINST the relevant proposal. Broker non- votes have no impact on the outcome of the vote for any of the proposals.
2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2015.	FOR	Page 59	Yes
3. Advisory approval of the Company’s named executive officer compensation.	FOR	Page 60	No
4. Approval of the Amended and Restated Executive Performance Plan.	FOR	Page 61	No
5. Shareholder proposal concerning political contributions.	AGAINST	Page 66	No

Broker Discretionary Voting

On non-routine proposals, a broker non-vote occurs because a broker, bank, or other nominee holding shares on behalf of a beneficial owner is prohibited from exercising discretionary voting authority for a beneficial owner who has not provided voting instructions. Brokers, banks, and other nominees may vote without instruction only on “routine” proposals. On “non-routine” proposals, nominees cannot vote without instructions from the beneficial owner, resulting in so-called “broker non-votes.”

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Proposal 2, the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm, is the only routine proposal on the ballot for the annual meeting. All other proposals are non-routine. If you hold your shares with a broker, bank, or other nominee, they will not be voted on non-routine proposals unless you give voting instructions to such nominee.

Voting Requirements and Effect of Abstentions and Broker Non-Votes

For each matter to be voted upon at the annual meeting, shareholders may vote “for,” “against,” or “abstain.”

For each of the proposals, the affirmative vote of a majority of shares present in person or represented by proxy, and entitled to vote on the matter, is necessary for election or approval. The vote on Proposal 3, the approval of the Company’s named executive officer compensation, is a non-binding advisory vote only.

Shares represented in person or by a proxy that directs that the shares abstain from voting are deemed to be represented at the meeting as to that particular matter, and have the same effect as a vote against the proposals. Broker non-votes have no impact on the proposals.

If a submitted proxy does not specify how to vote, the shares represented by that proxy will be considered to be voted in favor of Proposals 1 – 4 and against Proposal 5.

HOW DO I VOTE?

If you are a registered shareholder, there are four different ways you can vote:

¡	By Internet – You can vote via the internet at www.proxyvote.com by following the instructions provided (you will need the Control Number from the Notice or proxy card you received);

¡

By Telephone – You can vote by telephone by calling the toll-free telephone number indicated on your proxy card or voting instruction card (you will need the Control Number from the Notice or proxy card you received);

¡	By Mail – If you received your proxy materials by mail, you can vote by signing, dating and returning the accompanying proxy card; or

¡	In Person – You can vote in person by written ballot at the annual meeting.

When your proxy is properly submitted, your shares will be voted as you indicate. If you do not indicate your voting preferences, the appointed proxies (William C. Cobb, Thomas A. Gerke, and Scott W. Andreasen) will vote your shares FOR Proposals 1 – 4 and AGAINST Proposal 5. If your shares are owned in joint names, all joint owners must vote by the same method, and if joint owners vote by mail, all of the joint owners must sign the proxy card. The deadline for voting by telephone or via the internet, except with respect to shares held through the H&R Block Retirement Savings Plan as described below, is 11:59 p.m. Eastern time on September 10, 2014.

If you are a beneficial owner of shares held in street name, you may vote by following the voting instructions provided by your broker, bank, or other nominee, and your broker, bank, or other nominee should vote your shares as you have directed. You must have a legal proxy from the shareholder of record in order to vote the shares in person at the annual meeting.

If your shares are held through the H&R Block Retirement Savings Plan, you may also vote as set forth above, except that Plan participants may not vote their Plan shares in person at the annual meeting. If you provide voting instructions via the internet, by telephone or by written proxy card, Fidelity Management Trust Company, the Plan’s Trustee, will vote your shares as you have directed. If you do not provide specific voting instructions, the Trustee will vote your shares in the same proportion as shares for which the Trustee has received instructions. Please note that you must submit voting instructions to the Trustee no later than September 8, 2014 at 11:59 p.m. Eastern time in order for your shares to be voted by the Trustee at the annual meeting. Your voting instructions will be kept confidential by the Trustee.

MAY I ATTEND THE MEETING?

All shareholders, properly appointed proxy holders, and invited guests of the Company may attend the annual meeting. Shareholders who plan to attend the meeting may be required to present valid photo identification. If you hold your shares in street name, please also bring proof of your share ownership, such as a broker’s statement showing that you beneficially

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owned shares of the Company on the record date of July 11, 2014, or a legal proxy from your broker, bank, or other nominee (a legal proxy is required if you hold your shares in street name and you plan to vote in person at the annual meeting). Shareholders of record will be verified against an official list available at the registration area. The Company reserves the right to deny admittance to anyone who cannot adequately show proof of share ownership as of the record date.

MAY I CHANGE MY VOTE?

You may revoke your proxy and change your vote at any time before the voting deadline for the annual meeting. After your initial vote, you may vote again on a later date any time prior to the annual meeting via the internet or by telephone (only your latest internet or telephone proxy submitted prior to the voting deadline for the annual meeting will be counted), by signing and returning a new proxy card or voting instruction form with a later date, or by attending the annual meeting and voting in person. However, your attendance at the annual meeting will not automatically revoke your proxy unless you vote again at the annual meeting or specifically request in writing that your prior proxy be revoked. If your shares are held in street name by a broker, bank, or other nominee, you must contact that nominee to change your vote.

DO SHAREHOLDERS HAVE CUMULATIVE VOTING RIGHTS WITH RESPECT TO THE ELECTION OF DIRECTORS?

No, shareholders do not have cumulative voting rights with respect to the election of directors.

WHAT CONSTITUTES A QUORUM?

As of the record date, 274,823,409 shares of the Company’s common stock were issued and outstanding. A majority of the outstanding shares entitled to vote at the annual meeting, represented in person or by proxy, will constitute a quorum. Abstentions and broker non-votes will be counted as present and entitled to vote for purposes of determining a quorum.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE “IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON SEPTEMBER 11, 2014”?

It means your shares are held in more than one account. You should vote all of your shares.

WHAT IS HOUSEHOLDING?

As permitted by the SEC, we are delivering only one copy of this proxy statement to shareholders residing at the same address, unless the shareholders have notified us of their desire to receive multiple copies of the proxy statement. This practice is known as householding.

The Company will promptly deliver, upon request, a separate copy of the proxy statement to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies for the current year or future years should be directed to the Corporate Secretary, H&R Block, Inc., One H&R Block Way, Kansas City, Missouri 64105, or by telephone at (816) 854-4288.

Shareholders of record residing at the same address and currently receiving multiple copies of the proxy statement may contact our registrar and transfer agent, Wells Fargo, to request that only a single copy of the proxy statement be mailed in the future. You can contact Wells Fargo by phone at (888) 213-0968, or by mail at 1110 Centre Point Curve, Suite 101, Mendota Heights, Minnesota 55120-4100.

WHO WILL BEAR THE COST OF THIS SOLICITATION AND HOW WILL PROXIES BE SOLICITED?

The Company is making this solicitation on behalf of the Company’s Board of Directors and will pay the entire cost of this proxy solicitation, including the expense of preparing the proxy solicitation materials for the annual meeting and mailing the Notice and, as applicable, the proxy solicitation materials for such meeting. Following the mailing of these materials, directors, officers, and employees of the Company may solicit proxies by telephone, email, or other personal contact; such individuals will not receive compensation or reimbursement for these activities. Additionally, the Company has retained Georgeson Inc. to assist in the solicitation of proxies on behalf of the Board for a fee of $25,000 plus reimbursement of reasonable expenses. Further, brokers and other custodians, nominees, and fiduciaries will be requested to forward the Notice and printed proxy materials to their principals, and the Company will reimburse them for the expense of doing so.

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WHAT IS THE COMPANY’S INTERNET ADDRESS?

The Company’s internet address is www.hrblock.com. The Company’s filings with the SEC are available free of charge via the “For Investors” link at this website (click on the “SEC Filings” link under the “Financial Info” heading), and may also be found at the SEC’s website, www.sec.gov.

WILL ANY OTHER MATTERS BE VOTED ON?

As of the date of this proxy statement, we know of no other matter that will be presented for consideration at the annual meeting other than those matters discussed in this proxy statement. If any other matters properly come before the meeting and call for a vote of the shareholders, the appointed proxies may use their discretion to vote on any such matters.

PROPOSAL 1 – ELECTION OF DIRECTORS

The Company’s Amended and Restated Articles of Incorporation (the “Articles”) and Amended and Restated Bylaws (the “Bylaws”) provide that the number of directors to constitute the Board of Directors shall not be fewer than 7 nor more than 12, with the exact number to be fixed by a resolution adopted by the affirmative vote of a majority of the entire Board. The Board of Directors currently consists of ten directors. Nine of the ten members of the Board are standing for re-election. As previously disclosed, Marvin R. Ellison informed the Board on March 21, 2014 of his decision not to stand for re-election following the completion of his term at the 2014 annual meeting of shareholders, due to policies of his employer which limit the number of external boards of directors on which he can serve. Pursuant to our Bylaws, the Board has set the number of directors that shall constitute the Board at nine, effective upon the commencement of the 2014 annual meeting of shareholders.

The Articles and Bylaws also provide that all of the directors shall be elected at each annual meeting of shareholders. Under the Bylaws, each director holds office until the earlier of the election and qualification of such director’s successor or the director’s death, resignation, retirement, disqualification, disability, or removal from office. Any vacancy on the Board may be filled by a majority of the surviving or remaining directors then in office. The Company’s Bylaws provide that any incumbent director who is not elected by a majority of shares entitled to vote on their election and represented in person or by proxy shall promptly tender his or her irrevocable resignation to the Company’s Board, subject only to the condition that the Board accept the resignation. The Board and the Governance and Nominating Committee must consider and act on the resignation, as more fully described under “Corporate Governance – Mandatory Director Resignation Policies,” on page 17. To be eligible to be a nominee as a director, whether nominated by the Board or a shareholder, a person must deliver to the Company a written agreement that such person will abide by this director resignation requirement.

As discussed above, the Board has set the number of directors that shall constitute the Board at nine. There are nine nominees for election to the Board at the annual meeting of shareholders to be held on September 11, 2014. Each of the nine nominees, if elected, will hold office until the earlier of the election and qualification of such director’s successor or the director’s death, resignation, retirement, disqualification, disability, or removal from office. The Board has nominated Paul J. Brown, William C. Cobb, Robert A. Gerard, David Baker Lewis, Victoria J. Reich, Bruce C. Rohde, Tom D. Seip, Christianna Wood, and James F. Wright for election as directors of the Company. Each nominee has consented to be named and to serve if elected. If any of the nominees becomes unavailable for election for any reason, the Board may provide for a lesser number of directors or designate substitute nominees, and the proxies will be voted for the remaining nominees and any substitute nominees, unless otherwise instructed by a shareholder.

DIRECTOR NOMINATION PROCESS

The entire Board of Directors is responsible for nominating members for election to the Board and for filling vacancies on the Board that may occur between annual meetings of shareholders. The Governance and Nominating Committee is responsible for identifying, screening, and recommending candidates to the entire Board for Board membership. The Governance and Nominating Committee works with the Board to determine the appropriate characteristics, skills, and experience for the Board as a whole and its individual members. In evaluating the suitability of individual Board members, the

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Board takes into account many factors, which are described in further detail below. The Board evaluates each individual in the context of the Board as a whole with the objective of retaining a group of directors with diverse and relevant experience that can best perpetuate the Company’s success and represent shareholder interests through sound judgment.

The Governance and Nominating Committee may seek the input of other members of the Board or management in identifying candidates who meet the criteria outlined above. In addition, the Governance and Nominating Committee may use the services of consultants or a search firm. The Governance and Nominating Committee will consider recommendations by the Company’s shareholders of qualified director candidates for possible nomination by the Board. Shareholders may recommend qualified director candidates by writing to the Company’s Corporate Secretary at H&R Block, Inc., One H&R Block Way, Kansas City, Missouri 64105. Submissions should include information regarding a candidate’s background, qualifications, experience, and willingness to serve as a director. Based on a preliminary assessment of a candidate’s qualifications, the Governance and Nominating Committee may conduct interviews with the candidate or request additional information from the candidate. The Governance and Nominating Committee uses the same process for evaluating all candidates for nomination by the Board, including those recommended by shareholders. The Company’s Bylaws permit persons to be nominated as directors directly by shareholders under certain conditions. To do so, shareholders must comply with the advance notice requirements outlined in the “Shareholder Proposals and Nominations” section of this proxy statement. The Company did not receive notice from any shareholder prior to the deadline for submitting notice of an intention to nominate any additional persons for election as directors at the 2014 annual meeting.

Diversity

Both the Board and the Governance and Nominating Committee believe that diversity of skills, perspectives, and experiences among Board members, in addition to the factors discussed above, improves the Board’s oversight and evaluation of management on behalf of the shareholders and produces more creative thinking and better strategic solutions by the Board. Although we do not have a formal policy concerning diversity of director nominees, the Governance and Nominating Committee considers, though not exclusively, the distinctive skills, perspectives, and experiences that candidates who are diverse in gender, ethnic background, geographic origin, and professional experience have to offer.

SELECTING AND EVALUATING OUR NOMINEES

When evaluating potential director nominees, the Governance and Nominating Committee considers each individual’s professional experience, areas of expertise and educational background in addition to their general qualifications. The Governance and Nominating Committee works with the Board to determine the appropriate mix of experiences, areas of expertise and educational backgrounds in order to establish and maintain a Board that is strong in its collective knowledge and that can fulfill its responsibilities, perpetuate our long term success, and represent the interests of our shareholders.

The Governance and Nominating Committee regularly communicates with the Board to identify professional experiences, areas of expertise, educational backgrounds and other qualifications that impact our business that are particularly desirable for our directors to possess in order to help meet specific Board needs, including:

¡	Financial industry knowledge, which is vital in understanding and reviewing our strategy, including the acquisition of businesses that offer complementary products or services;

¡

Operating experience as current or former executives, which gives directors specific insight into, and expertise that will foster active participation in, the development and implementation of our operating plan and business strategy;

¡

Executive leadership experience, which gives directors who have served in significant leadership positions strong abilities to motivate and manage others and to identify and develop leadership qualities in others;

¡

Accounting and financial expertise, which enables directors to analyze our financial statements, capital structure and complex financial transactions and oversee our accounting and financial reporting processes;

¡	Enterprise risk management experience, which contributes to oversight of management’s risk monitoring and risk management programs, and establishment of risk appetite aligned with our strategy; and

¡

Public company board and corporate governance experience, which provides directors a solid understanding of their extensive and complex oversight responsibilities and furthers our goals of greater transparency, accountability for management and the Board, and protection of our shareholders’ interests.

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The following chart highlights each director nominee’s specific skills, knowledge, and experience that the Governance and Nominating Committee and Board relied upon when determining whether to nominate the individual for election. A particular nominee may possess other valuable skills, knowledge or experience even though they are not indicated below.

Name	Financial Industry Knowledge	Operating Experience	Executive Leadership	Accounting or Financial	Enterprise Risk Management	Public Company Governance
Paul J. Brown		✓	✓	✓	✓	✓
William C. Cobb	✓	✓	✓		✓	✓
Robert A. Gerard	✓	✓	✓	✓	✓	✓
David Baker Lewis	✓			✓	✓	✓
Victoria J. Reich		✓	✓	✓	✓	✓
Bruce C. Rohde		✓	✓	✓	✓	✓
Tom D. Seip	✓	✓	✓	✓	✓	✓
Christianna Wood	✓			✓		✓
James F. Wright		✓	✓		✓	✓

The Board believes that all the director nominees are highly qualified. As the chart shows, the director nominees have significant leadership experience, knowledge, and skills that qualify them for service on our Board, and, as a group, represent diverse views, experiences, and backgrounds. All director nominees satisfy the criteria set forth in our Corporate Governance Guidelines and possess the personal characteristics that are essential for the proper and effective functioning of the Board. Each nominee’s biography below contains additional information regarding his or her experiences, qualifications and skills.

The number of shares of common stock, share units, and share equivalents beneficially owned by each nominee for director is listed under the heading “Security Ownership of Directors and Management” on page 69.

DIRECTOR NOMINEES

There are nine nominees for election to the Board at the annual meeting. As described above, the Board has set the number of directors that shall constitute the Board at nine, effective upon the commencement of the 2014 annual meeting of shareholders. All Board members are subject to annual election. The following pages present information regarding each director nominee, including information about each nominee’s professional experience, areas of expertise, educational background, and qualifications that led the Board to nominate him or her for election. The following also includes information about all public company directorships each nominee currently holds.

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Director Nominees
Paul J. Brown Director since 2011 Age 47 Committees: ¡ Governance and Nominating

Professional Experience

Mr. Brown has served as the Chief Executive Officer of Arby’s Restaurant Group, Inc., the second largest quick-service sandwich chain in the U.S., since May 2013. He served as President, Brands and Commercial Services for Hilton Worldwide, a global hospitality company, from 2008 to April 2013. Prior to that, he was with Expedia Inc., for four years, most recently serving as President, Expedia North America and Expedia Inc. Partner Services Group. From 2001 through 2005, Mr. Brown was a Partner with McKinsey & Co. in their London and Atlanta offices. Earlier in his career, he was Senior Vice President of Brand Services for Intercontinental Hotels Group, a Manager with the Boston Consulting Group, Inc., and a Senior Consultant with Andersen Consulting.

Education

Mr. Brown received a Bachelors degree in Management from the Georgia Institute of Technology and a Masters of Business Administration degree from the Kellogg Graduate School of Management, Northwestern University.

Other Boards and Appointments

Mr. Brown was previously a director of Borders Group, Inc. from 2009 until 2011, where he was a member of the Audit Committee. Mr. Brown currently serves as a member of the Georgia Institute of Technology’s Advisory Board, and the boards of the Metro Atlanta Chamber and the Arby’s Foundation.

Director Qualifications

Mr. Brown brings to the Board significant executive leadership, operations, financial management, e-commerce, brand management, and enterprise risk management experience.

William C. Cobb President and Chief Executive Officer Director since 2010 Age 57 Committees: ¡ Finance

Professional Experience

Mr. Cobb has served as President and Chief Executive Officer of H&R Block, Inc. since May 2011. Mr. Cobb retired from eBay, Inc., an e-commerce company, in 2008, having worked there from November 2000 to March 2008, where he most recently served as President of eBay Marketplaces North America for four years and before that held several senior management positions, including Senior Vice President and General Manager of eBay International and Senior Vice President of Global Marketing. Prior to joining eBay, Inc., he held various marketing and executive positions, including Chief Marketing Officer for International, at YUM! Brands (formerly Pepsico/Tricon) where he worked from 1987 until 2000.

Education

Mr. Cobb holds a Bachelor of Science degree in Economics from the Wharton School of the University of Pennsylvania and a Masters of Business Administration degree from the Kellogg School of Management at Northwestern University.

Other Boards and Appointments

Mr. Cobb served as a non-employee director of H&R Block, Inc. from 2010 until his appointment as our President and Chief Executive Officer in May 2011. He was previously a director of Och-Ziff Capital Management Group LLC (2008-2011), Orbitz Worldwide, Inc. (2008-2011), and Pacific Sunwear of California, Inc. (2008-2011). Mr. Cobb previously served on the Advisory Board of the Kellogg School of Management at Northwestern University and the non-profit Bay Harbor Foundation, in each case through 2011. Mr. Cobb currently serves as a member of the board of the United Way of Greater Kansas City.

Director Qualifications

Mr. Cobb brings to the Board intimate knowledge of the Company’s daily operations as the Company’s President and Chief Executive Officer, an extensive background in marketing and the internet industry, and significant experience as a senior executive at various public companies.

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Robert A. Gerard Chairman of the Board of Directors Director since 2007 Age 69 Committees: ¡ Finance (Chair) ¡ Governance and Nominating

Professional Experience

Mr. Gerard is the General Partner and investment manager of GFP, L.P., a private investment partnership. From 2004 to 2011, Mr. Gerard was Chairman of the Management Committee and Chief Executive Officer of Royal Street Communications, LLC, a licensee, developer, and operator of telecommunications networks in Los Angeles and Central Florida. From 1977 until his retirement in 1991, Mr. Gerard held senior executive positions with investment banking firms Morgan Stanley & Co., Dillon Read & Co., and Bear Stearns. From 1974 to 1977, Mr. Gerard served in the United States Department of the Treasury, completing his service as Assistant Secretary for Capital Markets and Debt Management.

Education

Mr. Gerard is a graduate of Harvard College and holds a Masters of Arts degree and a Juris Doctor degree from Columbia University.

Other Boards and Appointments

Mr. Gerard served as a director of Gleacher & Company, Inc. from 2009 through May 2013, where he most recently served as Chair of the Executive Compensation Committee and was a member of the Committee on Directors and Corporate Governance.

Director Qualifications

Mr. Gerard brings to the Board extensive experience in the financial services industry and many years of business experience in senior management and finance, as well as experience serving on the boards of other public companies.

David Baker Lewis Director since 2004 Age 70 Committees: ¡ Audit (Chair) ¡ Governance and Nominating

Professional Experience

Mr. Lewis currenty serves as Of Counsel at Lewis & Munday, a Detroit-based legal firm with additional offices in New York City and Washington, D.C. Mr. Lewis is a co-founder of the firm, which was established in 1972, and previously served as the firm’s Chairman and CEO.

Education

Mr. Lewis received a Bachelor of Arts degree from Oakland University, a Masters of Business Administration degree from the University of Chicago, and a Juris Doctor degree from the University of Michigan School of Law.

Other Boards and Appointments

Mr. Lewis is also a director of The Kroger Company, where he is a member of the Public Responsibilities and Finance Committees, and STERIS Corp., where he is a member of the Audit Committee. He was previously a director of Conrail, Inc., LG&E Energy Corp., M.A. Hanna, TRW, Inc., and Comerica, Inc., all prior to 2007.

Director Qualifications

Mr. Lewis brings to the Board experience from serving on the boards of other public companies, including service as the current or former chair of four public company audit committees, expertise derived from his law practice and business background, and knowledge of finance and financial services.

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Victoria J. Reich Director since 2011 Age 56 Committees: ¡ Audit ¡ Finance

Professional Experience

Ms. Reich served as the Senior Vice President and Chief Financial Officer of United Stationers Inc., a wholesale distributor of business products, from June 2007 until July 2011. Prior to that, Ms. Reich spent ten years with Brunswick Corporation, a manufacturer of sporting and fitness equipment, where she most recently was President of Brunswick European Group from 2003 until 2006. She served as Brunswick’s Senior Vice President and Chief Financial Officer from 2000 to 2003 and as Vice President and Controller from 1996 until 2000. Before joining Brunswick, Ms. Reich spent 17 years at General Electric Company where she held various financial management positions.

Education

Ms. Reich holds a Bachelor of Science degree in Applied Mathematics and Economics from Brown University.

Other Boards and Appointments

Ms. Reich is a director of Ecolab Inc., where she is Vice Chairman of the Audit Committee and a member of the Safety, Health and Environment Committee. She is also a director of Ingredion Incorporated, where she is a member of the Audit Committee.

Director Qualifications

Ms. Reich brings to the Board extensive financial management experience, operational experience, and executive leadership abilities.

Bruce C. Rohde Director since 2010 Age 65 Committees: ¡ Compensation (Chair) ¡ Audit

Professional Experience

Mr. Rohde served in multiple roles with ConAgra Foods, Inc., a packaged foods company, beginning in 1984, including General Counsel, President, Vice Chairman, Chairman and Chief Executive Officer, before retiring in 2005 as Chairman and CEO Emeritus. Mr. Rohde currently serves as the Managing Partner of Romar Capital Group, a private investment entity. He holds many court admissions and also holds a certified public accountant certificate.

Education

Mr. Rohde holds two degrees from Creighton University, a Bachelor of Science degree in Business Administration and a Juris Doctor degree, cum laude.

Other Boards and Appointments

Mr. Rohde is Chairman of Creighton University Board of Trustees, is a Presidential Appointee to the National Infrastructure Advisory Council, and is a director of the Preventive Medicine Research Institute. Mr. Rohde formerly served as a director of Gleacher & Company, Inc. from 2009 through May 2013, where he most recently served as Lead Director and Chair of the Governance and Nominating Committee, as well as a member of the Audit and Executive Compensation Committees. He was previously a director of ConAgra Foods, Inc. and Valmont Industries Inc., both prior to 2007

Director Qualifications

Mr. Rohde brings to the Board significant senior executive leadership experience from a large public company perspective, including service in multiple executive roles as described above. He also has substantial experience as a board member at several public companies, including service as the chair of a wide variety of board committees, Chairman, Vice Chairman and Lead Director. Over the course of his career, Mr. Rohde’s diverse background has given him abundant experience in law, finance, accounting, and operational management.

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Tom D. Seip Director since 2001 Age 64 Committees: ¡ Governance and Nominating (Chair) ¡ Compensation

Professional Experience

Mr. Seip currently serves as the managing member of Way Too Much Stuff LLC and Ridgefield Farm LLC, private investment vehicles. Mr. Seip was employed by Charles Schwab & Co., Inc., San Francisco, California, from January 1983 until June 1998 in various positions, including Chief Executive Officer of Charles Schwab Investment Management, Inc. from 1997 until June 1998 and Executive Vice President – Retail Brokerage from 1994 until 1997.

Education

Mr. Seip received a Bachelor of Arts degree from Pennsylvania State University and participated in the Doctoral Program in Developmental Psychology at the University of Michigan.

Other Boards and Appointments

Mr. Seip is Chairman of the Board of Trustees of the Neuberger Berman Mutual Funds, New York.

Director Qualifications

Mr. Seip brings to the Board useful financial insight and skills based on his extensive experience in investment management, financial product development, and management of branch office networks and back office operations. Mr. Seip also has significant experience with the governance of public companies.

Christianna Wood Director since 2008 Age 54 Committees: ¡ Audit

Professional Experience

Ms. Wood is the Chief Executive Officer of Gore Creek Capital Ltd., an investment management consulting company based in Golden, Colorado. Ms. Wood served as the Chief Executive Officer of Capital Z Asset Management, the largest dedicated sponsor of hedge funds, from 2008 through July 2009. Previously, she was the Senior Investment Officer for the Global Equity unit of the California Public Employees’ Retirement System (“CalPERS”) for five years. Prior to her service for CalPERS, Ms. Wood served as a Principal of several investment management organizations. She is also a chartered financial analyst and a chartered alternative investment analyst.

Education

Ms. Wood obtained a Bachelor of Arts degree, cum laude, from Vassar College and a Masters of Business Administration degree in Finance from New York University.

Other Boards and Appointments

Ms. Wood is a member of the Board of Trustees of Vassar College where she serves on the Investment, Audit, and Budget and Finance Committees and as Chair of the Investor Responsibility Committee. Ms. Wood is also a member of the boards of Grange Insurance, The Merger Fund, The International Integrated Reporting Council, and the International Securities Exchange. Additionally, Ms. Wood serves as Chairman of the Board of The Global Reporting Initiative and is a member of the Investment Committee of the Colorado Trust. She was previously a member of the Public Company Accounting Oversight Board Standard Advisory Group (2006-2008) and the International Auditing and Assurance Standards Board Consultative Advisory Group (2006-2009). Ms. Wood also served on the Board of Governors of the International Corporate Governance Network from June 2008 until June 2012, having served as Chairman of the Board since June 2009.

Director Qualifications

Ms. Wood brings to the Board a broad finance and corporate governance background, including experience as a senior investment officer for a large retirement fund and as Chairman of the Board of Governors of the International Corporate Governance Network. She has significant experience in accounting and financial matters. Through her prior service as an investment manager, Ms. Wood has had significant experience in the application of portfolio risk management techniques.

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James F. Wright Director since 2011 Age 64 Committees: ¡ Compensation

Professional Experience

Mr. Wright served as Executive Chairman of Tractor Supply Company, a farm and ranch supply retailer, from January 2013 through December 2013. Prior to that, Mr. Wright served as Chairman of the Board and Chief Executive Officer from November 2007 through January 2013, and previously served as President and Chief Executive Officer from 2004 to November 2007 and as President and Chief Operating Officer from 2000 through 2004. Mr. Wright previously served as President and Chief Executive Officer of Tire Kingdom, a tire and automotive services retailer, from May 1997 to June 2000.

Education

Mr. Wright attended the University of Wisconsin-Oshkosh.

Other Boards and Appointments

Mr. Wright was a director of Spartan Stores from 2002 through August 2011, where he served as Lead Director from 2006-2011, Chair of the Corporate Governance Committee from 2006-2011, member of the Compensation Committee from 2006-2011, and as Chair of the Compensation Committee from 2003-2006. He previously served on the board and as a member of the Executive Committee of the National Retail Federation, the world’s largest retail trade assocation. He currently serves on the board of SCD Probiotics, LLC.

Director Qualifications

Mr. Wright brings to the Board many years of experience serving in executive leadership at public companies along with experience serving on other public company boards, as well as extensive knowledge of retail operations.

Director Not Standing for Re-election
Marvin R. Ellison Director since 2011 Age 49 Committees: ¡ Compensation

As discussed above, Mr. Ellison informed the Board on March 21, 2014 that, due to policies of his employer which limit the number of external boards of directors on which he can serve, he will not stand for re-election following the completion of his term at the 2014 annual meeting of shareholders.

Professional Experience

Mr. Ellison has served as Executive Vice President – U.S. Stores for The Home Depot, Inc., a home improvement speciality retailer, since August 2008. From January 2006 through August 2008, he served as President – Northern Division. From August 2005 through January 2006, he served as Senior Vice President – Logistics and from October 2004 through August 2005 he served as Vice President – Logistics. From June 2002 through October 2004, he served as Vice President – Loss Prevention. From 1987 until June 2002, Mr. Ellison held various management and executive level positions with Target Corporation, a general merchandise retailer. His final position with Target was Director, Assets Protection.

Education

Mr. Ellison earned a Business Administration degree in Marketing from the University of Memphis and a Masters of Business Administration degree from Emory University.

Other Boards and Appointments

Mr. Ellison is also director of FedEx Corporaton, where he is a member of the Compensation Committee.

Director Qualifications

Mr. Ellison has many years of experience in the retail industry, which have included operations, executive leadership, and enterprise risk management responsibilities.

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Unless otherwise instructed, the appointed proxies will vote the shares represented by the proxy cards received by them for each of the nominees named above. All nominees have consented to serve if elected. The Board of Directors has no reason to believe that any of the nominees would be unable to accept the office of director if elected. If any of the nominees becomes unavailable for election for any reason, the Board may provide for a lesser number of directors or designate substitute nominees, and proxies will be voted for the remaining nominees and any substitute nominees, unless otherwise instructed by the shareholder.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NINE NOMINEES FOR DIRECTOR IN THIS PROPOSAL 1.

ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

BOARD OF DIRECTORS’ MEETINGS AND COMMITTEES

The Board of Directors is responsible for managing the property and business affairs of the Company. The Board reviews significant developments affecting the Company and acts on matters requiring Board approval. During the 2014 fiscal year, the Board of Directors held seven meetings. Each of the incumbent directors attended at least 75% of the aggregate total number of meetings of the Board of Directors and Board committees of which he or she was a member.

The standing committees of the Board are the Audit Committee, the Compensation Committee, the Governance and Nominating Committee, and the Finance Committee. The Company’s Corporate Governance Guidelines, Code of Business Ethics and Conduct, the Board of Directors Independence Standards (the “Independence Standards”), and charters for each of the standing committees may be accessed on the Company’s website at www.hrblock.com by clicking the “For Investors” link and then clicking the “Corporate Governance” link under the “Company” tab. These documents are also available in print to shareholders upon written request to the Corporate Secretary, H&R Block, Inc., One H&R Block Way, Kansas City, Missouri 64105. Set forth below is a description of the primary duties of each committee and its members.

Audit Committee
Committee Members Mr. Lewis (Chair) Ms. Reich Mr. Rohde Ms. Wood 5 meetings in fiscal year 2014	¡	Approves the appointment of the Company’s independent registered public accounting firm
	¡	Evaluates the independence and performance of such firm
	¡	Reviews the scope of the annual audit
	¡	Reviews and evaluates the effectiveness of the Company’s internal audit function
	¡	Ensures that the Company has established a system to enforce the H&R Block Code of Business Ethics and Conduct
	¡	Reviews and discusses with management and the independent registered public accounting firm the audited financial statements and accounting principles

See the “Audit Committee Report” on page 58. All of the members of the Audit Committee are independent under regulations adopted by the SEC, New York Stock Exchange (“NYSE”) listing standards and the Independence Standards. The Board has determined that each member of the Audit Committee is financially literate under NYSE guidelines and that Mr. Lewis, Ms. Reich, and Ms. Wood are each an audit committee financial expert pursuant to the criteria prescribed by the SEC.

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Compensation Committee
Committee Members Mr. Rohde (Chair) Mr. Ellison Mr. Seip Mr. Wright 6 meetings in fiscal year 2014	¡	Reviews and approves the Company’s overall executive compensation philosophy, including compensation of the executive officers of the Company and its subsidiaries
	¡	Reviews and formally evaluates the CEO’s performance against corporate goals and objectives and approves the CEO’s compensation
	¡	Reviews risks related to the Company’s compensation policies and practices
	¡	Administers the Company’s short term and long term incentive compensation plans

See the “Compensation Discussion and Analysis” beginning on page 21. The Compensation Committee has the sole discretion to retain or obtain the advice of any compensation consultant, legal counsel or other advisor to assist in the Compensation Committee’s evaluation of executive compensation, including the sole authority to approve fees for any such advisor. The Compensation Committee is also responsible for assessing the independence of any such advisor. All of the members of the Compensation Committee are independent under NYSE listing standards and the Independence Standards.

Governance and Nominating Committee
Committee Members Mr. Seip (Chair) Mr. Brown Mr. Gerard Mr. Lewis 4 meetings in fiscal year 2014

¡     Responsible for corporate governance matters

¡      Initiates nominations for election as a director of the Company

¡     Evaluates the performance of the Board of Directors

¡     Determines the compensation of the non-employee directors of the Company

All of the members of the Governance and Nominating Committee are independent under NYSE listing standards and the Independence Standards.

Finance Committee
Committee Members Mr. Gerard (Chair) Mr. Cobb Ms. Reich 3 meetings in fiscal year 2014

¡      Provides advice to management and the Board of Directors concerning:

-       Financial structure of the Company

-       Funding of operations of the Company and its subsidiaries

-       Investment of Company funds

-       Reviewing and making recommendations to the Board regarding proposed acquisitions, dispositions, mergers, joint ventures, investments, and similar transactions

DIRECTOR COMPENSATION

The Board considers and determines non-employee director compensation each year, taking into account recommendations from the Governance and Nominating Committee. The Governance and Nominating Committee formulates its recommendation based on its review of director compensation practices at a specific group of peer companies, based on publicly disclosed information (more discussion of our process for determining our peer group of companies can be found beginning on page 40). The Governance and Nominating Committee may delegate its authority to such subcommittees as it deems appropriate in the best interests of the Company and our shareholders. Management, in consultation with the Company’s independent compensation consultant, assists the Governance and Nominating Committee in its review by accumulating and summarizing market data pertaining to director compensation levels and practices at our peer group of companies, reviewing external survey sources, and conducting its own custom research. In fiscal year 2014, based on a review of our peer group of companies and consultation with management and the Company’s independent compensation consultant, the Governance and Nominating Committee recommended and the Board approved (i) an increase in the value of the annual grants of deferred stock units (“DSUs”) to $135,000 from $125,000 and (ii) payment of 100% of the Non-Executive Chairman’s annual retainer in DSUs in order to further align the directors and the

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Chairman’s interests with those of our shareholders. The following chart describes the compensation elements for our non-employee directors in effect at the end of fiscal year 2014:

Compensation Element	Amount (annual except for meeting fees)
Annual Cash Retainer(1)	$55,000
Annual Equity Retainer(2)	$135,000 in deferred stock units
Non-Executive Chairman of the Board Retainer(1)	$200,000 (payable in deferred stock units)
Chair Retainer – Audit Committee	$20,000
Chair Retainer – All Other Committees(3)	$15,000
Board Meeting Fee(4)	$2,000 per meeting
Committee Meeting Fee(5)	$1,500 per meeting

(1)	Paid in quarterly installments.
(2)	Equity grants are generally made immediately following election of directors at the annual meeting of shareholders.
(3)	Due to his position as non-executive Chairman of the Board, Mr. Gerard has waived his eligibility for the Chair retainer related to his service as Chair of the Finance Committee.
(4)	Subject to a maximum of ten Board meetings per year.
(5)	Subject to a maximum of ten committee meetings per year per committee.

In fiscal year 2014, DSUs were granted to non-employee directors pursuant to the 2013 Long Term Incentive Plan (the “2013 Plan”). The 2013 Plan was approved by the Board of Directors on July 23, 2012, as well as the Company’s shareholders on September 13, 2012. The 2013 Plan became effective on January 1, 2013. The maximum number of shares of common stock that may be paid out under the 2013 Plan is 12,000,000 shares. The number of DSUs credited to a non-employee director’s account pursuant to an award under the 2013 Plan is determined by dividing the dollar amount of the award by the average current market value per share of the Company’s common stock for the ten consecutive trading dates ending on the date the DSUs are granted to the non-employee director. The current market value generally is the closing sales price of a share of our common stock as reported on the NYSE.

DSU awards are fully vested on the grant date and are not subject to forfeiture. Vested DSUs are held in a deferred compensation account and become payable to each non-employee director, in shares of common stock, on the six-month anniversary date of termination of service as a director. However, if a non-employee director dies prior to the payment in full of all amounts due such non-employee director, the balance of the non-employee director’s DSU account becomes payable to the non-employee director’s beneficiary, in shares of common stock, within ninety days following the non-employee director’s death.

On September 12, 2013, DSUs approximately equal in value to $135,000 were granted to each of the Company’s non-employee directors for the one-year period beginning September 12, 2013. On September 12, 2013, additional DSUs approximately equal in value to $200,000 were granted to Mr. Gerard for serving as the non-executive Chairman of the Board for the one-year period beginning September 12, 2013.

The Company also provides to its non-employee directors free business travel insurance in connection with Company-related travel. In addition, the H&R Block Foundation will match gifts by non-employee directors to any qualified not-for-profit organization on a dollar-for-dollar basis up to an annual aggregate limit of $5,000 per director per calendar year.

The Board has adopted stock ownership guidelines regarding stock ownership by non-employee directors. The non-employee director ownership guidelines require non-employee directors to own a level of qualifying equity securities with an aggregate value exceeding five times the annual cash retainer paid to them. Our stock ownership guidelines provide that, until a non-employee director satisfies the applicable holding requirement, he or she is required to retain any covered shares owned as of the date on which he or she becomes subject to the guidelines or acquired thereafter.

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DIRECTOR COMPENSATION TABLE

The following table sets forth total director compensation for non-employee directors for fiscal year 2014.

Current Directors	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(4)	All Other Compensation ($)(5)	Total ($)
Paul J. Brown	$75,500	$133,248	-	$5,000	$213,748
Marvin R. Ellison(6)	$78,000	$133,248	-	-	$211,248
Robert A. Gerard	$100,000	$330,605	-	-	$430,605
David Baker Lewis	$104,500	$133,248	-	-	$237,748
Victoria J. Reich	$81,500	$133,248	-	$4,300	$219,048
Bruce C. Rohde	$105,500	$133,248	-	$5,000	$243,748
Tom D. Seip	$99,000	$133,248	-	$5,000	$237,248
Christianna Wood	$78,500	$133,248	-	$5,000	$216,748
James F. Wright	$83,500	$133,248	-	$5,000	$221,748

(1)

This column includes, as applicable, the annual cash retainer, meeting fees for each Board and committee meeting attended, and committee retainers earned or paid for services as a director during fiscal year 2014.

(2)

The dollar amounts represent the grant date fair value under FASB Accounting Standards Codification Topic 718 “Stock Compensation” (“ASC 718”) for DSUs awarded during fiscal year 2014 to the non-employee director. These DSU awards are fully vested in that they are not subject to forfeiture; however, no shares underlying a particular award will be issued until six months following the date the director ends his or her service on the Board (or within ninety days of death, if earlier). The grant date fair value of an award is computed in accordance with ASC 718 utilizing assumptions discussed in Note 13 “Stock-Based Compensation” to the Company’s consolidated financial statements in the Form 10-K for the year ended April 30, 2014, as filed with the SEC. As of April 30, 2014, the following DSUs were outstanding: Mr. Brown – 23,187; Mr. Cobb – 11,447; Mr. Ellison – 23,187; Mr. Gerard – 81,062; Mr. Lewis – 50,101; Ms. Reich – 23,187; Mr. Rohde – 35,290; Mr. Seip – 50,101; Ms. Wood – 45,744; and Mr. Wright – 23,187. Mr. Cobb’s DSUs were awarded prior to fiscal year 2012, during the time that Mr. Cobb was a non-employee director of the Company.

(3)

The DSU award value approved by the Board of Directors for fiscal year 2014 is converted into the number of DSUs by dividing the dollar amount of the award by the average current market value per share of the Company’s common stock for the ten consecutive trading dates ending on the date the DSUs are granted to the non-employee director. The current market value generally is the closing sales price of a share of our common stock as reported on the NYSE. However, the grant date fair value of an award computed in accordance with ASC 718 does not utilize such an average. As such, the value approved by the Board of Directors for fiscal year 2014 differs from the value reported in this column.

(4)

No stock options to purchase the Company’s common stock were granted to individuals while serving as non-employee directors during fiscal year 2014. As of April 30, 2014, the following stock options were outstanding: Mr. Lewis – 24,000; and Mr. Seip – 32,000.

(5)

This column represents the H&R Block Foundation matching amount on contributions to 501(c)(3) organizations on a calendar year basis. The amount includes matching contributions that occurred in the 2013 calendar year and in the 2014 calendar year (all of which were paid within fiscal year 2014); therefore, the amount reported in this column may exceed $5,000.

(6)

As described above, Mr. Ellison informed the Board on March 21, 2014 that, due to policies of his employer which limit the number of external boards of directors on which he can serve, he will not stand for re-election following the completion of his term at the 2014 annual meeting of shareholders.

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CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board of Directors operates under Corporate Governance Guidelines (the “Governance Guidelines”) to assist the Board in exercising its responsibilities. The Governance Guidelines reflect the Board’s commitment to monitoring the effectiveness of policy and decision-making both at the Board level and the management level, with a view to enhancing shareholder value over the long term. The Governance Guidelines also ensure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. Pursuant to the Governance Guidelines, the Board evaluates its performance on an annual basis through an evaluation process administered by the Governance and Nominating Committee. The Governance Guidelines are not intended to be a static statement of the Company’s policies, principles, and guidelines, but are subject to continual assessment and refinement as the Board may determine advisable or necessary in line with the best interests of the Company and our shareholders.

Director Service on Other Boards

The Governance Guidelines provide that directors should not serve on more than three other boards of public companies in addition to the Company’s Board. Furthermore, before serving on the board of another public company, directors are required to give prior notice to the Board. The Company’s Chief Executive Officer is not permitted to serve on more than one other board of a public company in addition to the Company’s Board and must obtain Board approval prior to serving on the board of any public company. Currently, all directors are in compliance with this guideline.

Mandatory Director Resignation Policies

The Company’s Bylaws provide that any incumbent director who is not elected by a majority of shares entitled to vote on their election and represented in person or by proxy shall promptly tender his or her irrevocable resignation from the Board to the Company’s Board, subject only to the condition that it is accepted by the Board, for consideration by the Governance and Nominating Committee. The Governance and Nominating Committee will then make a recommendation to the Board as to whether to accept or reject the resignation. The Board will then act on the tendered resignation, taking into account the recommendation of the Governance and Nominating Committee, and publicly disclose its decision regarding the tendered resignation and the rationale behind the decision within ninety days from the date of the certification of the election results. The Governance and Nominating Committee in making its recommendation, and the Board in making its decision, may consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation is not permitted to participate in the proceedings of the Governance and Nominating Committee or the decision of the Board with respect to his or her resignation. If the Board accepts a director’s resignation, or if a non-incumbent nominee for director is not elected, then the Board may fill the vacant position or decrease the size of the Board in accordance with the Company’s Bylaws.

In addition, the Governance Guidelines require that any director whose principal employment or major responsibilities materially change shall tender his or her resignation from the Board for consideration by the Governance and Nominating Committee. The Governance and Nominating Committee will then make a recommendation to the Board as to whether to accept or reject the resignation. The Board will then act on the tendered resignation, taking into account the recommendation of the Governance and Nominating Committee.

To be eligible to be a nominee for election as a director, whether nominated by the Board or a shareholder, a person must deliver to the Company a written agreement that such person will abide by these director resignation requirements.

Independent Chairman

The Company’s Articles and the Governance Guidelines require that the Chairman of the Board be an independent director who has not previously served as an executive officer of the Company. As Chairman, Mr. Gerard leads all meetings of the Board, including executive sessions of the non-employee directors held at each regular meeting of the Board.

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Substantial Majority of Board is Independent

As further described in the Governance Guidelines, the Board believes that a substantial majority of the Board should consist of directors who are independent under NYSE listing standards. As described below, nine of the Board’s ten current directors are independent directors within the meaning of the Independence Standards and NYSE listing standards. Mr. Cobb is not an independent director under the Independence Standards or NYSE listing standards due to his position as our President and Chief Executive Officer. As discussed above, Mr. Ellison informed the Board on March 21, 2014 that, due to policies of his employer which limit the number of external boards of directors on which he can serve, he will not stand for re-election following the completion of his term at the 2014 annual meeting of shareholders.

NYSE listing standards provide that a director does not qualify as independent unless the Board affirmatively determines that the director has no material relationship with the Company. The listing standards permit the Board to adopt and disclose standards to assist the Board in making determinations of independence. Accordingly, the Board has adopted the Independence Standards to assist the Board in determining whether a director has a material relationship with the Company.

Evaluation of Director Independence

In June 2014, the Board conducted an evaluation of director independence regarding the current directors and nominees for director based on the Independence Standards and NYSE listing standards. In addition, the Board also conducted an evaluation of the independence of each of the Compensation Committee members in accordance with the requirements of the NYSE listing standards. In connection with this evaluation, the Board considered the responses provided by the directors in their annual director questionnaires and reviewed commercial, charitable, consulting, familial, and other relationships between each director or immediate family member and the Company, its subsidiaries, and their employees. As a result of its evaluation, the Board affirmatively determined that Messrs. Brown, Ellison, Gerard, Lewis, Rohde, Seip, and Wright, Ms. Reich, and Ms. Wood are independent, and that Mr. Cobb is not independent due to his position as our President and Chief Executive Officer. In addition, the Board affirmatively determined that each member of the Compensation Committee is independent.

Code of Ethics

All directors, officers, and employees of the Company must act ethically and in accordance with the policies set forth in the H&R Block Code of Business Ethics and Conduct (the “Code”). The Code includes guidelines relating to the ethical handling of actual or potential conflicts of interest, compliance with domestic and foreign laws, accurate financial reporting, and procedures for promoting compliance with, and reporting violations of, the Code. In support of the Code, we have established a number of channels for reporting potential ethics violations or similar concerns or for guidance on ethics matters, such as via email, telephone, or in-person communications. All individuals have the ability to report concerns or discuss ethics-related matters anonymously. The Audit Committee has also established procedures for the receipt, retention and treatment of reports received by us regarding accounting, internal accounting controls or audit matters, including reports made to the Corporate Secretary by phone at (816) 854-4288 or by email to corporatesecretary@hrblock.com. The Code is overseen by the Company’s Chief Ethics Officer, who is appointed by the Audit Committee. To help ensure the Audit Committee’s effective oversight of our ethics and compliance program, the Audit Committee regularly receives reports from the Chief Ethics Officer and reviews the Company’s ethics and compliance program. The Company will post any amendments to or waivers of the Code (to the extent applicable to the Company’s Chief Executive Officer, Chief Financial Officer, or Principal Accounting Officer) on our website.

The Code can be accessed on the Company’s website at www.hrblock.com by clicking the “For Investors” link and then clicking the “Corporate Governance” link under the “Company” tab. The Code is also available in print to shareholders upon written request to the Corporate Secretary, H&R Block, Inc., One H&R Block Way, Kansas City, Missouri 64105.

Succession Planning

The Board recognizes the importance of effective executive leadership to the Company’s success. The Company’s Board is actively engaged and involved in succession planning. The Board discusses the talent pipeline for specific critical roles, and high potential leaders are given exposure and visibility to Board members through formal presentations and informal events. More broadly, the Board is regularly updated on key talent indicators for the overall workforce, including economic environment, diversity, recruiting, and development programs.

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BOARD LEADERSHIP STRUCTURE AND ACCOUNTABILITY

The Company’s Articles and the Governance Guidelines require that the Chairman of the Board (i) be an independent director pursuant to NYSE listing standards, (ii) not simultaneously be Chief Executive Officer or President of the Company, and (iii) not have previously served as an executive officer of the Company. As such, the Board is led by an independent Chairman, currently Mr. Gerard, who has also been designated as the Board’s Senior Independent Director.

We believe that our current Board structure creates a positive balance in leadership and accountability, as the functions of Chief Executive Officer and Board Chairman are significantly different. In addition to balancing responsibilities, we believe that our current structure enhances the accountability of the Chief Executive Officer to the Board and strengthens the Board’s independence from management. Separating the roles of Board Chairman and Chief Executive Officer also allows the Chief Executive Officer to focus his or her efforts on running our business and managing the Company in the best interests of our shareholders. At the same time, our non-executive Chairman handles the separate responsibilities of Board and committee scheduling, Board agendas, and other Board organizational tasks, as well as serving on occasion as spokesman for the Board.

COMMUNICATIONS WITH THE BOARD

Shareholders and other interested parties wishing to communicate with the Board of Directors, the non-employee directors, or an individual Board member concerning the Company may do so by writing to the Board, to the non-employee directors, or to the particular Board member, and mailing the correspondence to the Corporate Secretary, H&R Block, Inc., One H&R Block Way, Kansas City, Missouri 64105 or by emailing the correspondence to corporatesecretary@hrblock.com. Please indicate on the envelope whether the communication is from a shareholder or other interested party. All such communications will be forwarded to the director or directors to whom the communication is addressed. In addition, our non-executive Chairman and other Board members have made and may in the future make themselves available for consultation and direct communication with significant shareholders.

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS OF SHAREHOLDERS

Although the Company has no specific policy regarding director attendance at the Company’s annual meeting of shareholders, all directors are encouraged to attend. All of the Company’s current directors attended last year’s annual meeting.

BOARD’S ROLE IN RISK OVERSIGHT

Our Board has oversight responsibility for managing risk, directly and through its various Committees, and management is responsible for the Company’s day-to-day enterprise risk management activities. The Company has established a management Risk Committee to support senior management in fulfilling its day-to-day enterprise risk management responsibilities and to support the Board in fulfilling its oversight responsibility for risk management. The Chief Accounting and Risk Officer oversees the activities of the Risk Committee, which is made up of key management-level employees. The Company’s management Risk Committee assists the Board in its oversight of enterprise risk management by creating and facilitating a process to identify, prioritize, monitor, and report on risks and mitigation strategies, overseeing regular reporting of risks to the Board and its committees, identifying additional risk mitigation strategies as appropriate, and monitoring emerging risks.

In fulfilling its oversight role, the Board generally focuses on the adequacy of the Company’s risk management and mitigation processes. The Board works with the Company’s Chief Executive Officer, Chief Financial Officer, and Chief Accounting and Risk Officer to determine the Company’s risk tolerance, and works to ensure that management identifies, evaluates, and properly manages the overall risk profile of the Company.

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In addition to the discussion of risk at the Board of Directors level, the Board’s standing committees also focus on risk exposure as part of their ongoing responsibilities:

Committee of the Board	Areas of Risk Oversight	Additional Information
Audit Committee	Responsible for the oversight of policies and processes pertaining to the Company’s enterprise risk management program and specifically considers risks and controls relating to the Company’s financial statements and financial reporting processes.

The Company’s Audit Services organization assists the Audit Committee and the Board in their oversight of enterprise risk management by ensuring that key risks are included in the audit plan, providing objective assurance to the Board on the effectiveness of risk management processes, and reviewing the management of key risks.

Compensation Committee	Responsible for reviewing the Company’s compensation policies and practices and the relationship among the Company’s risk management policies and practices, corporate strategy, and compensation policies and practices.

The Compensation Committee conducts an annual risk assessment related to the Company’s compensation programs. For more information, see the discussion beginning on page 26 regarding the Company’s compensation policies and practices.

Governance and Nominating Committee	Responsible for reviewing the Company’s corporate governance policies and practices and making recommendations to the Board that take into account the management of governance-related risk.

In addition, the Governance and Nominating Committee’s primary involvement in the director nomination and Board self-evaluation processes assists the Board in reviewing and mitigating risks related to the governance of our Board.

Finance Committee	Responsible for reviewing and approving plans and strategies with respect to financing transactions, acquisitions and dispositions, and other transactions involving financial risks.

The Finance Committee reviews the Company’s earnings and free cash flow, its sources and uses of liquidity, compliance with financial covenants and applicable regulatory capital requirements, and uses of the Company’s cash.

Each of the committee chairs regularly reports to the full Board concerning the activities of the applicable committee, the significant issues it has discussed, and the actions taken by that committee.

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COMPENSATION DISCUSSION AND ANALYSIS

In this section, we describe the material components of our executive compensation program for our named executive officers (“Named Executive Officers” or “NEOs”), whose compensation is set forth in the Summary Compensation Table and other compensation tables contained in this proxy statement. For our 2014 fiscal year, which ended April 30, 2014, our NEOs included the following individuals:

Officers	Title as of April 30, 2014
William C. Cobb	President and Chief Executive Officer
Gregory J. Macfarlane	Chief Financial Officer
Thomas A. Gerke	Chief Legal Officer
Delos L. (“Kip”) Knight, III	President, U.S. Retail Operations
Jason L. Houseworth	President, Global Digital and Product Management
Former Officers
Susan P. Ehrlich(1)	Former President, Financial Services

(1) Ms. Ehrlich departed the Company after serving as President, Financial Services of the Company until August 2, 2013.

In addition, we provide an overview of our executive compensation philosophy and the elements of our executive compensation program. We also explain how and why our Compensation Committee arrives at specific compensation policies and practices involving our NEOs.

EXECUTIVE SUMMARY

Our executive compensation decisions are influenced by a variety of factors, with the primary goals being to align management’s and shareholders’ interests and to link pay with performance. We evaluate performance over both short term and multi-year periods based on: (i) the Company’s financial, operational, and strategic performance, including results for certain key performance metrics and (ii) the Company’s total return to shareholders over time, both on an absolute basis and relative to other companies, such as the companies in the S&P 500 index.

We view compensation practices as an avenue to communicate our goals and standards of conduct and a means to reward executives for their achievements. Our executive compensation program has evolved in recent years and we believe that it is reasonable, competitive and appropriately balances the goals of attracting, motivating, rewarding and retaining our executives, and thus promotes stability in our leadership. To ensure management’s interests are aligned with those of shareholders and to motivate and reward individual initiative and effort, a substantial portion of our NEOs’ compensation is at-risk and will vary above or below target levels commensurate with Company performance. We emphasize performance-based compensation that appropriately rewards executives for delivering financial, operational, and strategic results that meet or exceed pre-established goals through our short term incentive (“STI”) compensation program, as well as the performance share unit and market stock unit components of our long term incentive (“LTI”) program. Additionally, we further align the interests of our executives with those of shareholders and the long term interests of the Company through stock ownership requirements and grants of restricted share units under our LTI program.

Superior performance by our executive officers and management team is essential to achieving our goal of increasing shareholder value. As such, a significant portion of our executives’ compensation is at-risk and dependent upon the Company’s financial, operational, and strategic performance, as well as increases in the Company’s stock price. To maximize alignment with shareholders’ interests, we tie a significant portion of NEO compensation to the Company’s actual performance by delivering it in the form of long term, equity-based compensation. The charts below illustrate the mix of fiscal year 2014 total

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direct compensation types, using target LTI amounts and actual base salaries and STI amounts, for our CEO and, on average, for our other NEOs (exclusive of Ms. Ehrlich who departed the Company on August 2, 2013).

For our CEO, the specific components of total direct compensation for fiscal year 2014 are illustrated by the chart below on the left. The chart shows that 75% of his fiscal year 2014 total direct compensation was at-risk, with target performance-based equity comprising 80% of his LTI compensation and actual performance-based STI compensation comprising 68% of his total cash compensation. The chart below on the right illustrates the specific components of our other NEOs’ average total direct compensation for fiscal year 2014 (exclusive of Ms. Ehrlich who departed the Company on August 2, 2013). The chart shows that an average of 68% of our NEOs’ fiscal year 2014 compensation was at-risk, with target performance-based equity comprising 80% of their LTI compensation and actual performance-based STI compensation comprising 60% of their total cash compensation. The components depicted below are more fully described beginning on page 29.

The variance between our CEO’s compensation and the compensation of other NEOs reflects the difference in responsibilities and overall accountability to shareholders. Our CEO’s at-risk compensation is higher than the other NEOs because the CEO bears a higher level of responsibility for the Company’s performance, as he is directly responsible for leading the development and execution of the Company’s strategy and for selecting, retaining, and managing the executive team.

Notably, approximately 96.1% of the votes cast were in favor of our “say-on-pay” management proposal at our 2013 annual meeting of shareholders, which we believe evidences our shareholders’ support of Mr. Cobb’s and our other NEOs’ compensation arrangements, as well as our executive compensation practices generally. Notwithstanding this substantial support, the Compensation Committee carefully reviewed all elements of the current executive compensation program to ensure that the overall design continues to support the Company’s financial, operational, and strategic objectives. The Committee decided to retain the core design of our executive compensation program in fiscal year 2015, as it believes the current compensation program design continues to properly reward our executives for their performance, motivate them to work towards achieving our long term objectives, and, with 80% of our executives’ LTI awards being performance-based and at-risk, strengthen the alignment of their interests with those of our shareholders.

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To further illustrate these concepts and practices, we have included charts and tables in this Compensation Discussion and Analysis to enhance our shareholders’ understanding of the compensation of our NEOs. These tables and charts are meant to be in addition to, and not an alternative to, the charts and tables provided under the heading “Executive Compensation” beginning on page 46.

FISCAL YEAR 2014 RESULTS AND IMPACT ON COMPENSATION DECISIONS

In fiscal year 2014, we delivered strong performance by executing on our Tax Plus strategy to improve client satisfaction, increase revenues, and drive margin expansion, while continuing to invest in our business. We derived our Tax Plus strategy from our core operating principle – “We look at your life through tax…and find ways to help.” In executing this strategy, we undertook the following actions in fiscal year 2014:

¡	We enhanced our service levels while improving return mix, and increased attach rates on our best-in-class financial services products;

¡	We successfully launched the first year of our digital product redesign, enhancing the client experience; and

¡

We continued to educate our clients on the upcoming changes resulting from health care reform, and gained some key lessons from our health care initiatives that will serve us well going into 2015 and beyond.

Management’s efforts in fiscal year 2014 led to significant improvements in all areas of our business. In retail, we made investments in our offices, in our people, and in our technology, resulting in improved service metrics. In digital, we enhanced the user experience by customizing the product to each client and making it simpler to use. These enhancements led to improved conversion and a substantial increase in product upgrades. On the financial services front, we enhanced our positioning on the Peace of Mind warranty-like product, succeeded in increasing the take rate on our refund transfer product, effectively managed the Emerald Advance program to drive increased profits, and continued to see improved usage metrics in our award winning Emerald Prepaid MasterCard®, with higher reloader rates and higher average deposits. Additionally, our management team also made progress in our health care initiatives, demonstrating our expertise by providing a tax and health care review for our clients on the upcoming changes resulting from the Affordable Care Act. Execution of our Tax Plus strategy resulted in strong results in fiscal year 2014, including the following highlights:

¡	We served more than 24 million clients worldwide and significantly increased client satisfaction;

¡	Total revenues from continuing operations increased $118 million, or 4%, to $3.024 billion;

¡	Tax Plus financial services products revenues increased 11%;

¡	Earnings before interest, taxes, depreciation, and amortization, or EBITDA, grew 8% to $940 million, or 31% of revenues; and

¡	We increased earnings per share from continuing operations by 17% to $1.81.

Altogether, we are pleased that we were able to make significant improvements to our business while delivering strong financial results for our shareholders. More broadly, we believe we are on pace with the long term strategy we have shared with our shareholders and are pleased with the strategic direction of the Company under Mr. Cobb’s leadership. The Compensation Committee and Board took all of these factors into consideration when making decisions regarding the compensation of our NEOs for fiscal years 2014 and 2015.

Notwithstanding the strong performance of the Company in fiscal year 2014, the Compensation Committee took a measured approach when making decisions regarding our NEOs’ short term incentive payouts for fiscal year 2014 and adjustments to their base salaries and short term and long term incentive opportunities for fiscal year 2015, which are summarized in the chart on the following page. Additional discussion of these compensation decisions can be found beginning on page 29.

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Compensation Element		Compensation Committee Action
CEO Compensation

Mr. Cobb’s initial salary and target STI opportunity were set under the terms of his employment agreement and had not been increased or otherwise adjusted since he joined the Company in May 2011. After taking into consideration Mr. Cobb’s leadership during fiscal year 2014, as well as during his tenure as CEO, and the Company’s financial and operational performance, the Committee:

	¡	Approved a moderate increase in his fiscal year 2015 base salary;
¡

Maintained his current target STI opportunity for fiscal year 2015 but modified his maximum opportunity to the lower of 200% of his target opportunity and the maximum amount permitted by the applicable STI plan; and

	¡	Approved a moderate increase in his fiscal year 2015 LTI compensation.
Other NEO Compensation

For fiscal year 2015, in recognition of individual performance, contributions to the Company’s financial and operational performance, and, in some cases, to bring compensation closer to the market median, the Committee:

	¡	Approved increases to base salaries as described more fully on page 29;
	¡	Approved an increase in Mr. Knight’s fiscal year 2015 target STI opportunity to bring it closer to market median; and
	¡	Approved increases in fiscal year 2015 LTI compensation as described more fully on page 37.

The Committee determined that a significant portion of the adjustments to compensation should be delivered through increases in LTI compensation since such compensation is at risk and tied directly to the Company’s performance and changes in shareholder value.

Incentive Plan Metrics

The Committee selected incentive plan metrics for fiscal year 2015 STI and LTI compensation that continue to focus on propelling growth and overall Company performance through utilization of revenue, pre-tax earnings, and EBITDA from continuing operations, as well as total shareholder return on an absolute basis and relative to other companies.

Annual Incentive Payout versus Target

For fiscal year 2014, our NEOs who were employed as of the end of the fiscal year, exclusive of our CEO, received STI compensation of 197.7% of their target opportunities. Pursuant to the terms of his employment agreement, Mr. Cobb’s STI compensation was limited to the maximum amount permitted under the Executive Performance Plan, which equaled 168.4% of his target opportunity. These amounts were based on the Company’s performance against pre-established performance metrics approved by the Compensation Committee during fiscal year 2014.

In an effort to design our executive compensation program to promote stability in the leadership of our Company, we have formed a program with substantial emphasis placed on long term compensation and retention, which ties the compensation of our executives to the long term increase in value of the Company and creates the necessary incentives to attract and retain top quality executive talent in the future. The Compensation Committee will continue to focus on performance factors when designing our executive compensation program in order to ensure that the relationship among Company performance, our shareholders’ interests, and our executives’ compensation remains strong.

A more detailed description of the Company’s fiscal year 2014 performance, including any relevant reconciliation to generally accepted accounting principles, can be found in our Annual Report on Form 10-K for the fiscal year ended April 30, 2014, as filed with the SEC.

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RELATIONSHIP BETWEEN COMPANY PERFORMANCE AND EXECUTIVE COMPENSATION

A primary goal of our executive compensation program is to directly link a significant portion of executive pay to Company performance, and in recent years we have taken significant steps towards achieving that goal. Over the past three years, we have made the following enhancements to our compensation practices to more closely align executive pay with Company performance:

¡

Introduced a performance share plan and a market stock unit plan in which the number of shares earned upon vesting, if any, depends on performance against specified goals with “cliff” vesting of earned shares at the end of a three-year period.

¡

Shifted the equity mix for executive LTI compensation to increase the focus on performance-based awards and total shareholder return on an absolute basis and relative to other companies by (i) eliminating the use of stock options as part of our annual LTI program and (ii) increasing the weighting of performance share units and introducing market stock units, for each of which the number of shares earned upon vesting, if any, depends on performance against specified goals measured over a full three-year period.

¡

Modified our stock ownership guidelines to require that our CEO owns shares or share equivalents held in the Company’s benefit plans, with a total value equal to six times his or her base salary and adding the requirement that executives must retain a specified percentage of covered shares until he or she satisfies the applicable ownership requirement.

¡

Adopted amendments to the Company’s 2003 Long-Term Executive Compensation Plan (the “2003 Plan”) and adopted the 2013 Plan, as approved by shareholders, each of which prohibits repricing of stock options and stock appreciation rights, prohibits cash buyouts of underwater stock options and stock appreciation rights, and imposes minimum vesting periods for executive equity awards.

¡

Amended the Insider Trading Policy to prohibit directors and executives from holding Company stock in a margin account or pledging Company stock as collateral for a loan. We believe this prohibition more effectively aligns each director’s and executive’s interests with those of our shareholders.

¡	Adopted a stated intent to not provide golden parachute excise tax gross-ups for Company executives.

¡	Continued to impose a “double-trigger” on accelerations of equity awards that result from termination following a “change in control” of the Company.

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EXECUTIVE COMPENSATION PRACTICES

The table below highlights our current compensation practices, including the practices we have implemented because we believe they drive performance and the practices we have not implemented because we do not believe they would serve our shareholders’ long term interests.

	Executive Compensation Practices We Have Implemented (What We Do)		Executive Compensation Practices We Have Not Implemented (What We Don’t Do)
✓

We tie pay to performance by ensuring that a significant portion of compensation is performance-based and at-risk. We set clear financial goals for corporate and business unit performance and differentiate based on individual performance against pre-set objectives.

For fiscal year 2014, 75% of CEO total direct compensation was performance-based and at-risk.

		✗	We do not have employment contracts with executives except for the agreement with our Chief Executive Officer that evidences his long term commitment to the Company.
✓	We review market data sourced from our peer group of companies and general industry, and utilize tally sheets when making executive compensation decisions.	✗	We do not provide excise tax gross-ups, and we do not have a supplemental executive retirement plan that provides extra benefits to the NEOs.
✓	We mitigate undue risk by placing substantial emphasis on long term equity incentives and utilizing caps on potential payments, clawback provisions, reasonable retention strategies, performance targets, and appropriate Board and management processes to identify and manage risk, as well as prohibiting hedging, pledging and engaging in transactions involving derivative products related to our stock.	✗	We do not maintain compensation programs that we believe create risks reasonably likely to have a material adverse effect on the Company.
✓	We have modest post-employment and change in control provisions that apply to all executive officers.	✗	We do not have individual change in control agreements, except for certain provisions in Mr. Cobb’s employment agreement.
✓	We generally prohibit accelerated vesting of equity awards after a change in control for executives who voluntarily separate from the Company (i.e., we generally require a “double-trigger”).	✗	We do not pay dividends on any unvested long term equity awards or unearned performance-based equity awards. Dividend equivalents are only payable on such awards to the extent the awards ultimately vest and are earned.
✓	We provide only minimal perquisites that we believe have a sound benefit to the Company’s business.	✗	We do not provide significant additional benefits to executive officers that differ from those provided to all other employees.
✓	We have adopted stock ownership and retention guidelines that we believe align management and shareholder interests.	✗	We expressly prohibit hedging, pledging and the use of margin accounts related to our stock.
✓	We impose minimum vesting periods for all executives’ equity awards.	✗	We expressly prohibit the repricing of stock options and stock appreciation rights. We do not allow cash buyouts for underwater stock options or stock appreciation rights.
✓	Our Compensation Committee benefits from the use of an external, independent compensation consulting firm that it retains.	✗	The Compensation Committee does not allow its compensation consulting firm to provide any other services to the Company.

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Results of 2013 Advisory Vote to Approve Named Executive Officer Compensation

The Company and the Board continually evaluate our compensation policies and practices to ensure they are meeting our objectives and are consistent with corporate governance best practices. As part of that process, the Compensation Committee and the Board consider the results of our shareholder advisory vote on executive compensation (commonly known as a “say-on-pay” vote). At our 2013 annual meeting of shareholders held on September 12, 2013, our shareholders approved our fiscal year 2013 compensation awarded to our NEOs with approximately 96.1% of the votes cast in favor of the proposal. We believe that the outcome of our say-on-pay vote signals our shareholders’ substantial support of our compensation approach, including the design and amount of Mr. Cobb’s compensation and our efforts to attract, motivate, reward, and retain our NEOs. We value the opinions of our shareholders and consider the outcome of say-on-pay votes, as well as feedback received throughout the year, when making compensation decisions for our NEOs.

Consistent with our shareholders’ support, the Compensation Committee decided to retain the core design of our executive compensation program in fiscal year 2015, as it believes the current compensation program design continues to properly reward our executives for their performance, motivate them to work towards achieving our long term objectives, and, with 80% of our executives’ LTI awards being performance-based and at-risk, strengthen the alignment of their interests with the interests of our shareholders. The Compensation Committee will continue to routinely evaluate and, as appropriate, taking into account the views of our shareholders, enhance the design of our compensation program.

EXECUTIVE COMPENSATION BENCHMARKS AND TARGETS

The Compensation Committee has engaged Frederic W. Cook & Co., Inc. (“Cook”), an independent external compensation consultant, to benchmark the Company’s executive compensation relative to its peer companies. Cook assists the Compensation Committee in defining the appropriate market of the Company’s peer companies for executive compensation practices and in benchmarking our executive compensation program against that market each year. We benchmark our executive compensation practices relative to publicly disclosed information for a specific group of peer companies, which for fiscal year 2014 is set forth on page 40 under the heading “Peer Group” (the “Peer Group”). We also review compensation data from multiple survey sources, reflective of general industry pay levels for companies of relevant size based on total revenue for each of the NEOs. For fiscal year 2014, these survey sources were the Aon Hewitt TCM Executive Survey and the Towers Watson CDB Executive Survey. The Compensation Committee reviews summary survey and peer group data to confirm that the market references we use are appropriate for our business and the industries in which we compete for executive talent.

Our philosophy is to target total direct compensation (which consists of base salary plus targeted annual STI compensation plus targeted LTI grant values) for our NEOs near the median market rate, on average, taking into account the Company’s size relative to our Peer Group. Under this approach, target total direct compensation for specific executives may be above or below market median due to multiple factors, including experience, role and responsibilities, individual performance, and readiness for promotion or growth potential. The Compensation Committee generally sets performance objectives under the STI and LTI plans so that targeted total direct compensation levels can be achieved only when targeted business performance objectives are met. Consequently, actual pay realized by executives will vary above or below the targeted level based on the degree to which specific performance objectives are attained.

For a more detailed explanation of our methodology for calculating compensation packages for our executives, see the “Compensation Methodology and Calculation” section on page 40.

EXECUTIVE COMPENSATION PROGRAM SUMMARY

The pay packages for our executive officers, including our NEOs, contain a mix of elements based on an individual’s responsibilities and performance, as well as the Company’s performance against specific pre-established annual financial, operational, and strategic performance goals.

For awards that are based on the Company’s performance, our specific decisions regarding the setting of performance goals focus on certain metrics that relate to our business plan and strategic priorities and that we believe are the most critical value drivers of the business, such as revenue, earnings, earnings before interest, taxes, depreciation, and amortization, or EBITDA, earnings before interest and taxes, or EBIT, and client growth and retention. Actual performance goals, as well as strategic

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priorities, vary from year to year based on the business environment and the Compensation Committee’s determination of goals that it believes are important for a particular year.

Unlike target incentive compensation levels, which are set by the Compensation Committee near the beginning of each fiscal year, actual incentive compensation is a function of the Company’s financial, operational, strategic, and absolute and relative stock performance, as reflected through STI payouts, payouts of LTI performance share units and market stock units, and the value of all other LTI awards. A substantial portion of our executives’ actual compensation is intended to be at-risk and to vary above or below target levels commensurate with Company performance.

The chart below summarizes the elements and objectives of our fiscal year 2014 compensation program for our executive officers, including our NEOs.

Component	Purpose	Characteristics	Discussion
Base Salary	Compensates for level of responsibility, experience, and sustained individual performance.	Fixed cash component based on role, experience, performance, and market data. Reviewed annually and adjusted when appropriate.	page 29
Short Term Incentive	Motivates and rewards achievement of pre-established annual financial, operational, and strategic performance objectives.	A variable cash component designed to tie directly to our business plan and provide competitive total cash opportunities that are subject to achievement of specific performance objectives.	page 30
Long Term Incentive	Motivates and rewards achievement of multi-year performance objectives that enhance shareholder value.

Equity-based compensation designed to support multiple objectives. For fiscal year 2014, the incentive was delivered through a combination of performance share units, market stock units, and restricted share units.

page 34
Retirement, Health and Welfare Benefits	Offers market-competitive health insurance options and income replacement upon retirement, death, or disability, thus supporting our attraction and retention objectives.	Benefits for executives are generally the same as those available to all employees, including a 401(k) plan with matching Company contributions capped based on applicable Internal Revenue Code limits.	page 39
Perquisites	Provides benefits that promote health and work-life balance, thereby supporting our attraction and retention objectives.	Perquisites are an immaterial component of our executive compensation program and are below the market median for our Peer Group.	page 39
Deferred Compensation Plan	Allows executives to defer compensation in a tax-efficient manner, thereby supporting our attraction and retention objectives.	Executives can elect to defer base salary and STI compensation.	page 50
Executive Severance Plan	Encourages executives to act in the best interests of our shareholders, while supporting attraction and retention objectives and ensuring the orderly succession of talent.	Benefits are contingent in nature and therefore are payable only if a participant’s employment is terminated without cause or after a change in control (known as a “double-trigger”). Double-trigger applies to both cash severance and equity vesting.	page 52

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EXECUTIVE COMPENSATION PROGRAM COMPONENTS

Our executive compensation program consists of the following components: base salary, short term incentives, long term incentives, benefits, and a minimal amount of perquisites. Each of our compensation components fulfills one or more of our objectives of attracting, motivating, rewarding, and retaining a high-performing executive team.

Our Compensation Committee annually reviews tally sheets of all components of compensation for our CEO and other executive officers. This review encompasses all forms of compensation, including base salary, short term incentives, long term incentives, health and welfare benefits, perquisites, and benefits under retirement and nonqualified deferred compensation plans. As a part of this process, the Compensation Committee also reviews potential executive termination costs for each of our executive officers, including potential payments upon any “change in control.” Our Compensation Committee evaluates these elements and, under its charter, has authority to approve certain matters and make recommendations to the Board regarding matters requiring Board approval (such as certain actions related to severance or change in control provisions).

Except as otherwise noted, the Compensation Committee’s executive compensation determinations are the result of the Committee’s business judgment, which is informed by the experiences of the Committee members as well as input from the Committee’s independent compensation consultant.

Base Salary

We establish base salaries at levels designed to enable us to attract and retain talented executives and to reward and motivate consistent high performance over a sustained time period. We determine executive base salaries based on the executive’s experience, role and responsibilities, individual performance, and market data for similar positions among comparable companies within our industry and among our Peer Group. Annual merit increases for NEOs, other than the CEO, are based on evaluation of their performance by the CEO and the Compensation Committee, as well as the Company’s performance and outlook for the upcoming fiscal year. Annual merit increases are not automatic or guaranteed from year to year; adjustments, if any, take into account the executive’s experience, role and responsibilities, individual performance, and market data for similar positions among comparable companies within our industry and among our Peer Group.

For fiscal year 2014, base salaries for our NEOs were as follows:

Officers	Annual Base Salary as of April 30, 2014 ($)	% Increase from Fiscal Year 2013
William C. Cobb	$950,000	0%
Gregory J. Macfarlane	$580,000	5.5%
Thomas A. Gerke	$500,000	4.2%
Delos L. (“Kip”) Knight, III	$450,000	28.5%
Jason L. Houseworth	$360,000	0%
Former Officers	Annual Base Salary Prior to Departure ($)
Susan P. Ehrlich	$400,000	0%

The salary increases for Messrs. Macfarlane and Gerke reflect recognition of their individual performance in fiscal year 2013, their specific roles and responsibilities, and their overall contributions to the strategic direction of the Company. The salary increase for Mr. Knight occurred during the fiscal year to reflect his transition at that time into the role of President, U.S. Retail Operations, which significantly increased the scope of his responsibilities, as well as recognition of his performance in fiscal year 2013.

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In June 2014, the Compensation Committee approved the following fiscal year 2015 base salaries for our NEOs who are currently serving as executive officers, effective July 1, 2014:

Officers	Fiscal Year 2015 Salary ($)	% Increase from Fiscal Year 2014
William C. Cobb	$995,000	4.7%
Gregory J. Macfarlane	$600,000	3.5%
Thomas A. Gerke	$520,000	4%
Delos L. (“Kip”) Knight, III	$500,000	11%
Jason L. Houseworth	$400,000	11%

The fiscal year 2015 salary increases are intended to reward our executives for their performance in fiscal year 2014, as well as recognize their contributions to the Company’s financial and operational performance. As discussed above, management delivered strong performance in fiscal year 2014 increasing total revenues by $118 million, or 4%, to $3.024 billion and expanding earnings before interest, taxes, depreciation, and amortization, or EBITDA, by 8% to $940 million, or 31% of revenues. Mr. Cobb’s initial salary was set under the terms of his employment agreement and had not been increased or otherwise adjusted since he joined the Company in May 2011. The fiscal year 2015 salary increase for Mr. Cobb takes into consideration Mr. Cobb’s leadership during fiscal year 2014, as well as during his tenure as CEO, and the Company’s financial and operational performance. The salary increases for Messrs. Macfarlane and Gerke reflect recognition of their specific roles and responsibilities, their individual performance in fiscal year 2014, and their overall contributions to the Company. The salary increases for Messrs. Knight and Houseworth reflect adjustments to bring their base salary closer to market median for executive positions of similar strategic importance within our Peer Group and the general market environment, as well as in recognition of their individual performance and contributions to the Company’s financial and operational performance in fiscal year 2014.

Short Term Incentive Compensation

STI compensation is performance-based and at-risk compensation intended to motivate and reward executives for the attainment of goals that are measured over annual time horizons. Our executive STI compensation program under the H&R Block Executive Performance Plan (“Executive Performance Plan”) approved by our shareholders is designed to compensate executives primarily for achieving pre-established annual financial, operational, or strategic performance objectives that relate to our fiscal year business plan. STI compensation for our executive officers is determined under a two–step approach. The two-step approach is designed with the intent to qualify the STI awards under the Executive Performance Plan as “performance-based compensation” under Internal Revenue Code (“IRC”) Section 162(m) and to enable the Company to deduct the amount of the STI awards to the greatest extent permitted under IRC Section 162(m).

Under Step One of the methodology, the Compensation Committee approves a specific STI “initial funding performance target,” or threshold level of performance, within ninety days after the beginning of the fiscal year. In setting the initial funding performance target, the Compensation Committee uses one or more of the specific performance criteria identified in the Executive Performance Plan. Under Step Two of the methodology, the CEO, in consultation with other senior executives, proposes separate performance objectives that are then reviewed by the Compensation Committee in consultation with its independent compensation consultant. These separate performance objectives are generally based on our fiscal year business plan and tied to one or more of the specific performance criteria identified in the Executive Performance Plan. After the Compensation Committee makes any changes to these performance objectives that it considers appropriate, the Compensation Committee approves the objectives for use with respect to our executive officers.

Following the end of the fiscal year, the Compensation Committee reviews the Company’s performance measured against the initial funding performance target set in Step One and the separate performance objectives set in Step Two. Failure to achieve the initial funding performance target for the applicable objective set in Step One would result in no payouts being made under the Executive Performance Plan. Achievement of the initial funding performance target set in Step One results in potential funding of the STI payments for the applicable executive officers at the maximum payout level. In such event, the

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Compensation Committee is permitted to exercise its discretion to reduce, but not increase, the potential funding amount to the actual amounts to be paid to each executive, if any, based primarily on performance against the separate performance objectives applicable to each executive officer set in Step Two. The Compensation Committee uses this “negative discretion” to reduce the actual payout, as it deems appropriate, based on the Company’s performance relative to these pre-determined performance objectives and on the Compensation Committee’s evaluation of financial, operational, strategic, and individual performance.

The setting of the separate performance objectives in Step Two is completed prior to the start of the tax season. This timing is appropriate due to the seasonal nature of the tax business, which delivers the majority of the Company’s revenues in the last four months of the Company’s fiscal year, which is the period from January through April of each year. Given this seasonality, the planning cycle for the Company generally occurs in the summer and early fall. This methodology allows us to set Step Two performance objectives after the planning cycle but before the start of the subsequent tax season.

Maximum and threshold performance objectives are set above and below the target objectives to establish an appropriate relationship between actual Company performance and the executives’ STI compensation. Because they are subject to the Company’s attainment of performance objectives, STI target opportunities for our NEOs are intended to place a significant portion of our NEOs’ annual cash compensation at risk, thereby aligning their compensation with shareholders’ interests. These target opportunities are also intended to provide competitive total cash compensation opportunities within our pay positioning context discussed above. Performance criteria and objectives are subject to adjustment as is necessary to prevent reduction or enlargement of an award based on various events occurring during the course of the applicable performance period that distort the criteria applicable to any performance objective. Such events generally include the following:

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Any recapitalization, reorganization, merger, acquisition, divestiture, consolidation, spin-off, combination, partnerships, liquidation, dissolution, sale of assets, or other similar corporate transaction or event;

¡	Any changes in applicable tax laws or accounting principles; or

¡	Any unusual, extraordinary or nonrecurring events.

Ultimate STI payouts can range from 0% to 200% of each current NEO’s target STI opportunity, subject to certain limitations contained in the Executive Performance Plan and, for Mr. Cobb, limitations contained in his employment agreement. Under the terms of his employment agreement, as amended on July 15, 2014, Mr. Cobb’s maximum STI payment is equal to the lower of 200% of his target opportunity and the maximum amount permitted by the Executive Performance Plan (including any future amendment or replacement to such Executive Performance Plan). The terms of Mr. Cobb’s employment agreement, including amendments thereto, are set forth below under the heading “William C. Cobb Employment Agreement” beginning on page 51.

Each year, the Compensation Committee approves a target opportunity for STI compensation for each of our executive officers that is a percentage of such executive officer’s base salary. The target opportunities applicable to our NEOs for 2014 and 2015 are set forth below under “Targeted vs. Actual STI Awards” and “Actions Pertaining to Fiscal Year 2015 STI Compensation,” respectively. The variance between our CEO’s STI target opportunity and other NEOs’ opportunities reflects the difference in responsibilities and overall accountability to shareholders. Also, to ensure alignment with shareholders’ interests, a larger portion of our CEO’s annual cash opportunity is at risk. Mr. Cobb’s target STI opportunity equals 125% of his salary and was set under the terms of his employment agreement, as amended.

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Actions Pertaining to Fiscal Year 2014 STI Compensation

In June 2013, the Compensation Committee approved the use of earnings before interest and taxes, or EBIT, from continuing operations in the amount of $625.6 million as the initial funding performance target for fiscal year 2014 STI compensation for our executive officers. In November 2013, the Compensation Committee approved the separate fiscal year 2014 STI performance criteria and objectives applicable to our executive officers. These separate fiscal year 2014 STI performance criteria and objectives, shown below, focus on driving revenue and earnings growth to enhance the ultimate performance of the Company as a whole. These criteria and objectives are disclosed in the limited context of our executive compensation program, and should not be deemed to apply in other contexts.

Goal	Criteria	Threshold	Target	Maximum	Weight
Propel Growth	Revenue from Continuing Operations(1)	$2,876.3	$2,935	$3,023.1	50%
Focus on ultimate performance of the Company as a whole	Pre-Tax Earnings from Continuing Operations(2)	$654.8	$719.6	$784.3	50%

(1)	Revenue from Continuing Operations includes consolidated revenue for fiscal year 2014 attributable to continuing operations (in millions).
(2)	Pre-Tax Earnings from Continuing Operations includes consolidated net earnings for fiscal year 2014 attributable to continuing operations before the deduction of income taxes (in millions).

The Compensation Committee selected these criteria because it determined that they represented key business drivers of shareholder value for fiscal year 2014. The targets were based on our fiscal year 2014 operating plan, which was reviewed and approved by the Board. The performance targets were set to reward strong management performance in light of the Company’s strategic objectives and the industry and economic conditions and trends at the time the targets were set. The mix of criteria is intended to balance top line metrics (Revenue from Continuing Operations) with bottom line metrics (Pre-Tax Earnings from Continuing Operations). The Compensation Committee believes such a balance drives the appropriate amount of focus on propelling growth through revenue without detracting from the ultimate performance of the Company as a whole.

Targeted vs. Actual STI Awards

The following formula was used to calculate the payout awarded for fiscal year 2014 STI compensation for our executive officers:

Our NEOs who were employed at the end of fiscal year 2014, other than our CEO, received fiscal year 2014 STI compensation of 197.7% of their target opportunities. Pursuant to the terms of his employment agreement, Mr. Cobb’s STI compensation was limited to the maximum amount permitted under the Executive Performance Plan, which equaled 168.4% of his target opportunity. In determining the level of achievement of the performance goals, the calculations of the results for the performance criteria were adjusted pursuant to the types of adjustments that the Compensation Committee approved at the time it set the 2014 STI performance goals and objectives. As discussed above, management delivered strong performance in fiscal year 2014 by executing on our Tax Plus strategy to improve client satisfaction, increase revenues, and drive margin expansion, while continuing to invest in our business. The Company’s actual results for fiscal year 2014 exceeded the target performance goals. Revenues from continuing operations for fiscal year 2014 increased by $118 million, or 4%, to $3.024 billion. Additionally, pre-tax earnings from continuing operations increased by $65 million, or 9.3%, to $767 million. The table on the following page shows the target opportunities and actual awards under our fiscal year 2014 STI program for each of our NEOs:

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Officers	Target Opportunity (as a % of Base Salary)	Target Opportunity ($)	Actual Award ($)
William C. Cobb	125%	$1,187,500	$2,000,000
Gregory J. Macfarlane	80%	$464,000	$917,328
Thomas A. Gerke	75%	$375,000	$741,375
Delos L. (“Kip”) Knight, III	70%	$315,000	$622,755
Jason L. Houseworth	70%	$252,000	$498,204
Former Officers
Susan P. Ehrlich(1)	70%	$280,000	$35,671

(1)

Pursuant to the terms of Ms. Ehrlich’s Severance and Release Agreement, Ms. Ehrlich was entitled to receive any award payable under the applicable STI plan for the Company’s 2014 fiscal year based upon her actual performance and the Company’s attainment of goals established under the plan as determined by the Compensation Committee, prorated to account for her actual period of service during such fiscal year. The Compensation Committee determined that Ms. Ehrlich’s STI award, after taking into account her actual period of service during the fiscal year, was payable at the amount shown above.

Actions Pertaining to Fiscal Year 2015 STI Compensation

In June 2014, the Compensation Committee approved fiscal year 2015 target STI opportunities for our executive officers, including current NEOs as follows:

Officers	Target Opportunity (as a % of Base Salary)	Target Opportunity ($)
William C. Cobb	125%	$1,243,750
Gregory J. Macfarlane	80%	$480,000
Thomas A. Gerke	75%	$390,000
Delos L. (“Kip”) Knight, III	75%	$375,000
Jason L. Houseworth	70%	$280,000

Mr. Cobb’s fiscal year 2015 target opportunity of 125% of his base salary was set under the terms of his employment agreement. The increase in Mr. Knight’s target opportunity from 70% to 75% for fiscal year 2015 reflects adjustments to bring his target opportunity closer to market median for executive positions of similar strategic importance within our Peer Group and the general market environment, as well as recognition for his individual performance in fiscal year 2014. The Compensation Committee maintained complete discretion to pay less than the target amounts described above.

For fiscal year 2015, the Board again utilized the two-step approach described above for determining the design of STI compensation applicable to our executive officers. In June 2014, the Compensation Committee approved a specified level of the Company’s earnings before interest and taxes, or EBIT, from continuing operations as the specific STI “initial funding performance target,” or threshold level of performance. The two-step approach is designed with the intent to qualify payments under the STI plan as “performance-based compensation” under IRC Section 162(m) and to enable the Company to deduct the amount of the payments to the greatest extent permitted under IRC Section 162(m). The setting of the separate performance objectives applicable to our executive officers for fiscal year 2015, as well as the permitted types of adjustments, will be completed prior to the start of the 2015 tax season.

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Long Term Incentive Compensation

We believe that a significant portion of each NEO’s compensation should depend on the amount of long term value we create for our shareholders. Our LTI compensation is equity-based and is designed to support multiple objectives, including (i) aligning management’s interests with those of our shareholders, (ii) tying compensation to the attainment of long term operating goals and strategic objectives, thereby mitigating incentives for management to pursue short term objectives at the expense of long term priorities, (iii) ensuring that realized compensation reflects changes in shareholder value over the long term, and (iv) attracting, motivating, rewarding, and retaining highly skilled executives.

Historically, we have awarded equity-based compensation on an annual basis, in June of each year, in order to align awards with our performance and achievement of business goals. From time to time, we also award equity-based compensation as part of an employment offer or promotion or, in certain limited instances, as a special award. The amount of equity-based compensation awarded in these circumstances is based on the executive’s role and responsibilities, long term potential, or individual or Company performance. The award amount is also guided by market data for positions of similar scope and responsibility.

Actions Pertaining to Fiscal Year 2014 LTI Compensation

For fiscal year 2014, our NEOs received a mix of equity-based incentive awards consisting of approximately 50% of value in performance share units, 30% of value in market stock units and 20% of value in time-based restricted share units, each of which are explained below. We weighted the mix of equity-based compensation so that our NEOs received a greater portion of LTI compensation in performance-based equity vehicles, such as performance share units and market stock units, as compared to time-based equity vehicles, such as restricted share units. As a result, a substantial portion of our NEOs’ equity-based compensation is at-risk and aligned with shareholders’ interests. The portion delivered in time-based restricted share units is intended to serve as an ongoing retention tool and a continuing link to shareholder value, given that the value of the restricted share units increases only to the extent that the Company’s stock price increases. Additional detail regarding the forms of LTI compensation awarded as part of the fiscal year 2014 annual LTI compensation grant is as follows:

Performance Share Units

For fiscal year 2014, our executive officers, including our NEOs, received 50% of their annual LTI compensation in the form of performance share units. We believe the performance share units appropriately reflect our compensation philosophy by establishing a clear connection between the compensation of our NEOs and the achievement of performance goals that are important for long term value creation.

A participating executive has the opportunity to earn an initial performance share unit payout, ranging from 0% to 200% of his or her target award, based upon the Company’s performance against a pre-established performance metric.

This initial payout is then modified based on the
Company’s total shareholder return (“TSR”) over the
performance period relative to the S&P 500. The TSR
modifier increases or decreases the initial payout by up
to 25% of the initial payout amount (for a modifier
ranging from 75% to 125% of the initial payout amount,
as shown in the chart to the right). As a result of the TSR
modifier, a participating executive may receive a
maximum final number of earned performance share
units of up to 250% of such executive’s target. This

H&R Block Percentile Rank Among S&P 500	TSR Modifier*
Upper Quintile (80th percentile and above)	125.0%
4th Quintile (60th to 79th percentile)	112.5%
3rd Quintile (40th to 59th percentile)	100.0%
2nd Quintile (20th to 39th percentile)	87.5%
Lower Quintile (below 20th percentile)	75.0%
* Interpolation will be used for performance between steps

maximum earned amount can only be achieved if the award’s maximum performance goals are met and the Company’s TSR over the entire three-year performance period equals or exceeds the 80th percentile relative to other S&P 500 companies. The following formula is used to calculate the final number of earned performance share units:

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For performance share units granted in fiscal year 2014, performance is measured over a three-year period beginning on May 1, 2013 and ending on April 30, 2016 and the applicable performance metric is the Company’s earnings before interest, taxes, debt and amortization, or EBITDA, from continuing operations. The Compensation Committee selected EBITDA from continuing operations as the fiscal year 2014 performance metric because it believes this metric is a critical driver of sustained value creation over the longer term. At the end of the performance period, the Compensation Committee will certify the performance results and percentage payout, as well as the resulting final number of performance share units earned by each executive officer. There are no dividends paid on outstanding performance share units during the vesting period, but dividend equivalents on the number of performance share units that ultimately vest will accumulate and be deemed reinvested during the vesting period. Upon vesting of the performance share units, in addition to receiving the number of shares of common stock determined according to the payout calculation, the executive will receive additional shares of common stock equal in value to the total dividends that would have been paid on the number of shares of common stock that vest. Performance share units do not carry voting rights.

Market Stock Units

For fiscal year 2014, our executive officers, including our NEOs, received 30% of their annual LTI compensation in the form of market stock units. If certain performance thresholds are met, a participating executive has the opportunity to earn a payout between 50% and 200% of his or her target number of market stock units based on the ratio of the average of the Company’s stock price for the thirty consecutive trading days prior to the grant date (“Grant Date Price”) and the average of the Company’s stock price for the thirty days prior to the end of the three-year performance period applicable to the awards, or April 30, 2016 (“Ending Date Price”). Performance is measured over a three-year performance period beginning on May 1, 2013 and ending on April 30, 2016, with the applicable performance metrics established within ninety days of the beginning of the performance period and the cumulative results for the three-year period determining whether any shares of common stock are payable upon vesting of the market stock units following the end of the three-year period.

The vesting of market stock units is subject to two thresholds, both of which must be satisfied for any payout to occur. First, the Ending Date Price must be greater than or equal to 50% of the Grant Date Price. Second, the Company’s average return on equity based on net income from continuing operations during the three-year performance period must be greater than or equal to 20%. Failure to attain either of these thresholds would result in forfeiture of the entire market stock unit award. The total number of market stock units earned by participating executives, if any, is equal to the number of market stock units granted on the grant date multiplied by the ratio of the Ending Date Price to the Grant Date Price. The following formula is used to calculate the final number of earned market stock units:

At the end of the performance period, the Compensation Committee will certify the performance results and percentage payout, as well as the resulting number of market stock units earned by each executive officer. There are no dividends paid on outstanding market stock units during the vesting period, but dividend equivalents on the number of market stock units that ultimately vest will accumulate and be deemed reinvested during the vesting period. Upon vesting of the market stock units, in addition to receiving the number of shares of common stock determined according to the payout calculation, the executive will receive additional shares of common stock equal in value to the total dividends that would have been paid on the number of shares of common stock that vest. Market stock units do not carry voting rights.

Restricted Share Units

For fiscal year 2014, our executive officers, including our NEOs, received 20% of their annual LTI compensation in the form of restricted share units. There are no dividends paid on outstanding restricted share units during the vesting period, but dividend equivalents on the number of restricted share units that vest will accumulate and be deemed reinvested during the vesting period. Upon vesting of the restricted share units, in addition to receiving the applicable number of shares of common stock, the executive will receive additional shares of common stock equal in value to the total dividends that would have been paid on such shares. Restricted share units do not carry voting rights.

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Stock Options

Prior to fiscal year 2012, we historically granted stock options as a component of the equity mix for the annual LTI compensation of our executives. In fiscal year 2014, we did not grant stock options as part of the annual LTI compensation program.

Fiscal Year 2014 LTI Vesting Provisions

Performance share units and market stock units generally vest, if at all, on the third anniversary of the grant date. Restricted share units generally vest in one-third annual increments beginning on the first anniversary of the grant date.

An executive generally will forfeit his or her equity award upon voluntary termination of employment or termination for cause prior to the vesting date, but will receive a full vesting of his or her awards (as determined based upon the attainment of performance goals, when applicable) in the event of the executive’s death or disability more than one year following the grant date, and will receive pro-rata vesting of his or her awards (as determined based upon the attainment of performance goals, when applicable) in the event of the executive’s retirement more than one year following the grant date. For performance share units and market stock units, an executive will receive pro-rata vesting of the awards, as determined based upon the attainment of applicable performance goals, in the event of the executive’s involuntary termination without cause more than one year following the grant date.

For performance-based awards, after a change in control the Compensation Committee may in its discretion waive the performance goals that apply to such performance-based awards. If it does, the units generally will vest as a result of the executive’s continued employment through the third anniversary of the grant date and the executive will receive all or a pro-rata portion of the award in the event of certain forms of termination that occur in connection with or following the change in control. For restricted share units, the executive will receive full vesting in the event of certain forms of termination (as set forth in the award agreement governing the grant) in connection with a change in control.

Fiscal Year 2014 LTI Compensation Awards

For fiscal year 2014, we awarded our NEOs performance share units, market stock units, and restricted share units in the following amounts:

Officers	Award Value ($)(1)	Performance Share Units (#)(1)	Market Stock Units (#)(1)	Restricted Share Units (#)(1)
William C. Cobb	$4,500,000	77,003	48,163	32,433
Gregory J. Macfarlane	$1,000,000	17,112	10,703	7,208
Thomas A. Gerke	$1,000,000	17,112	10,703	7,208
DelosL. (“Kip”) Knight, III	$500,000	8,556	5,352	3,604
Jason L. Houseworth	$500,000	8,556	5,352	3,604
Former Officers
Susan P. Ehrlich(2)	$500,000	8,556	5,352	3,604

(1)

Represents the value of our LTI compensation awards, which are subject to rounding. These award values are converted into: (i) the number of performance share units and market stock units based on the Monte Carlo valuation model as of the grant date and (ii) the number of restricted share units based on the closing price of one share of common stock on the grant date. The number of performance share units, market stock units, or restricted share units resulting from the conversion of the award value to the number of units awarded is rounded up to the nearest whole unit, such rounded numbers are reflected in the chart above. As such, the award value reported in this column may differ from the accounting grant date fair value under ASC 718 presented in the Summary Compensation Table and the Grants of Plan-Based Awards Table on pages 46 and 48, respectively. For assumptions used in the valuation models, refer to Note 13 of the Company’s financial statements in the Company’s Annual Report on Form 10-K for the year ended April 30, 2014, as filed with the SEC. In such Annual Report on Form 10-K, Note 13 references “performance-based share units,” which include performance share units and market stock units.

(2)

Pursuant to the terms of Ms. Ehrlich’s Severance and Release Agreement, Ms. Ehrlich was entitled to receive pro-rata vesting of outstanding performance share units and market stock units granted during her service with the Company. The actual number of performance share units and market stock units ultimately converted to common shares, if any, depends upon the achievement of the various performance metrics. Pursuant to the terms of the agreement, Ms. Ehrlich forfeited 7,829 target fiscal year 2014 performance share units, 4,897 target fiscal year 2014 market stock units and all of her fiscal year 2014 restricted share units. Following this forfeiture, Ms. Ehrlich had 727 target fiscal year 2014 performance share units, 455 target fiscal year 2014 market stock units and zero fiscal year 2014 restricted share units outstanding.

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All of the awards shown in the table above had a grant date of June 30, 2013. The performance share units and market stock units will vest, if at all, on the third anniversary of the grant date and the restricted share units will vest in one-third annual increments beginning on the first anniversary of the grant date.

Actions Pertaining to Fiscal Year 2015 LTI Compensation

At the beginning of fiscal year 2015, the Compensation Committee carefully considered the mix of equity-based compensation for executive officers and determined that the current equity mix continues to strike the appropriate balance among rewarding, motivating and retaining our executives. The Committee determined that this equity mix properly rewards our executives for their fiscal year 2014 performance, motivates them to work towards achieving our long term objectives and further aligns their interests with the interests of our shareholders. As a result, for fiscal year 2015, our executive officers, including our NEOs, received 50% of their annual LTI compensation in performance share units, 30% in market stock units and 20% in time-based restricted share units. Except for the fiscal year 2015 LTI awards made to Mr. Cobb, the payment structures, vesting schedules, terms and conditions of the fiscal year 2015 equity-based compensation are identical to those of the fiscal year 2014 equity-based compensation described above under the heading “Actions Pertaining to Fiscal Year 2014 LTI Compensation” beginning on page 34. As described in the Company’s Current Report on Form 8-K filed on July 1, 2014, Mr. Cobb’s fiscal year 2015 equity-based compensation contained modified vesting provisions providing that his voluntary retirement after reaching age 60 will not result in the forfeiture of any equity awards outstanding for more than one year prior to such retirement; rather, the equity awards will continue to vest on the stated vesting dates set forth in the applicable award agreement and with performance adjustments (if any) made under such agreement as if he remained employed through such stated vesting dates. Additionally, the covenant against solicitation of employees was increased from one year following his last day of employment to two years following his last day of employment. The other material terms of his equity-based compensation are identical to those of the fiscal year 2014 equity-based compensation described above.

Fiscal Year 2015 LTI Compensation Awards

In June 2014, we awarded annual LTI compensation grants for fiscal year 2015 to NEOs who are currently serving as executive officers as follows:

Officers	Award Value ($)(1)	Performance Share Units (#)(1)	Market Stock Units (#)(1)	Restricted Share Units (#)(1)
William C. Cobb	$5,500,000	74,184	44,296	32,817
Gregory J. Macfarlane	$1,125,000	15,174	9,061	6,713
Thomas A. Gerke	$1,050,000	14,163	8,457	6,265
Delos L. (“Kip”) Knight, III	$1,000,000	13,488	8,054	5,967
Jason L. Houseworth	$750,000	10,116	6,041	4,475

(1)

Represents the value of our annual LTI compensation program awards, which are subject to rounding. These award values are converted into: (i) the number of performance share units and market stock units based on the Monte Carlo valuation model as of the grant date and (ii) the number of restricted share units based on the closing price of one share of common stock on the grant date. The number of performance share units, market stock units, or restricted share units resulting from the conversion of the award value to the number of units awarded is rounded up to the nearest whole unit, such rounded numbers are reflected in the chart above. As such, the award value reported in this column may differ from the accounting grant date fair value under ASC 718.

The increases in fiscal year 2015 LTI awards are intended to reward our executives for their performance in fiscal year 2014, recognize their contributions to the Company’s financial and operational performance, and continue to tie a significant portion of each executive’s compensation to the long term value we create for our shareholders. Mr. Cobb’s annual LTI compensation grant has not been increased or otherwise adjusted since he joined the Company in May 2011. The fiscal year 2015 increase for Mr. Cobb takes into consideration Mr. Cobb’s leadership during fiscal year 2014, as well as during his tenure as CEO, and the Company’s financial and operational performance. The increases for Messrs. Macfarlane and Gerke reflect recognition of their specific roles and responsibilities, their individual performance in fiscal year 2014, and their overall contributions to the Company. The increases for Messrs. Knight and Houseworth reflect adjustments to bring their LTI compensation closer to market median for executive positions of similar strategic importance within our Peer Group and the general market environment, as well as in recognition of their individual performance and contributions to the Company’s financial and operational performance in fiscal year 2014.

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Vesting and Performance-based Payouts of Fiscal Year 2012 Performance Share Units

As previously disclosed, our executive officers, including certain of our NEOs, received performance share units in fiscal year 2012. These performance share units vested on April 30, 2014 and the performance was certified and the overall payout was approved by the Compensation Committee in June 2014. Under the terms of the award agreements for such performance share units, a participating executive had the opportunity to earn an initial performance share unit payout, ranging from 0% to 200% of his or her target award, based upon the Company’s performance against pre-established performance metrics. Performance was measured over three separate twelve-month performance periods, with the performance metrics established within ninety days of the beginning of each performance period and the average of the payout results for the three separate performance periods determining the initial earned number of performance share units at the end of the three-year period. This initial payout was then modified based on the Company’s TSR over the entire three-year period relative to the S&P 500. The TSR modifier could increase or decrease the payout by up to 25% of the initial payout amount. As a result of the TSR modifier, a participating executive could receive a maximum final payout of up to 250% of the performance share units initially granted to such executive. The performance metrics (in equal weights for each performance period) and objectives (in millions) for each of the three separate twelve-month performance periods were as follows:

Performance Period	Metric	Threshold	Target	Maximum
May 1, 2011 – April 30, 2012	Revenue from Continuing Operations(1)	$2,801.7	$3,012.6	$3,163.2
	EBITDA from Continuing Operations(2)	$813.0	$856.6	$899.4
May 1, 2012 – April 30, 2013	Revenue from Continuing Operations(1)	$2,793.8	$2,893.8	$3,043.8
	EBITDA from Continuing Operations(2)	$840.0	$870.0	$920.0
May 1, 2013 – April 30, 2014	Revenue from Continuing Operations(1)	$2,848.0	$2,935.0	$3,022.0
	EBITDA from Continuing Operations(2)	$830.0	$885.0	$940.0

(1)	Revenue from Continuing Operations includes consolidated revenue for the relevant fiscal year attributable to continuing operations (in millions).
(2)

EBITDA from Continuing Operations includes consolidated net earnings for the relevant fiscal year before the deduction of interest, taxes, depreciation and amortization attributable to continuing operations before the deduction of income taxes (in millions).

Based on the Company’s results relative to the above thresholds, targets, and maximums, the Compensation Committee approved a performance percentage of 110.1%. The Compensation Committee then applied a TSR modifier of 125% based on the Company’s TSR over the three-year performance period. Based on the performance percentage and the TSR modifier, our NEOs who were employed at the end of the performance period received 137.6% of the performance share units they were initially granted, as well additional shares of common stock equal in value to the total dividends that would have been paid on the number of shares of common stock that vested pursuant to the payout calculation. The table below shows the target-level opportunities and actual awards under our fiscal year 2012 performance share unit program for our NEOs:

Officers	PSUs Granted	Actual Shares Received (Shares)(1)
William C. Cobb	77,320	119,308
Gregory J. Macfarlane(2)	n/a	n/a
Thomas A. Gerke	12,355	18,608
Delos L. (“Kip”) Knight, III(2)	n/a	n/a
Jason L. Houseworth	5,115	7,957
Former Officers
Susan P. Ehrlich(3)	8,405	7,556

(1)

The amount of shares actually received by the NEOs includes additional shares of common stock equal in value to the total dividends that would have been paid on the number of shares of common stock that vest pursuant to the payout calculation.

(2)	Messrs. Macfarlane and Knight were not eligible for grants of fiscal year 2012 performance share units as they had not yet joined the Company.
(3)

Pursuant to the terms of Ms. Ehrlich’s Severance and Release Agreement, Ms. Ehrlich was entitled to receive pro-rata vesting of outstanding performance share units granted during her service with the Company. Ms. Ehrlich forfeited 3,727 of her 8,405 target fiscal year 2012 performance share units resulting in a target opportunity of 4,678 shares.

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Benefits and Perquisites

We provide certain benefits to all full-time employees, including employer matching contributions to our qualified retirement plan, an employee stock purchase plan that permits purchases of our common stock at a discount, life insurance, health and welfare benefit programs, and the opportunity to use our tax preparation services for no charge. Benefits for executives generally are the same as benefits for all other full-time employees, except that executive officers and certain key employees may participate in our executive life insurance plan and our deferred compensation plan and are entitled to certain relocation benefits as described below. We have structured our executive benefit program to be consistent with our philosophy of emphasizing direct and performance-based elements in our executive compensation program. We believe the benefits our executives receive are modest relative to market practices.

In order to attract and retain executives, we offer an executive life insurance plan that provides death benefits up to three times the participating executive’s annual base salary. The death benefits are payable to beneficiaries designated by the participating executive.

Our deferred compensation plan, which is discussed in detail on page 50, is designed to assist our executives in building retirement savings by offering participants the opportunity to defer their receipt of base salary and STI compensation.

We also provide relocation benefits to eligible employees. These relocation benefits generally cover certain common relocation expenses and are subject to a clawback requirement, which requires recipients to repay all or a portion of the benefits to the Company in the event of their voluntary termination or termination for cause within 12 months following the relocation date.

We purchase tickets to various cultural, charitable, civic, entertainment, and sporting events for business development and relationship building purposes, as well as to maintain our involvement in communities in which the Company operates and our employees live. Occasionally, our employees, including our executives, use such tickets for personal purposes when they are not otherwise used for business purposes.

Perquisites represent an immaterial element of our executive compensation program. We believe our overall executive perquisites are well below the market median relative to our Peer Group.

COMPENSATION “CLAWBACK” POLICY AND RESTRICTIVE COVENANTS

Our Board has adopted a “clawback” policy which provides that, in the event of a restatement of our financial results, the Board has the authority to seek reimbursement of any portion of performance-based or incentive compensation paid, vested, or awarded in any previous year that is greater than the amount that would have been paid or awarded if calculated based on the restated financial results. Mr. Cobb’s employment agreement and the award agreements applicable to our executive officers under the 2003 Plan and the 2013 Plan each include a clawback provision consistent with the terms of the Board’s clawback policy.

Our award agreements contain restrictive covenants, including non-competition and non-solicitation provisions, which, if violated, authorize the Company to cancel or rescind the award or seek reimbursement of value received by the individual, consistent with applicable law.

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COMPENSATION METHODOLOGY AND CALCULATION

Peer Group

With the input of its independent compensation consultant, the Compensation Committee reviews the Peer Group annually and revises it as circumstances warrant. The Peer Group of companies used in fiscal year 2014 remained unchanged from the 18 companies used in fiscal year 2013. We endeavor to identify companies that are comparable to our core businesses, including tax and professional products and services. The fiscal year 2014 Peer Group consists of the 18 companies listed in the following chart, which sets forth the relative size measures considered by the Compensation Committee:

Fiscal Year 2014 Peer Group
Company	Revenue(1)	Total Assets(2)	Market Cap(3)
Apollo Group, Inc.	$3,681	$2,998	$3,095
Arthur J. Gallagher & Co.	$2,963	$5,970	$6,215
CA, Inc.	$4,614	$11,595	$15,185
Cognizant Technology Solutions Corporation	$8,436	$7,617	$30,546
Convergys Corporation	$2,028	$1,980	$2,141
DST Systems, Inc.	$2,644	$3,103	$3,856
Equifax Inc.	$2,283	$4,390	$8,407
Fidelity National Information Services, Inc.	$5,992	$14,491	$15,628
First American Financial Corporation	$5,013	$6,501	$2,981
Fiserv, Inc.	$4,707	$9,456	$15,270
Garmin Ltd.	$2,641	$4,823	$9,017
Genpact Limited	$2,081	$2,644	$4,228
Global Payments Inc.	$2,415	$3,499	$4,739
Intuit Inc.	$4,231	$4,068	$21,744
Robert Half International Inc.	$4,196	$1,475	$5,820
Unisys Corporation	$3,440	$2,238	$1,474
Willis Group Holdings Public Limited Company	$3,607	$15,323	$7,966
Yahoo! Inc.	$4,760	$14,906	$41,024
Median	$3,644	$4,607	$7,091
H&R Block, Inc.	$2,934	$3,275	$7,958
H&R Block, Inc. Percentile Rank	35%	32%	53%

Data Source: Standard & Poor’s Research Insight

(1)	Most recently reported four quarters as of March 2014 (in millions)

(2)	Most recently reported quarter as of March 2014 (in millions)

(3)	As of December 31, 2013

Relative to our Peer Group, the fiscal year 2014 targeted total direct compensation for our NEOs, including our CEO, was below the peer median.

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Use of External Consultants

As discussed above, the Compensation Committee retains Frederic W. Cook & Co. as its external, independent compensation consultant for objective advice and assistance on executive compensation matters. Cook reports directly to the Committee and the Committee may replace Cook or hire additional consultants at any time. Cook advises the Compensation Committee on issues pertaining to executive compensation, including the assessment of market-based compensation levels, the selection of our Peer Group, our pay positioning relative to the market, the mix of pay, incentive plan design, and other executive employment matters. Cook provides its advice based in part on prevailing and emerging market practices, as well as our specific business context. The Committee retains sole authority to hire Cook, approve its compensation and the appropriate funding by the Company for such compensation, determine the nature and scope of its services, evaluate its performance, and terminate its engagement. The Compensation Committee believes that external compensation consultants for the Compensation Committee should be independent and serve the Compensation Committee exclusively, and should not perform any other services for the Company at any time. Cook performs no other services for the Company.

For fiscal year 2014, the Compensation Committee assessed Cook’s independence, taking into account the following factors:

¡	The provision of other services to the Company by Cook;

¡	The amount of fees received from the Company by Cook as a percentage of Cook’s total revenue;

¡	Cook’s policies and procedures that are designed to prevent conflicts of interest;

¡	Any business or personal relationship between the individuals at Cook performing consulting services and the members of the Compensation Committee;

¡	Any ownership of Company stock by the individuals at Cook performing consulting services for the Compensation Committee; and

¡	Any business or personal relationship between the consultant or any other employee at Cook and an executive officer of the Company.

In connection with the Compensation Committee’s review, Cook provided the Compensation Committee with appropriate assurances and confirmation of its independent status. The Compensation Committee believes Cook has been independent throughout its service for the Committee and that there is no conflict of interest between Cook and the Compensation Committee.

Executive Evaluation Process

Our Compensation Committee reviews our CEO’s performance each year against pre-established financial, operational, strategic, and individual objectives. Our CEO is responsible for sharing with the Compensation Committee his current year accomplishments in light of current year objectives, as well as proposed objectives for the following year. The Compensation Committee reviews the CEO’s accomplishments, objectives, and overall performance with assistance from the Compensation Committee’s independent compensation consultant. The Committee keeps the independent members of the Board apprised of its activities related to the review and approval of CEO performance and compensation matters and, from time to time, consults with such independent members on matters concerning CEO compensation. Based on its evaluation, the Compensation Committee determines the CEO’s compensation. Following such determination, the Chairman of the Board discusses the Compensation Committee’s evaluation and determinations with the CEO. Our CEO does not play a role in determining his own compensation, other than discussing his annual performance review with the Chairman of the Board and sharing his accomplishments and proposed objectives with the Compensation Committee.

Our Compensation Committee consults with the CEO concerning the performance of other executive officers and approves the compensation of such officers, taking into account recommendations of the CEO and input from the Board and the Committee’s independent compensation consultant. Our CEO and Chief People Officer assist the Compensation Committee in reaching compensation decisions regarding executives other than themselves. In addition, the CEO (with input from other senior executives) develops recommendations for the Committee’s approval regarding performance goals under our STI and LTI compensation programs. Executive officers do not play a role in determining their own compensation, other than discussing their annual performance reviews with their supervisors and, in the case of the CEO, making recommendations for the Committee’s approval regarding performance goals under our STI and LTI programs. The Committee reviews the recommendations and approves any changes as it determines in its sole discretion to be in the best interests of the Company and our shareholders.

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Except as otherwise noted, the Compensation Committee’s executive compensation determinations are the result of the Committee’s business judgment, which is informed by the experiences of the Committee members as well as input from the Committee’s independent compensation consultant.

Other Awards

We occasionally offer sign-on awards as a means to attract talented executives. These awards are typically offered in negotiating employment terms and generally are in the form of cash, guaranteed STI bonuses in the initial year of employment, or grants of LTI compensation.

Under authority delegated by the Compensation Committee, our CEO may approve the grant of equity awards to employees other than executive officers. Such equity awards are subject to the terms and conditions approved by the Compensation Committee, including a limitation on the total number of equity awards that our CEO is authorized to grant, and our CEO exercises this authority to approve grants to certain employees other than executive officers as part of their annual LTI compensation, to newly hired and promoted individuals, or in recognition of outstanding achievements.

Stock Ownership Guidelines

We believe that our executive officers should have a significant financial stake in the Company to ensure that their interests are aligned with those of our shareholders. To that end, we have adopted stock ownership guidelines that define ownership expectations for certain executive officers covered under the guidelines. Under the guidelines adopted by the Committee during fiscal year 2014, covered executives are expected to attain and retain a level of qualifying equity securities equal to a multiple of their annual base salaries. In determining whether a covered executive has met the applicable ownership requirement, we include shares owned by such executive outright, the after-tax value of vested stock option awards, and share equivalents the executive holds in the Company’s benefit plans (any of such shares, awards or share equivalents, “Covered Shares”). Unvested equity awards, regardless of the type of award, are not included for purposes of determining compliance with the executive’s ownership requirement.

Our stock ownership guidelines provide that, until a covered executive satisfies the applicable holding requirement, he or she is required to retain a specified percentage of any Covered Shares owned as of the date on which he or she becomes subject to the guidelines or acquired thereafter. The covered executives, required ownership levels, and retention percentages under our stock ownership guidelines are as follows:

Covered Executives	Ownership Requirement	Retention Percentage
Chief Executive Officer	6x Base Salary	100%
Chief Financial Officer, Chief Legal Officer	3x Base Salary	75%
Business Unit or Division Presidents, as designated by the CEO	3x Base Salary	50%
Others designated by the CEO	2x Base Salary	50%

Before the covered executive satisfies the applicable ownership requirement, he or she will be subject to the retention requirements described above and may only sell or transfer Covered Shares in a manner that does not violate the applicable retention percentage requirement. After the covered executive satisfies the applicable ownership requirement, he or she will no longer be subject to the retention requirements and the stock ownership guidelines will no longer preclude a sale or transfer any Covered Shares, so long as such executive’s ownership of Covered Shares continues to exceed the applicable ownership requirement. Mr. Cobb has met his ownership requirement and all of our other current NEOs have either met or are progressing toward attaining their applicable ownership requirements. The Compensation Committee annually reviews each covered executive’s progress toward meeting the stock ownership guidelines.

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Accounting for Stock-Based Compensation

We recognize stock-based compensation expense for the issuance of performance share units, market stock units, restricted share units, and stock options, as well as stock purchased under our employee stock purchase plan, pursuant to FASB Accounting Standards Codification Topic 718, “Stock Compensation.” Under this accounting methodology, we generally recognize stock-based compensation expense on a straight-line basis over applicable vesting periods. For assumptions used in determining these expenses, refer to Note 13 of the Company’s financial statements in the Company’s Annual Report on Form 10-K for the year ended April 30, 2014, as filed with the SEC.

Prohibition on Derivatives Trading and Hedging and Pledging of Our Securities

Our Insider Trading Policy prohibits all directors and employees, including the NEOs, from trading in any puts, calls, covered calls or other derivative products involving any Company securities. Additionally, our policy prohibits these individuals from engaging in any hedging transactions with respect to any Company securities, which includes the purchase of certain instruments (including “cashless collars,” forward sales contracts, equity swaps or any other similar instruments) designed to hedge, monetize or offset any decrease in the market value of such securities. The policy also prohibits our employees and directors from pledging, or using as collateral, Company securities in order to secure personal loans or obligations, which includes a prohibition against holding shares of Company stock in a margin account.

Tax Considerations

We believe it is in the best interests of our shareholders for us to maximize tax deductibility when appropriate. Section 162(m) of the IRC limits to $1,000,000 our federal income tax deduction for compensation paid to any of our NEOs (other than our Chief Financial Officer), subject to certain exceptions, including an exception for performance-based compensation. We designed the Executive Performance Plan and portions of our equity-based compensation with an intent to enable the Company to deduct such compensation under IRC Section 162(m) to the greatest extent permitted.

Although deductibility of compensation is preferred, tax deductibility is not a primary objective of our compensation programs. We believe it is important to retain the flexibility to compensate executives competitively even if such compensation is potentially not deductible for tax purposes. The Compensation Committee and the Board consider the impacts of IRC Section 162(m) in developing, implementing, and administering our compensation programs. However, the Committee and the Board balance this consideration with our primary goal of structuring compensation programs to attract, motivate, reward, and retain highly talented executives. As such, exceptions may occur when the Compensation Committee or the Board, after balancing tax efficiency with long term strategic objectives, believe it is in the best interests of our shareholders. In addition, because of the uncertainties associated with the application and interpretation of IRC Section 162(m) and the regulations issued thereunder, there can be no assurance that compensation intended to satisfy the requirements for deductibility under IRC Section 162(m) will in fact be deductible.

TERMINATION OF EMPLOYMENT, SEVERANCE AND TRANSITION ARRANGEMENTS

Executive Severance Plan

In connection with the Company’s movement from executive employment agreements to standardized employment terms and arrangements, in May 2009, the Company adopted the H&R Block Executive Severance Plan (“Executive Severance Plan”). In November 2013, the Board, upon recommendation of the Compensation Committee, approved certain amendments to the Executive Severance Plan. Information regarding the Executive Severance Plan is included on page 52.

Messrs. Macfarlane, Gerke, Knight and Houseworth are participants in the Executive Severance Plan. Under the terms of Mr. Cobb’s employment agreement, which is described in more detail on page 51, Mr. Cobb only participates in the Executive Severance Plan if and to the extent that the benefits related to equity awards thereunder exceed those contained in his employment agreement.

The Executive Severance Plan is intended to support a variety of objectives, including (i) standardization of severance policy among the senior officers, which ensures internal parity, simplifies internal administration, and mitigates negotiation at hire and termination, and (ii) the attraction and retention of highly skilled executives by protecting them from the short term economic consequences associated with unexpected termination of employment in the absence of cause. Based on advice from the Compensation Committee’s independent compensation consultant, we believe the benefits our NEOs would receive under various severance scenarios are modest relative to the market but sufficient to support the above objectives.

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Change in Control Provisions

Change in control provisions for our NEOs are set forth in the Executive Severance Plan, discussed above and on page 52, and the LTI awards, discussed on page 36. We provide these “change in control” benefits as a means to attract and retain talented executives, who could have other job alternatives that may appear more attractive absent these benefits. In addition, by providing financial protection in the event that a transaction results in the loss of employment, the change in control program helps to ensure the independence and objectivity of our executives when reviewing potential transactions and that executives will remain focused during periods of uncertainty. The Executive Severance Plan does not provide for any gross-up payments to offset excise tax liabilities that result from change in control payments. All change in control payments under the Executive Severance Plan require both a change in control and the subsequent loss of employment by the NEO (considered a “double-trigger”).

Change in control provisions for Mr. Cobb are set forth in his employment agreement. Consistent with the Executive Severance Plan, Mr. Cobb’s employment agreement does not provide for any gross-up payments to offset excise tax liabilities that result from change in control payments. All change in control payments under his employment agreement require both a change in control and a subsequent loss of employment (considered a “double-trigger”).

In addition, in connection with equity awards granted pursuant to the 2013 Plan, our current NEOs have entered into award agreements with the Company that contain provisions accelerating the vesting of equity awards upon certain changes in control and the subsequent actual or constructive termination of employment following the business transaction (considered a “double-trigger”). We use this “double-trigger” equity acceleration policy to protect against the loss of retention power following a change in control and to avoid windfalls, both of which could occur if vesting accelerated automatically as a result of a transaction. Equity acceleration following a change in control under the award agreements is discussed on page 54.

The Company has historically avoided the use of excise tax gross-up provisions relating to a change in control and has no such gross-up obligations in place with respect to any executive officers, including Mr. Cobb. Consistent with the Company’s historical practice, in the future we intend to refrain from providing excise tax gross-up provisions relating to a change in control.

These change in control arrangements are not provided exclusively to the NEOs. A larger group of management employees is eligible to receive many of the change in control benefits described in this section.

Severance Agreement

In connection with Ms. Ehrlich’s departure, the Company entered into a Severance and Release Agreement (the “Severance Agreement”) with Ms. Ehrlich on August 16, 2013. Under the terms of the Severance Agreement, in exchange for two-year non-competition and non-solicitation covenants and a general release of claims, Ms. Ehrlich received a lump sum cash payment in the amount of $680,000, less applicable deductions, as severance payments under the Executive Severance Plan, plus a COBRA subsidy in the amount of $3,941, less applicable tax withholdings. Additionally, pursuant to the terms of the Executive Severance Plan, Ms. Ehrlich was entitled to receive any award payable under the applicable STI plan for the Company’s 2014 fiscal year based upon her actual performance and the Company’s attainment of goals established under the STI Plan as determined by the Compensation Committee, prorated to account for her actual period of service during such fiscal year. Under the terms of the Executive Severance Plan, Ms. Ehrlich was also entitled to vesting of a pro-rata portion of awards of outstanding performance share units and market stock units granted under the 2003 Plan and the 2013 Plan, in each case based upon the achievement of performance goals during the applicable performance period. Ms. Ehrlich is also entitled to receive a maximum monthly allowance of $1,000 per month for outplacement services for up to 15 months. The Severance Agreement is described in more detail in, and filed as an exhibit to, the Company’s Current Report on Form 8-K filed with the SEC on August 20, 2013.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on its review and discussion with management, the Committee approved the Compensation Discussion and Analysis and recommended to the Board of Directors that it be included in the Company’s 2014 Proxy Statement and the Company’s Annual Report on Form 10-K.

COMPENSATION COMMITTEE

Bruce C. Rohde, Chair

Marvin R. Ellison

Tom D. Seip

James F. Wright

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The following non-employee directors, each of whom is independent, serve on the Compensation Committee of the Board of Directors: Bruce C. Rohde (Chair), Marvin R. Ellison, Tom D. Seip, and James F. Wright. As discussed above, Mr. Ellison informed the Board on March 21, 2014 that, due to policies of his employer which limit the number of external boards of directors on which he can serve, he will not stand for re-election following the completion of his term at the 2014 annual meeting of shareholders. No director serving on the Compensation Committee during fiscal year 2014 (i) was or was formerly an officer or employee of the Company or any of its subsidiaries or (ii) had any relationships requiring disclosure in this proxy statement. None of our executive officers has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity whose executive officers served as a director or member of our Compensation Committee.

RISK ASSESSMENT IN COMPENSATION PROGRAMS

With the assistance of Cook, the Compensation Committee has assessed its broad-based and executive compensation programs to determine if the programs’ provisions and operations create undesired or unintentional risk of a material nature. The risk assessment included two work streams – one focused on reviewing areas of enterprise risk and the other focused on identifying compensation design risk. The enterprise risk analysis examined the types and magnitudes of risks our business activities present to the Company. The compensation design risk analysis examined the potential risks in the design of our performance-based compensation arrangements. The Committee identified and assessed the risk profile of each performance-based compensation plan. In this assessment, the Committee considered several features we have adopted to mitigate potential risks related to our compensation practices, including:

¡	Placing greater emphasis on long term equity incentives over short term cash incentives;

¡	Utilizing caps on potential payments of cash and equity compensation;

¡	Our clawback policy, which is discussed on page 39;

¡

Our Insider Trading Policy, which prohibits executives from hedging in the Company’s stock, pledging the Company’s stock, and engaging in transactions involving derivative products related to the Company’s stock;

¡

Our executive stock ownership guidelines, which, among other things, require our CEO to own shares or share equivalents held in the Company’s benefit plans equal to six times his or her base salary, which is discussed further on page 42; and

¡

The overall design of our compensation programs, including our focus on at-risk compensation that is directly tied to the Company’s performance and utilization of a balanced mix of performance measures which avoid placing excessive weight on a single performance measure.

As a result of our analysis, the Compensation Committee believes, and Cook concurs, that our compensation policies and practices do not create inappropriate or unintended material risks to the Company as a whole, and that, consequently, our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

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EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth for the fiscal year ended April 30, 2014 the compensation paid to or earned by the Company’s Named Executive Officers.

Name and Principal Position	Fiscal Year(1)	Salary ($)(2)	Bonus ($)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)

William C. Cobb,	2014	950,000	-	4,500,052	-	2,000,000	35,331	7,485,383
President and Chief Executive Officer(7)(8)	2013	950,000	-	4,780,595	383,648	1,314,563	39,170	7,467,976
	2012	951,200	900,000	4,500,037	4,506,070	856,188	239,470	11,952,965

Gregory J. Macfarlane,	2014	575,000	-	1,000,040	-	917,328	12,526	2,504,894
Chief Financial Officer(8)	2013	502,083	125,000	1,327,482	600,002	487,080	43,205	3,084,852

Thomas A. Gerke	2014	496,667	-	1,000,040	-	741,375	17,804	2,255,886
Chief Legal Officer(8)	2013	477,500	-	727,450	-	371,952	26,219	1,603,121
	2012	153,063	-	355,713	350,007	65,032	5,915	929,730

Delos L. (“Kip”) Knight, III	2014	408,333	-	500,034	-	622,755	23,318	1,554,440
President, U.S. Retail Operations(8)

Jason L. Houseworth,	2014	360,000	-	500,034	-	498,204	12,193	1,370,431
President, Global Digital and Product Management(8)	2013	354,167	-	485,028	-	278,964	32,170	1,150,329

Susan P. Ehrlich	2014	103,030	-	541,632(9)	-	35,761	697,514	1,377,847
Former President, Financial Services(9)	2013	391,875	-	485,028	-	309,960	16,906	1,203,769
	2012	172,083	200,000	236,768	225,005	164,241	157,398	1,155,495

(1)	Compensation for fiscal year 2012 or 2013 is included for only those NEOs who were also NEOs of the Company for such fiscal year(s).
(2)	Each of the NEOs contributed a portion of his or her fiscal year 2014 salary to the Company’s 401(k) savings plan, the H&R Block Retirement Savings Plan.
(3)

This column represents the grant date fair value under ASC 718 for performance share units, market stock units, and restricted share units granted during fiscal year 2014, as well as prior fiscal years (as applicable). Grants made prior to January 1, 2013 were made pursuant to the 2003 Plan, while grants made after January 1, 2013 were made pursuant to the 2013 Plan. The grant date fair value of these awards is computed in accordance with ASC 718 utilizing assumptions discussed in Note 13 “Stock-Based Compensation” to the Company’s consolidated financial statements in the Form 10-K for the year ended April 30, 2014, as filed with the SEC. These amounts reflect an accounting expense and do not correspond to the actual value that may be realized by the NEOs. During fiscal year 2014, Ms. Ehrlich forfeited the following (in each case, calculated in accordance with the foregoing assumptions): (i) 3,727, 6,753, and 7,829 performance share units granted in fiscal years 2012, 2013, and 2014, respectively, with grant date fair values equaling $59,856, $116,354, and $228,763, respectively; (ii) 5,331 and 4,897 market stock units granted in fiscal years 2013 and 2014, respectively, with grant date fair values equaling $87,268 and $137,263, respectively; and (iii) 3,737, 6,257, and 3,604 restricted share units granted in fiscal years 2012, 2013, and 2014, respectively, with grant date fair values equaling $65,248, $89,976, and $100,011, respectively.

(4)

This column represents the grant date fair value under ASC 718 for stock options granted during fiscal year 2014, as well as prior fiscal years (as applicable). Grants made prior to January 1, 2013 were made pursuant to the 2003 Plan, while grants made after January 1, 2013 were made pursuant to the 2013 Plan. The grant date fair value of a stock option award is computed in accordance with ASC 718 utilizing assumptions discussed in Note 13 “Stock-Based Compensation” to the Company’s consolidated financial statements in the Form 10-K for the year ended April 30, 2014, as filed with the SEC. These amounts reflect an accounting expense and do not correspond to the actual value that may be realized by the NEOs. During fiscal year 2014, Ms. Ehrlich forfeited 47,621 stock options granted in fiscal year 2012 with a grant date fair value of $150,006 (calculated in accordance with the foregoing assumptions).

(5)	This column represents amounts awarded and earned under the Company’s STI compensation program, as discussed on page 32 of this proxy statement.
(6)

In valuing personal benefits, we use the incremental cost to the Company of the benefit. For fiscal year 2014, these figures include the following: (i) the Company’s matching contributions under the H&R Block Retirement Savings Plan (“RSP”) of $10,200 (Mr. Cobb), $10,213 (Mr. Macfarlane), $10,467 (Mr. Gerke), $13,427 (Mr. Knight), $10,800 (Mr. Houseworth), and $4,867 (Ms. Ehrlich); (ii) the economic value of the death benefit provided by the Company’s Executive Survivor Plan (“ESP”) of $13,832 (Mr. Cobb), $2,068 (Mr. Macfarlane), $7,093 (Mr. Gerke), $5,616 (Mr. Knight), $1,148 (Mr. Houseworth), and $501 (Ms. Ehrlich) (the imputed income reported from the ESP represents the portion of the premium paid by the Company pursuant to the ESP that is attributable to term life insurance coverage for the executive officer; the ESP provides only an insurance benefit with no cash compensation element to the executive officer); (iii) payment by the Company on Mr. Cobb’s behalf of the incremental cost for personal use of the

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Company’s fractional share of a private aircraft by Mr. Cobb ($6,299) (this incremental cost includes variable costs incurred as a result of personal flight activity, such as hourly charges for each flight, fuel charges and miscellaneous fees; it excludes non-variable costs, such as the Company’s monthly management fee and insurance fees), Mr. Cobb’s family members accompanied him on certain flights at no incremental cost to the Company; (iv) non-cash awards of $147 (Mr. Macfarlane), $147 (Mr. Gerke), $147 (Mr. Knight), and $147 (Mr. Houseworth); and (v) H&R Block Foundation matching amount on behalf of Mr. Cobb ($5,000) with respect to his individual contributions to 501(c)(3) organizations on a calendar year basis relating to his position as a director of the Company. The amount reflected in this column for Ms. Ehrlich includes payments under her Severance Agreement, as described in more detail on page 44, of $692,147.

(7)

Mr. Cobb was appointed President and Chief Executive Officer of the Company effective May 16, 2011 pursuant to an employment agreement with an indirect subsidiary of the Company that provided for certain benefits and compensation reflected in this table. A summary of Mr. Cobb’s employment agreement is set forth below under “Employment Agreements, Change in Control and Other Arrangements,” beginning on page 51.

(8)

Messrs. Macfarlane, Gerke, Knight and Houseworth are participants in the Company’s Executive Severance Plan, a summary of which is set forth below under “Employment Agreements, Change in Control and Other Arrangements” on page 52. Pursuant to his employment agreement, Mr. Cobb participates in the Executive Severance Plan only if and to the extent that the benefits related to equity awards thereunder exceed those set forth in his employment agreement.

(9)

In connection with Ms. Ehrlich’s departure (as described in more detail on page 44) and pursuant to the terms of the Executive Severance Plan and her Severance Agreement, Ms. Ehrlich was entitled to accelerated vesting of a pro-rata portion of her awards of outstanding performance share units and market stock units granted under the 2003 Plan and the 2013 Plan. She will receive shares of common stock based on these units following the end of the relevant performance period only if, and to the extent, the applicable performance goals are achieved. The accelerated pro-rata vesting of 727 of the 8,556 target fiscal year 2014 performance share units and 455 of the 5,352 target fiscal year 2014 market stock units was deemed to be a modification of these awards under ASC 718. The amount in the Stock Awards column includes the grant date fair value of $500,034 for the fiscal year 2014 performance share units, market stock units, and restricted share units granted to Ms. Ehrlich on June 30, 2013 (without any reduction related to the forfeiture of all fiscal year 2014 restricted share units, 7,829 target fiscal year 2014 performance share units, or 4,897 target fiscal year 2014 market stock units) plus the $41,598 of incremental value related to the modification of these awards, each of these values was computed in accordance with ASC 718.

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GRANTS OF PLAN-BASED AWARDS TABLE

The following table provides information about non-equity incentive plan awards, equity incentive plan awards, and stock awards granted to our NEOs during the fiscal year ended April 30, 2014. The compensation plans under which the grants in the following table were made are described on pages 29 through 39 of this proxy statement.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name of Executive	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards($)(1)
Cobb
-STI Award(2)	-	-	$296,875	$1,187,500	$2,000,000	-	-	-	-	-	-	-
-LTI Award(1)	6/30/13	6/19/13	-	-	-	-	48,163	96,326	32,433	-	-	$2,250,025
-LTI Award(1)	6/30/13	6/19/13	-	-	-	-	77,003	192,508	-	-	-	$2,250,028
Macfarlane
-STI Award(2)	-	-	$116,000	$464,000	$928,000	-	-	-	-	-	-	-
-LTI Award(1)	6/30/13	6/19/13	-	-	-	-	10,703	21,406	7,208	-	-	$500,027
-LTI Award(1)	6/30/13	6/19/13	-	-	-	-	17,112	42,780	-	-	-	$500,013
Gerke
-STI Award(2)	-	-	$93,750	$375,000	$750,000	-	-	-	-	-	-	-
-LTI Award(1)	6/30/13	6/19/13	-	-	-	-	10,703	21,406	7,208	-	-	$500,027
-LTI Award(1)	6/30/13	6/19/13	-	-	-	-	17,112	42,780	-	-	-	$500,013
Knight
-STI Award(2)	-	-	$78,785	$315,000	$630,000	-	-	-	-	-	-	-
-LTI Award(1)	6/30/13	6/19/13	-	-	-	-	5,352	10,704	3,604	-	-	$250,028
-LTI Award(1)	6/30/13	6/19/13	-	-	-	-	8,556	21,390	-	-	-	$250,006
Houseworth
-STI Award(2)	-	-	$63,000	$252,000	$504,000	-	-	-	-	-	-	-
-LTI Award(1)	6/30/13	6/19/13	-	-	-	-	5,352	10,704	3,604	-	-	$250,028
-LTI Award(1)	6/30/13	6/19/13	-	-	-	-	8,556	21,390	-	-	-	$250,006
Ehrlich
-STI Award(2)	-	-	$70,000	$280,000	$560,000	-	-	-	-	-	-	-
-LTI Award(1)(3)	6/30/13	6/19/13	-	-	-	-	5,352	10,704	3,604	-	-	$250,028(4)
-LTI Award(1)(3)	6/30/13	6/19/13	-	-	-	-	8,556	21,390	-	-	-	$250,006(4)
-LTI Modification(3)	8/02/13	7/27/10(5)	-	-	-	-	455	910	-	-	-	$16,626(6)
-LTI Modification(3)	8/02/13	7/27/10(5)	-	-	-	-	727	1,818	-	-	-	$24,972(6)

(1)

Amounts represent awards made pursuant to the 2013 Plan. Dollar values represent the accounting grant date fair value of performance share units, market stock units, restricted share units, and, if applicable, stock options under ASC 718. These amounts reflect an accounting expense and do not correspond to the actual value that may be realized by the NEOs.

(2)

Amounts represent the potential value of the payouts under the Company’s STI compensation programs. Actual fiscal year 2014 STI payout amounts are included in the Summary Compensation Table on page 46.

(3)

Ms. Ehrlich received a grant of 8,556 target fiscal year 2014 performance share units, 5,352 target fiscal year 2014 market stock units and 3,604 restricted share units on June 30, 2013. In connection with the Ms. Ehrlich’s departure and pursuant to the terms of her Severance Agreement (as described in more detail on page 44) and the Executive Severance Plan, vesting of 727 target fiscal year 2014 performance share units and 455 target fiscal year 2014 market stock units was accelerated, and the original awards were deemed modified under ASC 718. She will receive shares of common stock based on these units following the end of the relevant performance period only if, and to the extent, the applicable performance goals are achieved. All other equity granted to Ms. Ehrlich on June 30, 2013 was forfeited. Ms. Ehrlich also forfeited equity related to grants made in fiscal year 2012 and fiscal year 2013.

(4)

These amounts represent the grant date fair value of Ms. Ehrlich’s award of performance share units, market stock units and restricted share units on June 30, 2013 (without any reduction related to the forfeiture of substantially all of these awards), computed in accordance with ASC 718.

(5)

Pursuant to the terms of the Executive Severance Plan, as approved by the Board on July 27, 2010, Ms. Ehrlich was entitled to accelerated vesting of a pro-rata portion of her awards of outstanding performance share units and market stock units granted under the 2003 Plan and the 2013 Plan

(6)

These amounts represent the incremental fair value of Ms. Ehrlich’s performance share units and market stock units, which were deemed modified as described above in note 3, computed in accordance with ASC 718.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table summarizes the equity awards made to our NEOs that are outstanding as of April 30, 2014.

	Option Awards					Stock Awards
Name of Executive	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Cobb	-	-	-	-	-	127,818	$3,632,576	127,818	$3,632,576
	-	-	-	-	-	33,120	$941,273	-	-
	387,980	193,990	-	$19.14	6/30/21	37,491	$1,065,494	-	-
	-	-	-	-	-	198,164	$5,631,814	198,164	$5,631,814
	-	-	-	-	-	56,321	$1,600,643	-	-
	606,470	-	-	$17.48	5/2/21	18,704	$531,568	-	-
Macfarlane	-	-	-	-	-	28,404	$807,249	28,404	$807,249
	-	-	-	-	-	7,361	$209,191	-	-
	-	-	-	-	-	33,026	$938,585	33,026	$938,585
	-	-	-	-	-	9,387	$266,779	-	-
	85,106	170,214	-	$15.35	6/4/22	26,061	$740,654	-	-
Gerke	-	-	-	-	-	28,404	$807,249	28,404	$807,249
	-	-	-	-	-	7,361	$209,191	-	-
	-	-	-	-	-	33,026	$938,585	33,026	$938,585
	-	-	-	-	-	9,387	$266,779	-	-
	81,586	40,794	-	$17.00	2/1/22	2,746	$78,041	-	-
Knight	-	-	-	-	-	14,203	$403,639	14,203	$403,639
	-	-	-	-	-	3,680	$104,596	-	-
	22,598	45,197	-	$17.96	12/3/22	7,424	$210,990	-	-
Houseworth	-	-	-	-	-	14,203	$403,639	14,203	$403,639
	-	-	-	-	-	3,680	$104,596	-	-
	-	-	-	-	-	22,022	$625,874	22,022	$625,874
	-	-	-	-	-	6,257	$177,824	-	-
	-	-	-	-	-	716	$20,349	-	-
	30,863	15,432	-	$16.04	6/30/21	1,247	$35,440	-	-
	7,575	3,788	-	$12.59	10/1/20	1,093	$31,063	-	-
	15,715	-	-	$16.89	7/2/19	-	-	-	-
Ehrlich(4)		-	-	-	-	1,207	$34,304	1,207	$34,304
	-	-	-	-	-	9,682	$275,172	9,682	$275,172
	3,809	-	-	$16.06	8/1/2014	-	-	-	-

(1)

Unvested stock options with an expiration date of June 30, 2023 vest in one-third increments on June 30, 2014, June 30, 2015, and June 30, 2016. Unvested stock options with an expiration date of June 4, 2022 vest in two equal increments on June 4, 2014 and June 4, 2015. Unvested stock options with an expiration date of February 1, 2022 vest on February 1, 2015. Unvested stock options with an expiration date of December 1, 2021 vest on December 1, 2015. Unvested stock options with an expiration date of June 30, 2021 vest on June 30, 2014. Unvested stock options with an expiration date of October 1, 2020 vest on October 1, 2014.

(2)

Unvested restricted share units of the Company’s common stock vest as follows: Mr. Cobb – 33,120 restricted share units vest in one-third increments on June 30, 2014, June 30, 2015 and June 30, 2016; 37,491 restricted share units vest in two equal increments on June 30, 2014 and June 30, 2015; 18,704 restricted share units vest on June 30, 2014; Mr. Macfarlane – 7,361 restricted share units vest in one-third increments on June 30, 2014, June 30, 2015 and June 30, 2016; 9,387 restricted share units vest in two equal increments on June 4, 2014 and June 4, 2015; 26,061 restricted share units vest in two equal increments on June 30, 2014 and June 30, 2015; Mr. Gerke – 7,361 restricted share units vest in one-third increments on June 30, 2014, June 30, 2015 and June 30, 2016; 9,387 restricted share units vest in two equal increments on June 30, 2014 and June 30, 2015; 2,746 restricted share units vest on February 1, 2015; Mr. Knight – 3,680 restricted share units vest in one-third increments on June 30, 2014, June 30, 2015 and June 30, 2016; 7,424 restricted share units vest in one-half increments on December 3, 2014 and December 3, 2015; Mr. Houseworth – 3,680 restricted share units vest in one-third increments on June 30, 2014, June 30, 2015 and June 30, 2016; 6,257 restricted share units vest in two equal increments on June 30, 2014 and June 30, 2015; 716 restricted share units vest on August 1, 2014; 1,247 restricted share units vest on June 30, 2014; 1,093 restricted share units vest on October 1, 2014.

(3)

Unvested target performance share units and target market stock units (including dividend equivalents accumulated as of April 30, 2014) vest as follows: Mr. Cobb – 49,183 PSUs and 78,634 MSUs cliff vest on June 30, 2016; 87,421 PSUs and 110,742 MSUs cliff vest on June 30, 2015; Mr. Macfarlane – 10,930 PSUs and 17,475 MSUs cliff vest on June 30, 2016; 14,570 PSUs and 18,455 MSUs cliff vest on June 30, 2015; Mr. Gerke – 10,930 PSUs and 17,475 MSUs cliff vest on June 30, 2016; 14,570 PSUs and 18,455 MSUs cliff vest on June 30, 2015; Mr. Knight – 5,465 PSUs and 8,737 MSUs cliff vest on June 30, 2016; Mr. Houseworth – 5,465 PSUs and 8,737 MSUs cliff vest on June 30, 2016; 9,715 PSUs and 12,307 MSUs cliff vest on June 30, 2015. Actual shares delivered are subject to performance conditions and therefore may vary from the target units reported here.

(4)

Ms. Ehrlich departed the Company after serving as President, Financial Services until August 2, 2013. A more detailed discussion of her Severance Agreement is described under “Termination of Employment, Severance and Transition Arrangements” beginning on page 44. In connection with her departure, Ms. Ehrlich forfeited 47,621 stock options granted on December 1, 2011 and all of her unvested restricted share units. Pursuant to the terms of her Severance Agreement, she received accelerated pro-rata vesting of awards of performance share units and market stock units and will receive shares of common stock based on these units following the end of the relevant performance period only if, and to the extent, the applicable performance goals are achieved.

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OPTION EXERCISES AND STOCK VESTED TABLE

The following table summarizes the value realized by the NEOs upon option award exercises and stock award vesting during the fiscal year ended April 30, 2014.

	Option Awards		Stock Awards
Name of Executive	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
Cobb	-	-	332,000	$9,997,364
Macfarlane	-	-	17,722	$505,466
Gerke	-	-	39,368	$1,215,434
Knight	-	-	3,711	$105,652
Houseworth	-	-	19,834	$603,018
Ehrlich(2)	20,000	$243,614	16,093	$493,569

(1)

These amounts include shares acquired pursuant to the vesting of the fiscal year 2012 performance share units on April 30, 2014 which were distributed in June 2014 following Compensation Committee certification of the performance and approval of the payouts (as described above under “Vesting and Performance-based Payouts of Fiscal Year 2012 Performance Share Units” on page 38).

(2)

Pursuant to the terms of Ms. Ehrlich’s Severance Agreement, she received accelerated pro-rata vesting of awards of performance share units and market stock units and will receive shares of common stock based on these units following the end of the relevant performance period only if, and to the extent, the applicable performance goals are achieved.

NONQUALIFIED DEFERRED COMPENSATION TABLE

The following table summarizes our NEOs’ compensation under the H&R Block, Inc. Deferred Compensation Plan for Executives during fiscal year 2014.

Name of Executive	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Cobb	-	-	-	-	-
Macfarlane	$9,667	-	$94	-	$9,760
Gerke	-	-	-	-	-
Knight	$49,000	-	$6,064	-	$69,547
Houseworth	-	-	$3,821	-	$76,279
Ehrlich	-	-	-	-	-

(1)	Amounts in this column reflect salary deferrals by the NEOs in fiscal year 2014. These amounts are also included in the “Salary” column of the Summary Compensation Table.
(2)	The amounts in this column are not included in the Summary Compensation Table because they are not above-market or preferential earnings on deferred compensation.
(3)

Amounts in this column include, among other things, NEO contributions and Company contributions previously reflected in Summary Compensation Tables included in the Company’s proxy statements for the fiscal years ended April 30, 2012 (filed with the SEC on July 31, 2012) and April 30, 2013 (filed with the SEC on July 29, 2013) to the extent any such NEO was included in the Company’s Summary Compensation Tables for such fiscal years.

H&R BLOCK DEFERRED COMPENSATION PLAN FOR EXECUTIVES

The Company provides the H&R Block, Inc. Deferred Compensation Plan for Executives, a nonqualified plan (the “DC Plan”), to employees who meet certain eligibility requirements. The DC Plan is intended to pay, out of the general assets of the Company, an amount substantially equal to the deferrals and Company contributions, adjusted for any earnings or losses. The Company does not provide any matching contributions for this plan.

Participants can elect to defer from 0% to 100% of eligible base salary and eligible commissions and up to 100% of annual bonus on a pre-tax basis. The DC Plan offers various investment options (which mirror the options available under the Company’s 401(k) plan) to participants, including a fixed rate option and Company stock. Participant deferrals are credited to a bookkeeping account that is

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administered by Fidelity Investments. Earnings are credited to each participant’s account based on the investment options selected by such participant. Participants may change or reallocate their investments at any time.

Participants can elect to receive in-service payments or lump-sum or monthly payments over one to 15 years following termination from service or disability. To ensure compliance with IRC Section 409A, the DC Plan provides that the payments following termination shall not be made before a date that is six months after the termination date. Amounts deferred under the DC Plan by NEOs, if any, are included in the “Salary” column of the Summary Compensation Table.

EMPLOYMENT AGREEMENTS, CHANGE IN CONTROL AND OTHER ARRANGEMENTS

William C. Cobb Employment Agreement

William C. Cobb entered into an Employment Agreement effective May 16, 2011 (the “Cobb Agreement”) to serve as the Company’s President and Chief Executive Officer which was subsequently amended as described below. The Board considered a diverse set of candidates when searching for a new President and Chief Executive Officer, and the Compensation Committee, in consultation with our independent compensation consultant, considered a variety of factors when designing the compensation package that was ultimately offered to Mr. Cobb. Mr. Cobb was serving at the time as a non-employee member of our Board, and our Compensation Committee considered him to possess skills and experiences that uniquely qualified him to serve as our President and Chief Executive Officer. Because Mr. Cobb had previously retired from a senior executive position with eBay Inc., the Compensation Committee determined that it was necessary to provide a compensation package that adequately motivated Mr. Cobb to devote the substantial effort required to serve as our President and Chief Executive Officer, including his commitment to relocate his family, including high school age children, to Kansas City where our headquarters is located, while ensuring an appropriate linkage between Mr. Cobb’s compensation and the Company’s actual performance during his tenure. In light of the Company’s recent history with high turnover at the CEO position, the Board considered it important to the future of the Company to design a compensation package that included these long term incentives.

The Cobb Agreement was recommended by the Compensation Committee and approved by the Board and was designed to incentivize Mr. Cobb to become President and Chief Executive Officer and to provide stability to the Company by providing him with long term incentives to remain in those positions for an extended period of time. Accordingly, the Cobb Agreement includes the following: an initial base salary of $950,000; participation in the Company’s STI compensation plan with a target incentive award equal to 125% of base salary; sign-on awards of cash and equity; and reimbursement of expenses in relation to the relocation of his family to the greater Kansas City area as provided under the Company’s standard executive relocation policy. The Company also provides Mr. Cobb with other customary health and employment benefits. A copy of the Cobb Agreement was filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on April 29, 2011.

The Cobb Agreement was originally set to expire on May 16, 2016 and provides that it may be terminated (i) by the Company with or without “Cause” (as defined in the footnotes to the Potential Payments Upon Termination or Change in Control Table on page 56 of this proxy statement), (ii) by Mr. Cobb with or without “Good Reason” (as defined in the footnotes to the Potential Payments Upon Termination or Change in Control Table on page 56 of this proxy statement) upon thirty days’ prior written notice, and (iii) by the Company for “Disability” (defined as Mr. Cobb’s incapacitation due to mental or physical illness or injury for 130 business days in any consecutive twelve months) upon thirty days’ prior written notice. If Mr. Cobb is terminated for Good Reason or is involuntarily terminated without Cause (as defined in the footnotes to the Potential Payments Upon Termination or Change in Control Table on page 56 of this proxy statement), the Company is obligated to provide to Mr. Cobb the compensation and benefits set forth in the Potential Payments Upon Termination or Change in Control Table on page 55. The Cobb Agreement contains the following post-termination restrictions on Mr. Cobb: non-hire, non-solicitation, and non-compete for one year following his last day of employment; non-disparagement of the Company for two years following his last day of employment; and non-disclosure of proprietary information in perpetuity.

The Cobb Agreement was amended on January 4, 2013 via a letter agreement (the “2013 Letter Agreement”). The 2013 Letter Agreement modifies Mr. Cobb’s participation in the Company’s STI compensation plan by removing the reference to “such higher amount as permitted by the annual STI Plan” and instituting a set maximum of 175% of Mr. Cobb’s target STI compensation, subject to any limitations contained in the applicable STI plan. Additionally, the 2013 Letter Agreement modifies

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the change in control definition set forth in the Cobb Agreement to match the change in control definition set forth in the equity award agreements entered into pursuant to the 2013 Plan.

The Cobb Agreement was further amended on July 15, 2014 via a letter agreement (the “2014 Letter Agreement”). The 2014 Letter Agreement extends the term of agreement to September 1, 2016. It also modifies Mr. Cobb’s participation in the Company’s STI compensation plan by increasing the set maximum of 175% of Mr. Cobb’s target STI compensation to 200% of his target STI compensation, subject to any limitations contained in the applicable STI plan. Additionally, the 2014 Letter Agreement extends the terms of Mr. Cobb’s post-employment non-hiring, non-solicitation, and non-competition restrictive covenants from one year following his last date of employment to two years following his last date of employment. The 2014 Letter Agreement also modifies the clawback provisions providing that, to the extent future laws or applicable stock exchange listing standards require more expansive clawback provisions, the more expansive provisions will be deemed incorporated into the Cobb Agreement and, to the extent more onerous, the more expansive provisions will be deemed to supersede the existing clawback provisions. Except for the amendments described above, the terms of the Cobb Agreement remain unchanged.

H&R Block Executive Severance Plan

In May of 2009, the Compensation Committee recommended and the Board of Directors approved the Executive Severance Plan. The Executive Severance Plan was amended and restated in November 2013 pursuant to the recommendation of the Compensation Committee and approval by the Board. Messrs. Macfarlane, Gerke, Knight and Houseworth participate in the Executive Severance Plan. Pursuant to the Cobb Agreement, Mr. Cobb participates in the Executive Severance Plan only if and to the extent that the benefits related to equity awards thereunder exceed those contained in his employment agreement.

The Executive Severance Plan is intended to support a variety of objectives, including (i) standardization of severance policy among the senior officers, which ensures internal parity, simplifies internal administration, and mitigates negotiation at hire and termination, and (ii) the attraction and retention of highly skilled executives by protecting them from the short term economic consequences associated with unexpected termination of employment in the absence of cause. Based on advice from the Compensation Committee’s independent compensation consultant, we believe the benefits our NEOs would receive under various severance scenarios are modest relative to the market.

Eligibility. An associate of the Company whose participation in the Executive Severance Plan is approved by the Compensation Committee is eligible.

Severance Benefits. Under the terms of the Executive Severance Plan, if a Participant incurs a Qualifying Termination or a Change in Control Termination (each as defined below), he or she is entitled to receive the following benefits: (i) a lump sum severance amount equal to the Participant’s monthly compensation multiplied by the Participant’s years of service, subject to a minimum payout equal to 12 months of service and a maximum payout equal to 18 months of service; (ii) a severance enhancement equal to a specified percentage of the Participant’s monthly compensation multiplied by the Participant’s years of service, subject to a minimum payout equal to 12 months of service and a maximum payout equal to 18 months of service; and (iii) an amount equal to the Participant’s COBRA subsidy multiplied by 12, if the Participant was enrolled in the Company’s applicable health, dental, and vision benefits on the termination date. The Company will also provide reasonable out placement assistance for a period not to exceed 15 months. The Participant is entitled to a pro-rata award of any amounts payable under the Company’s short term incentive compensation plan, based upon the Participant’s actual performance and the attainment of goals established as determined by the Board in its sole discretion.

Equity Awards. Effective November 8, 2013 and with respect to equity awards granted on or after March 5, 2013, the terms of the applicable equity award agreements govern the treatment of equity.

If a Participant incurs a Qualifying Termination, then: (i) a Participant shall forfeit any stock options, restricted shares and restricted share unit awards granted after July 11, 2010 that are not vested as of the separation date; and (ii) a Participant shall be entitled to a pro-rata award of any outstanding performance shares (including performance share units and market stock units) as of his or her separation date based on the achievement of the performance goals at the end of the applicable performance period.

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If a Participant incurs a Change in Control Termination, then: (i) the Participant becomes vested in all outstanding stock options, restricted shares, and restricted share unit awards; and (ii) a Participant shall be entitled to a pro-rata award of any outstanding performance shares (including performance share units and market stock units) as of his or her separation date based on the achievement of the performance goals at the end of the applicable performance period

Release. The Participant is required to sign a release agreement in order to receive severance benefits.

Repayment and Clawback. If the Company is required to restate financial statements or the Participant violates the provisions of any confidentiality, non-competition, or similar agreements with the Company, the Board may recover or require reimbursement of benefits under the Executive Severance Plan.

Definitions. “Qualifying Termination” means the involuntary separation from service by the Company under circumstances not constituting Cause (as defined below), but does not include the elimination of the Participant’s position where the Participant was offered a comparable position with the Company or with a party that acquires any assets from the Company, the redefinition of Participant’s position to a lower compensation rate or grade, or the Participant’s death or disability.

“Change in Control Termination” means a Participant’s Qualifying Termination or Good Reason Termination (as defined below), in either event within 75 days immediately preceding or within 18 months immediately following a Change in Control. Change in Control under the Executive Severance Plan is defined below in footnote 4(b) to the Potential Payments Upon Termination or Change in Control Table on page 56.

“Cause” is defined as any of the following unless, if capable of cure, such events are fully corrected in all material respects by the Participant within 10 days after the Company provides notice of the occurrence of such event:

(i)	A Participant’s misconduct that materially interferes with or materially prejudices the proper conduct of the business of the Company;

(ii)	A Participant’s commission of an act materially and demonstrably detrimental to the good will of the Company;

(iii)	A Participant’s commission of any act of dishonesty or breach of trust resulting or intending to result in material personal gain or enrichment of the Participant at the expense of the Company;

(iv)

A Participant’s violation of any non-competition, non-solicitation, confidentiality or similar restrictive covenant under any employment-related agreement, plan, or policy with respect to which the Participant is a party or is bound; or

(v)	A Participant’s conviction of, or plea of guilty or nolo contendere to, a misdemeanor involving an act of moral turpitude or a felony.

“Good Reason Termination” is defined as a separation from service

(i)

within 75 days immediately preceding or 18 months immediately following a Change in Control which is initiated by the Participant, subject to certain notice requirements, on account of one or more of the following conditions occurring within that same time frame:

(A)	A material diminution in the Participant’s Base Compensation;

(B)	A material diminution in the Participant’s authority, duties, or responsibilities;

(C)	A material change in the geographic location at which the Participant must perform the services; or

(D)	Any other action or interaction that constitutes a material breach by the Company of any written employment-related agreement between the Participant and the Company;

(ii)	for which the Participant does not consent to the condition referenced in (i) above; and

(iii)	for which the Company does not substantially remedy the condition.

“Participant” means an associate of the Company whose participation in the plan is approved by the Compensation Committee.

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Equity Award Agreements

In connection with equity awards our executives enter into equity award agreements that provide for acceleration of vesting or acceleration of forfeiture of the awards upon certain events. Equity awards provide for vesting or forfeiture, as applicable, upon certain qualifying terminations or qualifying terminations following a change in control. A “qualifying termination” can include a “Qualifying Involuntary Separation” or a “Good Reason Termination,” as these terms are defined under the applicable award agreement for equity awards granted on or after June 30, 2013, or a “Qualifying Termination” or a “Change in Control Termination” as such terms are defined under the Executive Severance Plan for equity awards granted prior to March 5, 2013. Any outstanding equity awards that we granted to our NEOs pursuant to the 2013 Plan, the 2003 Plan or any predecessor plan, prior to March 5, 2013 will be treated in accordance with the Executive Severance Plan. No grants were made to our NEOs between March 5, 2013 and the fiscal year 2014 grants made on June 30, 2013.

Our equity award agreements applicable to grants made to executives through fiscal year 2014 (except for Mr. Cobb’s sign-on awards granted in May 2011) contain a retirement provision that accelerates the vesting of outstanding equity awards or allows for vesting of a pro-rated portion of the awards, in some cases subject to attaining certain performance goals or retiring no earlier than one year after the grant date. Under award agreements made through fiscal year 2012, retirement is defined as a participant’s voluntary termination of employment at or after reaching age 65. Under award agreements made in fiscal year 2013, retirement is defined as a participant’s voluntary termination of employment at or after reaching age 60 and “Early Retirement” is defined as voluntary termination of employment at or after reaching age 55 with at least five years of service with the Company. Under award agreements made in fiscal year 2014, retirement is defined as voluntary termination at or after (i) reaching age 55 with at least five years of service with the Company or (ii) reaching age 60.

Our performance-based equity award agreements applicable to grants made to executives through fiscal year 2014 also provide for vesting of a pro-rated portion of the awards that are earned as a result of attaining the award’s performance goals in the event of the executive’s qualifying termination (which, except in certain situations where such qualifying termination occurs after a change in control, does not include a “good reason” termination”), death or disability, that occurs more than one year after the grant date. The award agreements made through fiscal year 2013 also contain provisions that accelerate vesting in the event of the executive’s qualifying termination, retirement, early retirement, death or disability before the last day of the award’s performance period and after a change in control. For award agreements made in fiscal year 2014, after a change in control, the Compensation Committee may, in its discretion, equitably adjust the performance goals or payment formula that apply to the performance share units or the market stock units, as determined necessary due to the change in control. Following a change in control, performance share units or market stock units generally will vest as a result of the executive’s continued employment through the third anniversary of the grant date and the Company’s level of performance during the performance period. However, if an executive’s employment terminates before such third anniversary due to certain qualifying terminations that occur in connection with the change in control, or disability, death or retirement, the executive may be entitled to receive all or a pro-rata portion of the award. Under performance-based equity award agreements made through fiscal year 2012, early retirement is defined as voluntary termination of employment after at least ten years of service and after age 55. Under performance-based equity award agreements made in fiscal year 2013, early retirement is defined as voluntary termination of employment after at least five years of service and after age 55. Under performance-based equity awards agreements made in fiscal year 2014, the definition of retirement includes the concept of early retirement.

The terms of the fiscal year 2014 LTI awards are described in more detail above under the headings “Actions Pertaining to Fiscal Year 2014 LTI Compensation,” beginning on page 34.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table summarizes the potential payments our NEOs who are current employees would receive in the event of termination or a change in control of the Company. The agreements and arrangements that govern these payments are described in more detail above under Employment Agreements, Change in Control and Other Arrangements. This table assumes the relevant triggering event occurred on April 30, 2014. As discussed above, Ms. Ehrlich departed the Company after serving as President, Financial Services until August 2, 2013. In connection with her departure, Ms. Ehrlich received the payments and other benefits disclosed under the “Termination Other than for Cause or Good Reason” column below and was no longer eligible to receive payments in the event of termination after a change in control or death, disability or retirement.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

Name of Executive	Termination Other than for Cause(1) (2)or Good Reason(3) ($)	Termination After Change in Control ($)(2) (4)	Death, Disability or Retirement ($)(5)
Cobb
Cash (salary plus short term incentive)(6)	$2,137,500	$3,087,500	-
Restricted Share Units (vesting accelerated)	-	$4,138,977	-
Stock Options (vesting accelerated)	-	$1,800,227	-
Market Stock Units	$2,042,351	$3,882,307	$1,654,076
Performance Share Units	$2,716,097	$5,382,082	$2,095,323
Health and Welfare Plan Benefits	$16,325	$5,422	-
Outplacement Services	-	-	-
Macfarlane(2)
Cash (salary plus short term incentive)	$1,044,000	$1,044,000	-
Restricted Share Units (vesting accelerated)	-	$1,216,623	-
Stock Options (vesting accelerated)	-	$2,224,697	-
Market Stock Units	$361,964	$724,709	$275,679
Performance Share Units	$487,139	$1,021,125	$349,187
Health and Welfare Plan Benefits	$12,792	$12,792	-
Outplacement Services	$15,000	$15,000	-
Gerke(2)
Cash (salary plus short term incentive)	$875,000	$875,000	-
Restricted Share Units (vesting accelerated)	-	$554,011	-
Stock Options (vesting accelerated)	-	$465,867	-
Market Stock Units	$361,964	$724,709	$275,679
Performance Share Units	$487,139	$1,021,125	$349,187
Health and Welfare Plan Benefits	$12,792	$12,792	-
Outplacement Services	$15,000	$15,000	-
Knight(2)
Cash (salary plus short term incentive)	$765,000	$765,000	-
Restricted Share Units (vesting accelerated)	-	$315,586	-
Stock Options (vesting accelerated)	-	$472,761	-
Market Stock Units	$43,146	$155,326	-
Performance Share Units	$68,976	$248,313	-
Health and Welfare Plan Benefits	$9,253	$9,253	-
Outplacement Services	$15,000	$15,000	-
Houseworth(2)
Cash (salary plus short term incentive)	$612,000	$612,000	-
Restricted Share Units (vesting accelerated)	-	$369,271	-
Stock Options (vesting accelerated)	-	$251,012	-
Market Stock Units	$226,966	$431,434	$183,820
Performance Share Units	$301,834	$598,079	$232,858
Health and Welfare Plan Benefits	$12,792	$12,792	-
Outplacement Services	$15,000	$15,000	-
Ehrlich(7)
Cash (salary plus short term-incentive)	$680,000	-	-
Restricted Share Units (vesting accelerated)	-	-	-
Stock Options (vesting accelerated)	-	-	-
Market Stock Units	$132,779	-	-
Performance Share Units	$172,518	-	-
Health and Welfare Plan Benefits	$3,941	-	-
Outplacement Services	$15,000	-	-

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(1)

Applies to Mr. Cobb under the Cobb Agreement. Applies to Messrs. Macfarlane, Gerke, Knight and Houseworth under the Executive Severance Plan. “Cause” under the Cobb Agreement refers to any one or more of the following grounds: (i) Mr. Cobb’s commission of an act materially and demonstrably detrimental to the Company or any affiliate, which act constitutes gross negligence or willful misconduct by Mr. Cobb in the performance of his material duties to the Company or any affiliate; (ii) Mr. Cobb’s commission of any material act of dishonesty or breach of trust resulting or intending to result in material personal gain or material enrichment of Mr. Cobb at the expense of the Company or any affiliate; (iii) Mr. Cobb’s violation of certain covenants related to confidentiality, non-hiring of employees, and non-solicitation of customers; or (iv) the inability of the Company or any affiliate to participate in any activity subject to government regulation and material to the Company’s or any affiliate’s business solely as a result of any willful action or inaction by Mr. Cobb. The definition of “Cause” under the Executive Severance Plan is described above under “Employment Agreements, Change in Control and Other Arrangements.”

(2)

Payments to Messrs. Macfarlane, Gerke, Knight and Houseworth would be made pursuant to the terms of the Executive Severance Plan and various equity award agreements described above under “Employment Agreements, Change in Control and Other Arrangements” and “Long Term Incentive Compensation.” Payments to Mr. Cobb would be made pursuant to the terms of the Cobb Agreement and various equity award agreements described above under “Employment Agreements, Change in Control and Other Arrangements.” Pursuant to the Cobb Agreement, Mr. Cobb participates in the Executive Severance Plan only if and to the extent that the benefits related to equity awards thereunder exceed those contained in his employment agreement.

(3)

Payments to Messrs. Macfarlane, Gerke, Knight and Houseworth would be made pursuant to the terms of the Executive Severance Plan and various equity award agreements described under “Employment Agreements, Change in Control and Other Arrangements” and “Long Term Incentive Compensation.” Termination for “Good Reason” under the Cobb Agreement refers to any one or more of the following grounds unless cured within thirty days of receipt of notice thereof: (i) a material diminution in Mr. Cobb’s base compensation; (ii) relocation of Mr. Cobb’s location of employment outside of the Kansas City, Missouri metropolitan area; (iii) a material diminution in Mr. Cobb’s status, duties or authority, authority as President and Chief Executive Officer of the Company, or a requirement to report to anyone other than the Company’s Board of Directors; or (iv) any other action or inaction that constitutes a material breach by the Company of the Cobb Agreement.

(4)

(a) Under the Cobb Agreement, if Mr. Cobb terminates for Good Reason following a Change in Control (as defined below), including a 409A Change in Control (as defined below) of the Company, Mr. Cobb would be entitled to those payments set forth in the table.

Under the Cobb Agreement, the definition of “Change in Control” is substantially the same as that under the Executive Severance Plan, as set forth in Note 4(b) below.

Under the Cobb Agreement, a “409A Change in Control” means a Change in Control that constitutes a “change in control” under IRC Section 409A (regarding change in the ownership or effective control of a corporation or a change in the ownership of a substantial portion of the assets of a corporation).

(b) Under the Executive Severance Plan, a “Change in Control” means the occurrence of one or more of the following events:

(i) Any one person, or more than one person acting as a group, acquires ownership of stock of H&R Block, Inc. (“HRB”) that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of HRB. If any one person, or more than one person acting as a group, is considered to own more than 50 percent of the total fair market value or total voting power of the stock of HRB, the acquisition of additional stock by the same person or persons shall not be considered to cause a Change in Control. An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which HRB acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this Section 2(e)(i).

(ii) Any one person, or more than one person acting as a group, acquires (when combined with all other acquisitions of HRB stock acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of HRB possessing 35 percent or more of the total voting power of the stock of HRB. If any one person, or more than one person acting as a group, is considered to effectively control a corporation within the meaning of Treasury Regulation §1.409A-3(i)(5)(vi), the acquisition of additional control of the corporation by the same person or persons is not considered to cause a change in the effective control of the corporation. An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which HRB acquires its stock in exchange for property will not be treated as an acquisition of stock for purposes of this Section 2(e)(ii), but will be treated as an acquisition of stock for purposes of Section 2(e)(i).

(iii) A majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by two-thirds (2/3) of the members of the Board before the date of such appointment or election.

(iv) Any one person, or more than one person acting as a group, acquires (when combined with all other acquisitions of HRB assets acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from HRB that have a total gross fair market value equal to or more than 50 percent of the total gross fair market value of all of the assets of HRB immediately before such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of HRB, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. Notwithstanding the foregoing, there is no Change in Control event under this Section 2(e)(iv) when there is a transfer to an entity that is controlled by the shareholders of HRB immediately after the transfer. A transfer of assets by HRB is not treated as a change in the ownership of such assets if the assets are transferred to: (a) a shareholder of HRB (immediately before the asset transfer) in exchange for or with respect to its stock; (b) an entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by HRB; (c) a person, or more than one person acting as a group, that owns, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of HRB; or (d) an entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a person described in (c) above.

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Notwithstanding the foregoing, the direct or indirect sale of any or all of the stock of, merger or liquidation of, or sale or assumption of all or substantially all the assets or liabilities of, H&R Block Bank FSB, (x) will not be considered a Change in Control for purposes of this Plan, and (y) will not be included in any determination of the total gross fair market value of assets of HRB sold during any 12-month period under Section 2(e)(iv) above.

(c) Equity acceleration under our equity award agreements is described above under “Employment Agreements, Change in Control and Other Arrangements.”

(5)

Equity acceleration for performance share units, market stock units, restricted share units and stock options under the terms of our equity award agreements upon the death, Disability, or Retirement of an NEO is described above under “Employment Agreements, Change in Control and Other Arrangements.”

Under the award agreements made through fiscal year 2012, “Retirement” means voluntary termination at or after reaching age 65. Under the award agreements for fiscal year 2013, “Retirement” means voluntary termination at or after reaching age 60 and “Early Retirement” means voluntary termination at or after reaching age 55 with at least five years of service with the Company. Under award agreements for fiscal year 2014, “Retirement” means voluntary termination at or after (i) reaching age 55 with at least five years of service with the Company or (ii) reaching age 60.

Under the award agreements prior to fiscal year 2013, “Disability” means the definitions used in the Company’s employment practices or policies in effect during the term of the agreement, or absent such definition, then as defined in the H&R Block Retirement Savings Plan. Under award agreements for fiscal year 2013 and 2014, “Disability” means (i) for participants covered by a group long term disability program, the participant is receiving income replacement benefits for at least three months under the program because of any physical or mental impairment expected to result in death or last for a continuous period of at least twelve months (a “qualifying impairment”); or (ii) in all other cases, the participant is unable to engage in any substantial gainful activity for a period of at least nine months because of a qualifying impairment.

The equity award agreements for fiscal year 2014 are described in more detail under the heading “Actions Pertaining to Fiscal Year 2014 LTI Compensation,” beginning on page 34.

(6)

Under the Cobb Agreement, in the event of a termination by the Company other than for Cause or by Mr. Cobb for Good Reason, Mr. Cobb is entitled to a lump-sum payment equal to his base salary and his target bonus.

(7)

As discussed above, Ms. Ehrlich departed the Company after serving as President, Financial Services until August 2, 2013. In connection with her departure, Ms. Ehrlich received the payments and other benefits disclosed under the “Termination Other than for Cause or Good Reason” column and was no longer eligible to receive payments in the event of termination after a change in control or death, disability or retirement.

EQUITY COMPENSATION PLANS

The following table provides information about the Company’s common stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans as of April 30, 2014. As of April 30, 2014, the Company had two stock-based compensation plans: the 2013 Plan and the H&R Block, Inc. 2000 Employee Stock Purchase Plan (as amended and restated effective January 1, 2013). Our shareholders have approved all of the Company’s current stock-based compensation plans. Our shareholders approved the 2013 Plan in September 2012 to replace the 2003 Plan, effective January 1, 2013, at which time the 2003 Plan and the H&R Block, Inc. 2008 Deferred Stock Unit Plan for Outside Directors (the “DSU Plan”) terminated except with respect to outstanding awards thereunder. The 2003 Plan was approved by our shareholders in September 2002 to replace the 1993 Long-Term Executive Compensation Plan, effective July 1, 2003. Our shareholders approved the DSU Plan in September 2008 to replace the 1989 Stock Option Plan for Outside Directors, which terminated upon the DSU Plan’s effectiveness, except with respect to outstanding awards thereunder.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (A) (# 000)	Weighted-average exercise price of outstanding options, warrants, and rights (B) ($)	Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (A) (C) (# 000)
Equity compensation plans approved by security holders	3,076	$17.33	10,483
Equity compensation plans not approved by security holders	-	-	-
Total	3,076	$17.33	10,483

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AUDIT COMMITTEE REPORT

The Company’s management is responsible for preparing financial statements in accordance with accounting principles generally accepted in the United States (GAAP) and the financial reporting process, including the Company’s disclosure controls and procedures and internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for (i) auditing the Company’s financial statements and expressing an opinion as to their conformity to GAAP and (ii) auditing management’s assessment of the Company’s internal control over financial reporting and expressing an opinion on such assessment. The Audit Committee of the Board of Directors, composed solely of independent directors, meets periodically with management, including the Director, Audit Services (the Company’s internal auditor) and others in the Company, and the Company’s independent registered public accounting firm to review and oversee matters relating to the Company’s financial statements, audit services (internal audit) activities, disclosure controls and procedures, and internal control over financial reporting and non-audit services provided by the independent accountants. In addition, the Audit Committee pre-approved all audit and non-audit fees paid to such firm.

The Audit Committee has reviewed and discussed with management and Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm, the Company’s audited financial statements for the fiscal year ended April 30, 2014. The Audit Committee has also discussed with Deloitte the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee received from Deloitte the written disclosures and the letter required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence, discussed with Deloitte its independence from the Company and the Company’s management, and considered whether Deloitte’s provision of non-audit services to the Company is compatible with maintaining the auditor’s independence.

The Audit Committee conducted its own self-evaluation and evaluation of the services provided by Deloitte during the fiscal year ended April 30, 2014. Based on its evaluation of Deloitte, the Audit Committee reappointed Deloitte as the Company’s independent registered public accounting firm for the fiscal year ended April 30, 2015.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Company that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended April 30, 2014, for filing with the SEC.

AUDIT COMMITTEE

David Baker Lewis, Chair

Victoria J. Reich

Bruce C. Rohde

Christianna Wood

AUDIT FEES

The following table presents fees for professional services rendered by Deloitte for the audit of the Company’s annual financial statements for the years ended April 30, 2014 and 2013, and fees billed for other services rendered by Deloitte for such years. Fees disclosed below include fees actually billed and expected to be billed for services relating to the applicable fiscal year. Amounts previously disclosed for fiscal year 2013 have been adjusted to reflect actual billings.

Fiscal Year	2014	2013
Audit Fees	$3,087,710	$3,059,150
Audit-Related Fees	$133,335	$182,493
Tax Fees	$371,686	$337,507
All Other Fees	$35,000	$51,636

Total Fees	$3,627,731	$3,630,786

Audit Fees consist of fees for professional services rendered for the audit of the Company’s financial statements and review of financial statements included in the Company’s quarterly reports and services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

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Audit-Related Fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the independent auditor. Amounts included consist of fees incurred relating to support of business acquisition and divestiture activities, independent assessments of internal controls, audits of employee benefits plan financial statements, and other audit-related services.

Tax Fees consist of fees for the preparation or review of original and amended tax returns, claims for refunds and tax payment-planning services for tax compliance, tax planning, tax consultation, and tax advice. Amounts included above consist of fees incurred relating to transfer pricing studies, technical consultation related to international tax matters, and other tax advisory services.

All Other Fees are fees billed for professional services that were not the result of an audit, review, or tax-related services, and consist primarily of subscriptions to human resources publications and related items.

The Audit Committee has adopted policies and procedures for pre-approving audit and non-audit services performed by the independent auditor so that the provision of such services does not impair the auditor’s independence. All fees reported above were approved pursuant to the policy. Under the Audit Committee’s pre-approval policy, the terms and fees of the annual audit engagement require specific Audit Committee approval. Other types of services are eligible for general pre-approval. Unless a type of service to be provided by the independent auditor has received general pre-approval, it will require specific Audit Committee pre-approval. In addition, any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee.

General pre-approval granted under the Audit Committee’s pre-approval policy extends to the next fiscal year following the date of pre-approval. The Audit Committee reviews and pre-approves services that the independent auditor may provide without obtaining specific Audit Committee pre-approval on an annual basis and revises the list of general pre-approved services from time to time. In determining whether to pre-approve audit or non-audit services (regardless of whether such approval is general or specific pre-approval), the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole and no one factor is necessarily determinative. The Audit Committee will also consider the relationship between fees for audit and non-audit services in deciding whether to pre-approve any such services. The Audit Committee may determine for each fiscal year the appropriate ratio between fees for Audit Services and fees for Audit-Related Services, Tax Services, and All Other Services.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

The Audit Committee has concluded that the provision of non-audit services provided to the Company by Deloitte during the 2014 fiscal year was compatible with maintaining its independence.

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board’s Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending April 30, 2015. As a matter of good corporate governance, the Audit Committee submits its selection of Deloitte to our shareholders for ratification, and will consider the vote of our shareholders when appointing our independent registered public accounting firm in the future. A representative of Deloitte is expected to attend the annual meeting to respond to appropriate questions and will have an opportunity to make a statement, if desired. For additional information regarding the Company’s relationship with Deloitte, please refer to the “Audit Committee Report” and “Audit Fees” sections above.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 2.

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PROPOSAL 3 – ADVISORY APPROVAL OF THE COMPANY’S

NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”) require that we permit our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in the “Compensation Discussion and Analysis” section, the Summary Compensation Table and accompanying executive compensation tables, and the related narrative disclosure beginning on page 46. At our 2011 annual meeting, our shareholders approved, on an advisory basis, that an advisory vote on executive compensation should be held annually. Based on such result, our Board determined that the advisory vote on executive compensation will be held every year until the next advisory vote on the frequency of future advisory votes on executive compensation, which will be no later than the Company’s 2017 annual meeting of shareholders.

We believe that our compensation programs and policies reflect an overall pay-for-performance culture that is strongly aligned with the interests of our shareholders. We are committed to utilizing a mix of incentive compensation programs that will reward success in achieving the Company’s financial objectives and growing value for shareholders, and continuing to refine these incentives to maximize Company performance. The Compensation Committee of the Board has overseen the development of a compensation program designed to achieve pay-for-performance and alignment with shareholder interests, as described more fully in the “Compensation Discussion and Analysis” section beginning on page 21. The compensation program was designed in a manner that we believe is reasonable, competitive and appropriately balances the goals of attracting, motivating, rewarding and retaining our executives.

The Company and the Board continually evaluate our compensation policies and practices to ensure they are meeting our objectives and are consistent with corporate governance best practices. As part of that process, the Compensation Committee and the Board consider the results of our shareholder advisory vote on executive compensation. At our 2013 annual meeting of shareholders held on September 12, 2013, our shareholders approved our fiscal year 2013 compensation awarded to our NEOs with approximately 96.1% of the votes cast in favor of the proposal. We believe that the outcome of our say-on-pay vote signals our shareholders’ substantial support of our compensation approach, including the design and amount of Mr. Cobb’s compensation and our efforts to attract, motivate, reward, and retain our NEOs. We value the opinions of our shareholders and consider the outcome of say-on-pay votes, as well as feedback received throughout the year, when making compensation decisions for our NEOs. Consistent with our shareholders’ support, the Compensation Committee decided to retain the core design of our executive compensation program in fiscal year 2015, as it believes the current compensation program design continues to properly reward our executives for their performance, motivate them to work towards achieving our long term objectives, and, with 80% of our executives’ long term incentive awards being performance-based, strengthen the alignment of their interests with the interests of our shareholders. The Compensation Committee will continue to routinely evaluate and, as appropriate, taking into account the views of our shareholders, enhance our compensation program.

For the reasons discussed in the “Compensation Discussion and Analysis” section beginning on page 21, the Board recommends that shareholders vote in favor of the following “say-on-pay” resolution:

“Resolved, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables, narrative discussion and any related material disclosed in this proxy statement, is hereby approved.”

Because your vote is advisory, it will not be binding upon the Company, the Board, or the Compensation Committee. However, we value the views of our shareholders and the Compensation Committee will continue to take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 3.

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PROPOSAL 4 – APPROVAL OF THE AMENDED AND RESTATED

EXECUTIVE PERFORMANCE PLAN

In July 2014, our Board of Directors, upon the recommendation of the Compensation Committee, adopted, subject to shareholder approval, an amended and restated Executive Performance Plan. The Executive Performance Plan in its current form is referred to below as the “Executive Performance Plan”, and as proposed to be amended and restated the “Amended Executive Performance Plan.” Performance-based compensation is a key element of our compensation philosophy. As an element of this performance-based compensation, certain of our executive officers are eligible for performance-based annual cash incentives under the Executive Performance Plan. The Executive Performance Plan is intended to motivate and reward the achievement of pre-established annual financial, operational, and strategic performance objectives that relate to our business plan. The Executive Performance Plan is also intended to align the interests of the participating executives with those of the Company and its shareholders and to enable the Company to attract and retain highly qualified executives.

The Executive Performance Plan is intended to allow the compensation paid thereunder to qualify for the “performance-based compensation” exception under IRC Section 162(m) so that the Company can take federal income tax deductions for the performance-based compensation paid under the Executive Performance Plan to its named executive officers. IRC Section 162(m) generally provides that publicly-held companies may not take a federal income tax deduction for certain compensation in excess of $1,000,000 paid to certain named executive officers in any one year unless that compensation qualifies as “performance-based compensation” or otherwise qualifies for a different exception under IRC Section 162(m).

Compensation can qualify as qualified performance-based compensation only if the material terms of the performance goals relating to such compensation are disclosed to and approved by shareholders at least every five years. The material terms to be disclosed and approved at least every five years include the following: (i) the employees eligible to receive compensation; (ii) the business criteria on which the performance goals may be based; and (iii) the maximum amount of compensation that can be paid during a specified period to an employee subject to IRC Section 162(m). Each of these aspects is discussed below.

The Executive Performance Plan was originally approved by our shareholders at our 1996 annual meeting. The business criteria for performance goals in the Executive Performance Plan were most recently approved by our shareholders at our 2010 annual meeting.

Material Amendments

The material amendments to the Executive Performance Plan, as reflected in the proposed Amended Executive Performance Plan, include:

¡	an expansion of the list of business criteria available for the establishment of performance goals, as well as certain clarifications with respect to the measurement of such goals;

¡

modifications to the provision allowing the Compensation Committee to award all or a pro-rata portion of an award to a participating executive, to the extent the applicable performance goals are satisfied, upon the executive’s retirement, by defining the term retirement to mean either (i) the attainment of age 60 (currently age 65) or (ii) attainment of age 55 and completion of five years of employment (currently ten years of employment);

¡	an increase in the maximum amount of compensation that can be paid to a participating executive for any 12-month performance period (from $2,000,000 to $3,000,000);

¡

a new provision clarifying payment of awards may be deferred pursuant to the Company’s Deferred Compensation Plan, or other comparable plan (subject to compliance with IRC Section 409A and regulations thereunder); and

¡

a new provision providing that awards pursuant to the Amended Executive Performance Plan are subject to the Company’s clawback policy set forth in the Company’s Corporate Governance Guidelines, in addition to the existing clawback provisions in the Executive Performance Plan, as well as certain clarifications with respect to the existing clawback provision.

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Shareholders are being asked to approve the Amended Executive Performance Plan, including the material terms of the performance goals as proposed to be amended with respect to future awards granted under the Amended Executive Performance Plan. The Amended Executive Performance Plan will become effective for awards granted on or after May 1, 2015. If shareholders approve the Amended Executive Performance Plan, awards of annual incentive compensation on or after May 1, 2015 will be granted under the terms of the Amended Executive Performance Plan. If shareholders do not approve the Amended Executive Performance Plan, the current Executive Performance Plan will continue in effect in its current form. Because of the uncertainties associated with the application and interpretation of Section 162(m) and the regulations issued thereunder, there can be no assurance that compensation intended to satisfy the requirements for deductibility under IRC Section 162(m) will in fact be deductible. Moreover, our Compensation Committee will continue to have authority to provide compensation that is not exempt from the limits on deductibility under IRC Section 162(m).

The following is a brief summary of the material terms of the proposed Amended Executive Performance Plan. The summary is qualified in its entirety by reference to the full text of the Amended Executive Performance Plan, a copy of which is attached as Appendix A to this proxy statement. Shareholders are urged to read the Amended Executive Performance Plan in its entirety.

Administration

The Amended Executive Performance Plan would be administered by the Compensation Committee consisting of at least two members, each of whom is an “outside director” within the meaning of IRC Section 162(m). The Compensation Committee would be authorized to adopt such rules and guidelines as it may deem appropriate in order to carry out the purpose of the Amended Executive Performance Plan. All questions of interpretation, administration and application of the Amended Executive Performance Plan would be determined by a majority of the members of the Compensation Committee then in office, except that the Compensation Committee could authorize any one or more of its members, or any officer of the Company, to execute and deliver documents on behalf of the Compensation Committee. The Compensation Committee would have authority to determine the terms and conditions of the awards granted under the Amended Executive Performance Plan.

Eligibility

Awards may be granted only to employees of the Company or any of its subsidiaries who are at the level of Assistant Vice President or at a more senior level and who are selected for participation in the Amended Executive Performance Plan by the Compensation Committee (each, a “Participant”). As of July 28, 2014, 10 officers of the Company were participants in the Executive Performance Plan.

Awards

The Compensation Committee would be authorized to grant annual performance-based awards (“Awards”) to Participants with respect to each fiscal year of the Company, a portion thereof, or any longer period as determined by the Committee (each such fiscal year, portion thereof, or other longer period to constitute a “Performance Period”), subject to the terms and conditions of the Amended Executive Performance Plan. Awards would be in the form of cash compensation. Under the Amended Executive Performance Plan, within the earlier of the date on which 25% of the Performance Period has been completed and 90 days after the beginning of a Performance Period, the Compensation Committee would establish for each Award: (i) performance goals and objectives (“Performance Targets”) for the Company and the subsidiaries and divisions thereof for such Performance Period; (ii) target awards (“Target Awards”) for each Participant, which would be a specified dollar amount; and (iii) schedules or other objective methods for determining the applicable performance percentage (“Performance Percentage”) to be multiplied by each portion of the Target Award to which a Performance Target relates in arriving at the actual Award payout amounts. The Compensation Committee would be authorized to specify the Performance Targets applicable to each Participant for each Performance Period and to further specify the portion of the Target Award to which each Performance Target will apply. In no event will a Performance Schedule include a Performance Percentage in excess of 200% of the Target Award.

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Performance Targets

Performance Targets established by the Compensation Committee each year under the Amended Executive Performance Plan would be based on one or more variations of the following business criteria:

¡	earnings before interest, taxes, depreciation and amortization, earnings before interest and taxes, or other measures of earnings;

¡	revenues;

¡	cash flows;

¡	sales of products, services or accounts;

¡	numbers of income tax returns prepared or number of products or services sold;

¡	margins;

¡	earnings per share;

¡	return on invested equity;

¡	return on capital; and

¡	stock performance or total shareholder return.

For any Performance Period, Performance Targets could be measured on an absolute or relative basis, on an aggregate or per share basis, or by reference to an index or indices or other measures and may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, segments, lines of business, or operating units or with respect to continuing operations or on a consolidated basis) or the past or current performance of other companies (or a combination of such past and current performances). In all cases, the Compensation Committee will retain the ability to exercise negative discretion to reduce the actual Award payout based on subjective determinations or other objective performance metrics that may be established at a later date.

Determination and Payment of Awards

In the manner required by IRC Section 162(m), the Compensation Committee would, promptly after the date on which the necessary financial or other information for a particular Performance Period becomes available, certify the extent to which Performance Targets have been achieved. Using the Performance Schedules, the Compensation Committee would determine the Performance Percentage applicable to each Performance Target and multiply the portion of the Target Award to which the Performance Target relates by such Performance Percentage in order to arrive at the actual Award payout for such portion.

At the time Target Awards are determined, the Compensation Committee may specify that the Performance Percentage attributable to any one or more portions of a Participant’s Target Award may not exceed the Performance Percentage attributable to any other portion of the Participant’s Target Award. In the event such specification is made, actual Award payouts would be determined accordingly.

Payment of Awards would be made by the Company or the applicable employer subsidiary as soon as administratively practical following the certification by the Compensation Committee of the extent to which the applicable Performance Targets have been achieved and the determination of the actual Awards. All Awards under the Amended Executive Performance Plan would be subject to withholding, where applicable, for federal, state and local taxes. Awards may be paid on a deferred basis pursuant to the H&R Block, Inc. Deferred Compensation Plan for Executives, as amended, or pursuant to any other deferred compensation plan that may be implemented with Compensation Committee approval in compliance with the requirements of IRC Section 409A and the regulations thereunder.

Award Adjustments

In the event of the occurrence during the Performance Period of any recapitalization, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-off, combination, liquidation, dissolution, discontinuation, sale of assets, other similar

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corporate transaction or event, any changes in applicable tax laws or accounting principles, or any unusual, extraordinary or nonrecurring events (as described in Financial Accounting Standards Board Accounting Standards 225-20 “Extraordinary and Unusual Items” (or any successor provision) or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report on Form 10-K for the applicable fiscal year) involving the Company which distorts the performance criteria applicable to any Performance Target, the Compensation Committee would adjust the calculation of the performance criteria, and the applicable Performance Targets, as is necessary to prevent reduction or enlargement of Participants’ Awards under the Amended Executive Performance Plan for such Performance Period attributable to such transaction, change, or event.

Limitations on Awards

No Participant under the Amended Executive Performance Plan may receive an Award that is greater than $3,000,000 for a 12-month Performance Period or a proportionate amount for a Performance Period longer or shorter than 12 months.

To be eligible to receive payment of an Award, the Participant must have remained in the continuous employ of the Company or its subsidiaries through the end of the applicable Performance Period or through the applicable payment date, as provided by the Compensation Committee, provided that, in the event the Participant’s employment terminates during the Performance Period due to death, disability or retirement, the Compensation Committee may, at its sole discretion, authorize the Company or the applicable subsidiary to pay in full or on a prorated basis an Award determined in accordance with the Amended Executive Performance Plan. For purposes of the Amended Executive Performance Plan, (i) “disability” is defined in the employment practices or policies of the applicable subsidiary of the Company in effect at the time of termination of employment, and (ii) “retirement” means termination of employment with all subsidiaries of the Company by the Participant after either attainment of age 60 or attainment of age 55 and the completion of at least five years of employment with the Company or its subsidiaries.

Termination and Amendment

The Amended Executive Performance Plan would be effective for any Award granted on or after May 1, 2015, subject to approval by the Company’s shareholders at the annual meeting, and would remain in effect until terminated by the Board of Directors. The Board of Directors may at any time and from time to time alter, amend, suspend, or terminate the Amended Executive Performance Plan in whole or in part. Amendments would be conditioned on shareholder approval only to the extent the Board of Directors determines such approval is required by law or is desirable and necessary for Awards to qualify as “performance-based compensation” under IRC Section 162(m).

Recoupment

If the Company is required to file restated quarterly or annual financial statements due to the Company’s material noncompliance with generally accepted accounting principles or any financial reporting requirement under the securities laws, the Company would be entitled to recover from any Participant who is a current or former executive officer of the Company who received payment of an Award during the three-year period preceding the time period for which the Company is required to file an accounting restatement, based on erroneous data, the amount in excess of what would have been paid to the executive officer under the accounting restatement. Awards are also subject to the Company’s clawback policy set forth in the Company’s Corporate Governance Guidelines (as may be amended from time to time) and any successor or replacement policy thereto.

Federal Income Tax Consequences

The following is a brief summary of certain federal income tax consequences relating to the transactions described under the Amended Executive Performance Plan as set forth below. This summary does not purport to address all aspects of federal income taxation and does not describe state, local or foreign tax consequences. This discussion is based upon provisions of the IRC and the regulations issued thereunder, and judicial and administrative interpretations under the IRC and regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation.

Law Affecting Deferred Compensation. In 2004, Section 409A was added to the IRC to regulate all types of deferred compensation, including, in some instances, incentive compensation. If the requirements of IRC Section 409A are not satisfied

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and applicable correction opportunities are not available, deferred compensation and earnings thereon will be subject to tax as they vest, plus an interest charge at the underpayment rate plus 1% and a 20% penalty tax.

Tax Consequences to Participants. Generally, the recipient of cash will be subject to tax at ordinary income rates on the amount of the award on the date of payment or delivery. Any ordinary income realized by a Participant upon receipt of cash is subject to withholding of federal, state and local income tax and to withholding of the participant’s share of tax under the Federal Insurance Contribution Act. Deferred compensation that is subject to IRC Section 409A will be subject to certain federal income tax withholding and reporting requirements. Withholding does not represent an increase in the Participant’s total income tax obligation, since it is fully credited toward his or her tax liability for the year.

Tax Consequences to the Company. To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or a subsidiary of the Company for which the Participant performs services will be entitled to a corresponding deduction; provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense and is not an “excess parachute payment” within the meaning of IRC Section 280G and is not disallowed by the $1,000,000 limitation on certain executive compensation under IRC Section 162(m).

Section 162(m) $1,000,000 Deduction Limit. The Company may not deduct compensation of more than $1,000,000 that is paid to an individual who, on the last day of the taxable year, is a “Covered Employee” (generally, an individual employed by Company who, on the last day of the taxable year, either is the Company’s principal executive officer or an individual who is among the three highest compensated officers for the taxable year (other than the principal executive officer or the principal financial officer)). The limitation on deductions does not apply to certain types of compensation, including qualified “performance-based” compensation. The Company currently intends that any incentive compensation paid under the Amended Executive Performance Plan will be construed as to constitute qualified “performance-based” compensation and, as such, will be exempt from the $1,000,000 limitation on deductible compensation. Although the Company generally will attempt to structure the incentive compensation under the Amended Executive Performance Plan so as to preserve deductibility, there may be circumstances where the Company’s best interests may be best served by maintaining flexibility in the way compensation is provided even if it might result in the non-deductibility of incentive compensation awarded under the Amended Executive Performance Plan. In addition, because of the uncertainties associated with the application and interpretation of IRC Section 162(m) and the regulations issued thereunder, there can be no assurance that compensation intended to satisfy the requirements for deductibility under IRC Section 162(m) will in fact be deductible.

Other Compensation

The Amended Executive Performance Plan is not exclusive. The Company may pay other compensation to executive officers as authorized by the Board of Directors or Compensation Committee and applicable law.

New Plan Benefits

The Compensation Committee has not made any grants of Awards under the Amended Executive Performance Plan, including any grants that are conditioned upon shareholder approval of the Amended Executive Performance Plan. The amount of Awards for future fiscal years that may be granted under the Amended Executive Performance Period will be determined based upon objective performance goals the outcome of which, when established, will be substantially uncertain. In addition, such Awards are subject to the Compensation Committee’s right to reduce any Participant’s Award by any amount in the Compensation Committee’s sole discretion. As a result, it is not possible to predict the actual benefits or amounts that will be received by or allocated to particular individuals or groups of individuals if the Amended Executive Performance Plan is approved. Moreover, because the Compensation Committee can reduce each Participant’s Award under the Amended Executive Performance Plan by any amount in its discretion, it is also not possible to determine the amounts that would have been paid for fiscal year 2014 had the Amended Executive Performance Plan been in effect during such year. However, if the Amended Executive Performance Plan had been in effect during fiscal year 2014, the maximum Award payable to each Participant under the Amended Executive Performance Plan would have been $3,000,000. See the Summary Compensation Table for the awards the Compensation Committee actually determined to pay our named executive officers for the 2014 fiscal year.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 4.

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PROPOSAL 5 – SHAREHOLDER PROPOSAL CONCERNING POLITICAL

CONTRIBUTIONS

In accordance with SEC rules, we have set forth below a shareholder proposal, along with the supporting statement of the shareholder proponent. The shareholder proposal and the supporting statement are included exactly as submitted to us by the shareholder proponent. The Company is not responsible for any inaccuracies it may contain. The shareholder proposal is required to be voted on at our annual meeting only if properly presented. We will promptly provide you with the name, address and, to our knowledge, the number of voting securities held by the shareholder proponent, upon receiving a written or oral request. As explained below, the Board of Directors unanimously recommends a vote “AGAINST” the shareholder proposal.

Shareholder Proposal and Shareholder’s Supporting Statement

The Comptroller of the State of New York, Thomas P. DiNapoli, is the sole Trustee of the New York State Common Retirement Fund (the “Fund”) and the administrative head of the New York State and Local Employees’ Retirement System and the New York State Police and Fire Retirement System. The Comptroller has informed H&R Block, Inc. of his intention to offer the following shareholder proposal for consideration at the 2014 annual meeting of shareholders.

The proposal and supporting statement, as submitted, read as follows:

Proposal 4 – Reports on Political Contribution

Resolved, that the shareholders of H&R Block, lnc. (“Company”), hereby request that the Company provide a report, updated semiannually, disclosing the Company’s:

1.             Policies and procedures for making, with corporate funds or assets, contributions and expenditures (direct or indirect) to (a) participate or intervene in any political campaign on behalf of (or in opposition to) any candidate for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum.

2.             Monetary and non-monetary contributions and expenditures (direct and indirect) used in the manner described in section 1 above, including:

a. The identity of the recipient as well as the amount paid to each; and

b. The title(s) of the person(s) in the Company responsible decision-making.

The report shall be presented to the board of directors or relevant board committee and posted on the Company’s website.

Supporting Statement

As long-term shareholders of H&R Block, we support transparency and accountability in corporate spending on political activities. These include any activities considered intervention in any political campaign under the Internal Revenue Code, such as direct and indirect contributions to political candidates, parties, or organizations; independent expenditures; or electioneering communications on behalf of federal, state or local candidates.

Disclosure is in the best interest of the company and its shareholders and critical for compliance with federal ethics laws. Moreover, the Supreme Court’s Citizens United decision recognized the importance of political spending disclosure for shareholders when it said, “[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages.” Gaps in transparency and accountability may expose the company to reputational and business risks that could threaten long-term shareholder value.

Relying on publicly available data does not provide a complete picture of the Company’s political spending. For example, the Company’s payments to trade associations used for political activities are undisclosed and unknown. In some cases, even management does not know how trade associations use their company’s money politically. The proposal asks the Company to disclose all of its political spending, including payments to trade associations and other tax exempt organizations used for

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political purposes. This would bring our Company in line with a growing number of leading companies, including Exelon, Merck and Microsoft that support political disclosure and accountability and present this information on their websites.

The Company’s Board and its shareholders need comprehensive disclosure to be able to fully evaluate the political use of corporate assets. We urge your support for this critical governance reform.

Our Response to the Shareholder Proposal

We believe we have a responsibility to our shareholders, employees, and clients to be appropriately engaged in the political process to both protect and promote shared interests. Our business and the industry in which we participate are subject to extensive regulation, and the possibility exists that additional regulations could be adopted that impact the manner in which we serve our clients. We believe it is in our best interests, as well as those of our shareholders, employees and clients, for us to be an effective participant in the political process by making prudent political contributions consistent with the extensive regulation that exists at the federal, state, and local levels.

Our Board of Directors has carefully considered the shareholder proposal and recommends that shareholders vote “AGAINST” the proposal for the following reasons:

¡

We do not make contributions directly to candidates for federal office or to national party committees. Federal law currently prohibits corporations from making contributions directly to candidates for federal office and to national party committees in the United States. As a result, we do not make such contributions.

¡

We have established effective processes to ensure appropriate disclosure of political contributions made by the Company to state candidates, political parties, and political action committees. We already disclose our political expenditures and activities consistent with applicable laws and regulations, and additional or different disclosure is not necessary to provide shareholders visibility into our activities in this area. In states where we have made permissible contributions to state candidates and political organizations, applicable laws required that such contributions be disclosed either by the recipient or by the donor. For each of the past three fiscal years, our annual direct corporate political contributions have been less than $20,000, which represents an insignificant and immaterial portion of our total annual revenues and total annual expenditures. Information regarding these political contributions is already publicly available. Additionally, information regarding our lobbying activities, such as amounts spent on lobbying, is publicly available through our lobbying disclosures.

¡

Disclosure of information concerning dues paid to trade and industry associations would not provide our shareholders with meaningful information and would be unreasonably burdensome to compile. We participate in certain trade and industry associations to benchmark best practices and share knowledge. While some of these trade organizations may engage in legislative or other political activity, we do not necessarily support all of their political goals. Because these associations operate independently of their members, disclosure of our regular dues paid to them would not provide our shareholders with greater understanding of our business strategies, initiatives or values. Furthermore, compiling information regarding every trade association to which any of our business units may have made a dues or other payment would be unreasonably burdensome and an inefficient use of Company resources.

¡

The activities of H&R Block’s political action committee, BlockPAC, are subject to comprehensive regulation by the federal government, including detailed disclosure requirements. Some of our employees voluntarily fund a political action committee (“BlockPAC”) that makes political contributions to state and federal candidates, political party committees, and political action committees. BlockPAC files reports of receipts and disbursements with the Federal Election Commission (the “FEC”) quarterly in election years and semi-annually in non-election years, in accordance with FEC rules. BlockPAC also files other necessary reports required by the FEC. All reports filed with the FEC are publicly available at the FEC’s website, which is www.fec.gov. BlockPAC also files reports under the Lobbying Disclosure Act and with state election agencies, as required by applicable laws.

¡

We maintain rigorous internal controls, policies and management oversight of political activities, and we believe that generating the additional report requested by the proposal would impose an unnecessary burden and expense on us with very limited, if any, benefit to shareholders. As part of a comprehensive effort to ensure

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compliance with all applicable laws relating to political activities, we have established effective internal controls, policies and management oversight to ensure appropriate disclosure of political contributions and expenditures. For example, we have adopted a Code of Business Ethics and Conduct, available on our website at www.hrblock.com as described on page 18, which expressly prohibits any payment, gift, or contribution with Company funds to any candidate for public office, campaign fund, political party, or organization without prior authorization by the Chief Executive Officer. We also devote substantial internal resources to ensuring that any political contributions are undertaken and disclosed in strict compliance with applicable laws and regulations. In light of these factors and the disclosure requirements that already exist, we believe that producing the report requested by the shareholder proposal would be overly burdensome and an unnecessary use of our resources that would not produce a commensurate benefit.

In summary, we believe that adoption of the shareholder proposal is not in the best interests of the Company or our shareholders, employees or clients. Existing disclosure of the Company’s practices regarding political contributions, which is consistent with applicable federal, state and local reporting requirements, already provides appropriate transparency of our political activities. Thus, we believe the proposal is duplicative and unnecessary, as a comprehensive system of reporting and accountability for political contributions already exists. Moreover, our own comprehensive system of internal controls, policies and management oversight ensures that our political activities are undertaken and disclosed in strict compliance with applicable laws and regulations. Given that the amount of our political contributions represents an insignificant and immaterial portion of our total annual revenues and total annual expenditures, we believe that implementation of the proposal would be overly burdensome and an unnecessary use of our resources that would not produce a commensurate benefit. Accordingly, after careful consideration, our Board of Directors does not believe that adoption of the shareholder proposal is in the best interests of the Company or our shareholders, employees or clients.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” PROPOSAL 5.

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INFORMATION REGARDING SECURITY HOLDERS

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table shows the number of shares of common stock beneficially owned by each director and nominee for election as director, by each of the Named Executive Officers, and by all directors and executive officers as a group as of June 2, 2014. The number of shares beneficially owned is determined under rules of the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual has either sole or shared voting power or investment power and also any shares that the individual has the right to acquire within sixty days through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power with respect to shares set forth in the following table.

Name	Beneficially Owned(1)		Number of Shares Share Units and Share Equivalents(2)	Total	Percent of Class
Paul J. Brown	3,200		23,187	26,387	*
William C. Cobb	1,595,811		11,766	1,607,577	*
Susan P. Ehrlich	11,901	(3)	-	11,901	*
Marvin R. Ellison	-		23,187	23,187	*
Robert A. Gerard	11,000		81,062	92,062	*
Thomas A. Gerke	117,793		-	117,793	*
Jason L. Houseworth	95,956	(4)	3,083	99,039	*
Delos. L. (“Kip”) Knight, III	36,071		-	36,071	*
David B. Lewis	28,000		50,101	78,101	*
Gregory J. Macfarlane	230,955		-	230,955	*
Victoria J. Reich	3,500	(5)	23,187	26,687	*
Bruce C. Rohde	10,000		35,290	45,290	*
Tom D. Seip	42,383		50,101	92,484	*
Christianna Wood	12,580		45,744	58,324	*
James F. Wright	10,000		23,187	33,187	*

All directors and executive officers as a group (15 persons)	2,449,351	(6)(7)(8)	369,897	2,807,347.3	1.02%

*	Does not exceed 1% based on shares of our common stock outstanding as of June 2, 2014, adjusted as required by the rules promulgated by the SEC.

(1)

Includes shares that on June 2, 2014 the specified person had the right to purchase as of July 31, 2014 pursuant to options granted in connection with the Company’s 1989 Stock Option Plan for Outside Directors, the 2003 Plan or the 2013 Plan, as follows: Mr. Cobb, 1,188,440 shares; Ms. Ehrlich, 3,809 shares; Mr. Gerke, 81,586 shares; Mr. Houseworth, 65,798 shares; Mr. Knight, 22,598 shares; Mr. Lewis, 24,000 shares; Mr. Macfarlane, 170,213 shares; and Mr. Seip, 32,000 shares. Also includes restricted share units that will vest between June 2, 2014 and July 31, 2014, as follows: Mr. Cobb, 95,394 restricted share units; Mr. Gerke, 7,146 restricted share units; Mr. Houseworth, 5,601 restricted share units; Mr. Knight, 1,226 restricted share units; and Mr. Macfarlane, 7,146 restricted share units. Also includes fiscal year 2012 performance share units and related dividend equivalents which vested on April 30, 2014 and were distributed in June 2014.

(2)

These amounts reflect share unit balances in the Company’s Deferred Compensation Plan for Directors, the Company’s Deferred Compensation Plan for Executives, the 2008 Deferred Stock Unit Plan for Outside Directors and/or the 2013 Plan. The value of the share units mirrors the value of the Company’s common stock. The share units do not have voting rights.

(3)

Ms. Ehrlich departed the Company after serving as President, Financial Services of the Company until August 2, 2013. The information provided with respect to Ms. Ehrlich’s holdings is to the best of the Company’s knowledge.

(4)	Includes 238 shares held in the 2000 Employee Stock Purchase Plan.
(5)	Ms. Reich shares voting and investment powers as to these shares.
(6)

Includes shares held by certain family members of such directors and officers or in trusts or custodianships for such members (directly or through nominees) in addition to 1,775,987 shares which such directors and officers have the right to purchase as of July 31, 2014 pursuant to options granted in connection with the Company’s stock option plans.

(7)	All shares are held with sole voting and investment powers unless otherwise noted.
(8)

Ms. Ehrlich departed the Company after serving as President, Financial Services of the Company until August 2, 2013; as such, she is not included in the total for directors and executive officers as a group.

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PRINCIPAL SECURITY HOLDERS

The following table sets forth the name, address and share ownership of each person or organization known to the Company to be the beneficial owner of more than 5% of the outstanding common stock of the Company.

Name and Address of Beneficial Owner	Shares Beneficially Owned		Percent of Common Stock Outstanding(1)
FMR LLC 245 Summer Street Boston, Massachusetts 02210	27,323,563	(2)	9.96%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	19,747,854	(3)	7.20%
Viking Global Investors LP 55 Railroad Avenue Greenwich, Connecticut 06830	17,570,779	(4)	6.40%

(1)	Applicable percentages based on shares of our common stock outstanding as of June 2, 2014.
(2)

Information as to the number of shares is as of December 31, 2013 and is furnished in reliance on the Schedule 13G of FMR LLC filed on February 14, 2014. The Schedule 13G indicates that the number of share beneficially owned includes 405,437 shares with sole voting power and 27,323,563 shares with sole dispositive power.

(3)

Information as to the number of shares is as of December 31, 2013 and is furnished in reliance on the Schedule 13G/A of The Vanguard Group, Inc. filed on February 11, 2014. The Schedule 13G/A indicates that the number of shares beneficially owned includes 453,976 shares with sole voting power, 19,333,360 shares with sole dispositive power, and 414,494 shares with shared dispositive power.

(4)

Information as to the number of shares is as of December 31, 2013 and is furnished in reliance on the Schedule 13G/A of Viking Global Investors LP and related entities filed on February 14, 2014. The Schedule 13G/A indicates that Viking Global Investors LP and related entities share voting and dispositive power as to all shares reported.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers, and beneficial owners of more than 10% of any class of the Company’s equity securities to file reports of ownership and changes in ownership of the Company’s common stock. To the best of the Company’s knowledge, all required reports were filed on time and all transactions by the Company’s directors and executive officers were reported on time.

REVIEW OF RELATED PERSON TRANSACTIONS

The Board has adopted a Related Party Transaction Approval Policy (the “Policy”), which is administered by the Company’s management and the Governance and Nominating Committee. Under the Policy, the Company’s management will determine whether a transaction meets the requirements of a Related Party Transaction as defined in the Policy. Upon such a determination, the Governance and Nominating Committee will review the material facts of the Related Party Transaction and either approve or ratify the transaction (subject to certain exceptions which are deemed pre-approved) taking into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than those generally available to an unaffiliated third party under the same or similar circumstances and the extent of the Related Party’s interest in the transaction. If advance approval of a Related Party Transaction is not feasible, the Governance and Nominating Committee must ratify the transaction at its next regularly scheduled meeting or the transaction must be rescinded. No director who is a Related Party with respect to a Related Party Transaction may participate in any discussion or approval of such transaction, except that the director must provide all material information concerning the transaction to the Governance and Nominating Committee.

A “Related Party Transaction” is any transaction, arrangement or relationship, or any series of transactions, arrangements or relationships in which the Company or any of its subsidiaries is a participant, the amount involved will or may be expected to exceed $120,000 in any fiscal year, and a Related Party has or will have a direct or indirect interest.

H&R Block, Inc.	| Notice of Annual Meeting of Shareholders and 2014 Proxy Statement	70

A “Related Party” under the Policy is any (i) executive officer as designated under Section 16 of the Exchange Act, director, or nominee for election as a director, (ii) greater than 5% beneficial owner of the Company’s common stock, or (iii) immediate family member of any of the foregoing.

The Company did not participate in any Related Party Transactions during fiscal year 2014, other than those transactions described in the “Compensation Disclosure and Analysis” section of this proxy statement.

SHAREHOLDER PROPOSALS AND NOMINATIONS

For a shareholder proposal to be considered for inclusion in the Company’s proxy statement for the 2015 annual meeting pursuant to Rule 14a-8 of the SEC, the Company must receive notice at our offices at One H&R Block Way, Kansas City, Missouri 64105, Attention: Corporate Secretary, on or before March 30, 2015. Applicable SEC rules and regulations govern the submission of shareholder proposals and our consideration of them for inclusion in next year’s proxy statement and form of proxy.

Pursuant to the Company’s Bylaws, for any business not included in the proxy statement for the 2015 annual meeting to be brought before the meeting by a shareholder, the shareholder must give timely written notice of that business to the Corporate Secretary. To be timely, the notice must be received between May 14, 2015 and June 13, 2015 (between 90 and 120 days before the one-year anniversary of the date on which the corporation held its annual meeting of shareholders the previous year). The notice must contain the information required by the Company’s Bylaws. Similarly, a shareholder wishing to submit a director nomination directly at an annual meeting of shareholders must deliver written notice of the nomination within the time period described in this paragraph and comply with the information and other requirements in our Bylaws relating to shareholder nominations.

A proxy may confer discretionary authority to vote on any matter at a meeting if we do not receive notice of the matter within the time frames described above. A copy of the Company’s Bylaws is available on our website at www.hrblock.com under the “For Investors” link, by clicking on the “Company” tab, and then “Corporate Governance,” or upon request to: H&R Block, Inc., One H&R Block Way, Kansas City, Missouri 64105, Attention: Corporate Secretary. The Chair of the meeting may exclude matters that are not properly presented in accordance with the foregoing requirements.

The Board of Directors knows of no other matters which will be presented at the meeting, but if other matters do properly come before the meeting, it is intended that the persons named in the proxy will vote according to their best judgment.

By Order of the Board of Directors,

SCOTT W. ANDREASEN

Vice President and Secretary

H&R Block, Inc.	| Notice of Annual Meeting of Shareholders and 2014 Proxy Statement	71

APPENDIX A – AMENDED AND RESTATED EXECUTIVE PERFORMANCE PLAN

Amended and Restated H&R Block Executive Performance Plan

(As Amended and Restated on [                    ], 2014)

Article 1.                 General.

Section 1.1             Purposes. The purposes of the H&R Block Executive Performance Plan (the “Plan”) are to attract and retain highly qualified individuals as executive officers; to obtain from each the best possible performance in order to achieve particular business objectives established for H&R Block, Inc. (the “Company”) and its subsidiaries; and to include in their compensation package a bonus component intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), which compensation would be deductible by the Company under the Code.

Section 1.2             Administration. The Plan shall be administered by the Compensation Committee of the Company’s Board of Directors (the “Committee”) consisting of at least two members, each of whom shall be an “outside director” within the meaning of Section 162(m) of the Code. The Committee shall adopt such rules and guidelines as it may deem appropriate in order to carry out the purpose of the Plan. All questions of interpretation, administration and application of the Plan shall be determined by a majority of the members of the Committee then in office, except that the Committee may authorize any one or more of its members, or any officer of the Company, to execute and deliver documents on behalf of the Committee. The determination of the majority shall be final and binding in all matters relating to the Plan. The Committee shall have authority to determine the terms and conditions of the Awards granted to eligible persons specified in Section 1.3 below.

Section 1.3             Eligibility. Awards may be granted only to employees of the Company or any of its subsidiaries who are at the level of Assistant Vice President or at a more senior level and who are selected for participation in the Plan by the Committee. A qualifying employee so selected shall be a “Participant” in the Plan.

Article 2.                 Awards.

Section 2.1              Awards. The Committee may grant annual performance-based awards (“Awards”) to Participants with respect to each fiscal year of the Company, a portion thereof, or any longer period as determined by the Committee (each such fiscal year, portion thereof, or other longer period to constitute a “Performance Period”), subject to the terms and conditions of the Plan. Awards shall be in the form of cash compensation. Within the earlier of the date on which 25% of the Performance Period has been completed and 90 days after the beginning of a Performance Period, the Committee shall establish (a) performance goals and objectives (“Performance Targets”) for the Company and the subsidiaries and divisions thereof for such Performance Period, (b) target awards (“Target Awards”) for each Participant, which shall be a specified dollar amount, and (c) schedules or other objective methods for determining the applicable performance percentage (“Performance Percentage”) to be multiplied by each portion of the Target Award to which a Performance Target relates in arriving at the actual Award payout amount pursuant to Section 2.4 (“Performance Schedules”). The Committee shall specify the Performance Targets applicable to each Participant for each Performance Period and shall further specify the portion of the Target Award to which each Performance Target shall apply. In no event shall a Performance Schedule include a Performance Percentage in excess of 200% of the Target Award.

Section 2.2              Performance Targets. Performance Targets established by the Committee each year shall be based on one or more variations of the following business criteria: (a) earnings before interest, taxes, depreciation and amortization, earnings before interest and taxes, or other measures of earnings, (b) revenues, (c) free cash flow, (d) sales of products, services or accounts, (e) numbers of income tax returns prepared or number of products or services sold, (f) margins, (g) earnings per share, (h) return on equity, (i) return on invested capital, and (j) stock performance or total shareholder return. For any Performance Period, Performance Targets may be measured on an absolute or relative basis, on an aggregate or per share basis, or by reference to an index or indices or other measures and may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, segments, lines of business, or operating units or with respect to continuing operations or on a consolidated basis) or the past or current performance of other companies (or a combination of such past and current performances). In all cases, the Committee will retains the ability to exercise negative discretion to reduce the actual Award payout based on subjective determinations or other objective performance metrics that may be established concurrently or at a later date.

Section 2.3             Employment Requirement. To be eligible to receive payment of an Award, the Participant must have remained in the continuous employ of the Company or its subsidiaries through the end of the applicable Performance Period or through the applicable payment date, as provided by the Committee, provided that, in the event the Participant’s employment terminates during the Performance Period due to death, disability or retirement, the Committee may, at its sole discretion, authorize the Company or the applicable subsidiary to pay in full or on a prorated basis an Award determined in accordance with Sections 2.4 and 2.5. For purposes of this Section 2.3, (a) “disability” shall be as defined in the employment practices or policies of the applicable subsidiary of the Company in effect at the time of termination of employment, and (b) “retirement” shall mean termination of employment with all subsidiaries of the Company by the Participant after either attainment of age 60 or attainment of age 55 and the completion of at least five (5) years of employment with the Company or its subsidiaries.

Section 2.4             Determination of Awards. In the manner required by Section 162(m) of the Code, the Committee shall, promptly after the date on which the necessary financial or other information for a particular Performance Period becomes available, certify the extent to which Performance Targets have been achieved. Using the Performance Schedules, the Committee shall determine the Performance Percentage applicable to each Performance Target and multiply the portion of the Target Award to which the Performance Target relates by such Performance Percentage in order to arrive at the actual Award payout for such portion.

At the time Target Awards are determined, the Committee may specify that the Performance Percentage attributable to any one or more portions of a Participant’s Target Award may not exceed the Performance Percentage attributable to any other portion of the Participant’s Target Award. In the event such specification is made, actual Award payouts shall be determined accordingly.

Section 2.5             Limitations on Awards. No Participant under the Plan may receive an Award that is greater than $3,000,000 for a 12-month Performance Period or a proportionate amount for a Performance Period longer or shorter than 12 months.

Section 2.6             Payment of Awards. Payment of Awards shall be made by the Company or the applicable employer subsidiary as soon as administratively practical following the certification by the Committee of the extent to which the applicable Performance Targets have been achieved and the determination of the actual Awards in accordance with Sections 2.4 and 2.5. All Awards under the Plan are subject to withholding, where applicable, for federal, state and local taxes. Awards otherwise payable hereunder may be paid on a deferred basis pursuant to the H&R Block, Inc. Deferred Compensation Plan for Executives, as amended, or pursuant to any other deferred compensation plan that may be implemented with Committee approval in compliance with the requirements of Code Section 409A and the regulations thereunder.

Section 2.7             Adjustment of Awards. In the event of the occurrence during the Performance Period of any recapitalization, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-off, combination, liquidation, dissolution, discontinuation, sale of assets, other similar corporate transaction or event, any changes in applicable tax laws or accounting principles, or any unusual, extraordinary or nonrecurring events (as described in Financial Accounting Standards Board Accounting Standards 225-20 “Extraordinary and Unusual Items” (or any successor provision) or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report on Form 10-K for the applicable fiscal year) involving the Company which distorts the performance criteria applicable to any Performance Target, the Committee shall adjust the calculation of the performance criteria and the applicable Performance Targets as is necessary to prevent reduction or enlargement of Participants’ Awards under the Plan for such Performance Period attributable to such transaction, change, or event. Such adjustments shall be conclusive and binding for all purposes.

Article 3.                 Miscellaneous.

Section 3.1             No Rights to Awards or Continued Employment. No employee of the Company or any of its subsidiaries shall have any claim or right to receive Awards under the Plan. Neither the Plan nor any action taken under the Plan shall be construed as giving any employee any right to be retained by the Company or any subsidiary of the Company.

Section 3.2             No Limits on Other Awards and Plans. Nothing contained in this Plan shall prohibit the Company or any of its subsidiaries from establishing other special awards or incentive compensation plans providing for the payment of incentive compensation to employees of the Company and its subsidiaries, including any Participants.

Section 3.3             Restriction on Transfer. The rights of a Participant with respect to Awards under the Plan shall not be transferable by the Participant other than by will or the laws of descent and distribution.

Section 3.4             Source of Payments. The Company and its subsidiaries shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. To the extent any person acquires any rights to receive payments hereunder from the Company or any of its subsidiaries, such rights shall be no greater than those of an unsecured creditor.

Section 3.5             Effective Date; Term; Amendment. The Plan is effective for any Award granted on or after May 1, 2015, subject to approval by the Company’s shareholders at the Company’s 2014 annual meeting of shareholders, and shall remain in effect until such time as it shall be terminated by the Board of Directors of the Company. The Board of Directors may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part; provided, however, Plan amendments may be conditioned on the Company’s shareholders’ approval to the extent the Board of Directors determines such approval is required by law or is desirable and necessary for Awards to qualify as “performance-based compensation” under Code Section 162(m).

Section 3.6             Prohibited or Unenforceable Provisions. Any provision of the Plan that is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of the Plan. Notwithstanding the foregoing, the Board of Directors may amend the Plan from time to time as set forth in Section 3.5.

Section 3.7            Section 162(m) Provisions. Any Awards made to “covered employees” within the meaning of Code Section 162(m) under the Plan shall be subject to the applicable restrictions imposed by Code Section 162(m) and the Treasury Regulations promulgated thereunder, notwithstanding any other provisions of the Plan to the contrary.

Section 3.8              Other Plans. Payments of Awards pursuant to the Plan shall not be treated as compensation for purposes of any other compensation or benefit plan, program or arrangement of the Company or any of its subsidiaries, unless either (a) such other plan’s definition of compensation includes payments made pursuant to the Plan or (b) the Board of Directors or the Committee so determines.

Section 3.9              Forfeiture. If the Company is required to file restated quarterly or annual financial statements due to the Company’s material noncompliance with generally accepted accounting principles or any financial reporting requirement under the securities laws, the Company shall recover from any Participant who is a current or former executive officer of the Company who received payment of an Award during the three-year period preceding the time period for which the Company is required to file an accounting restatement, based on erroneous data, the amount in excess of what would have been paid to the executive officer under the accounting restatement. Awards are also subject to the Company’s clawback policy set forth in the H&R Block, Inc. Corporate Governance Guidelines (as may be amended from time to time) and any successor or replacement policy thereto.

Section 3.10             Governing Law. The Plan and all rights and Awards hereunder shall be construed in accordance with and governed by the laws of the State of Missouri.

H&R BLOCK, INC. ONE H&R BLOCK WAY KANSAS CITY, MO 64105

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time on September 10, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by H&R Block, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time on September 10, 2014. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to H&R Block, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, to arrive no later than the closing of the polls on September 11, 2014.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M77011-P54642-Z63675	KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

H&R BLOCK, INC. The Board of Directors unanimously recommends you vote “FOR” all the director nominees listed below in Proposal 1:

1.	Election of Directors.	For	Against	Abstain
Nominees:

	1a. Paul J. Brown 1b. William C. Cobb	☐ ☐	☐ ☐	☐ ☐	The Board of Directors unanimously recommends you vote “FOR” the following Proposals 2-4:		For	Against	Abstain
	1c. Robert A. Gerard 1d. David Baker Lewis 1e. Victoria J. Reich 1f. Bruce C. Rohde 1g. Tom D. Seip 1h. Christianna Wood 1i. James F. Wright	☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐	2.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2015.	☐	☐	☐
					3.	Advisory approval of the Company’s named executive officer compensation.	☐	☐	☐
					4.	Approval of the Amended and Restated Executive Performance Plan.	☐	☐	☐
The Board of Directors unanimously recommends you vote “AGAINST” the following Proposal 5:
					5.	Shareholder proposal concerning political contributions, if properly presented at the meeting.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.				☐	NOTE: The appointed proxies will vote in their discretion on any other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. The Board of Directors has fixed the close of business on July 11, 2014 as the record date for determining shareholders of the Company entitled to receive notice of and vote at the meeting.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on September 11, 2014: The 2014 Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

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M77012-P54642-Z63675

One H&R Block Way
Kansas City, Missouri 64105

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD SEPTEMBER 11, 2014 AT 9:00 AM CENTRAL TIME

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders dated July 28, 2014 and accompanying Proxy Statement, and hereby appoints William C. Cobb, Thomas A. Gerke, and Scott W. Andreasen, and each of them, with full power of substitution, as proxies for and in the name of the undersigned to represent and to vote all shares of common stock of H&R BLOCK, INC., a Missouri corporation, that the undersigned is entitled to vote at the 2014 Annual Meeting of Shareholders to be held on September 11, 2014, at 9:00 a.m. Central time, and at any adjournment or postponement thereof, upon the matters set forth on the reverse side hereof, and in their discretion upon such other matters, if any, as may properly come before the meeting.

This Proxy, if signed and returned, will be voted as indicated. If this card is signed and returned without indication as to how to vote, the shares will be voted FOR Proposals 1-4 and AGAINST Proposal 5.

Any one of said proxies, or any substitutes, who shall be present and act at the meeting shall have all the powers of said proxies hereunder.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)